As filed with the Securities and Exchange Commission on September 12, 2022

Registration No. 333-263759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6153 (Primary Standard Industrial Classification Code Number)	36-4608739 (I.R.S. Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel M. Wallach

Chief Executive Officer

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

Telephone: (404) 322-6000

Facsimile: (404) 322-6050

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-224557) initially filed by the Registrant on May 1, 2018 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $70 million for sale pursuant to the Registrant’s offering, and included securities that remained unsold from the Issuer’s preceding Registration Statement on Form S-1 (File No. 333-203707) filed by the Registrant on April 29, 2015. Of the amount being registered by this Registration Statement, approximately $32 million of offering securities remain unsold from the Prior Registration Statement. This unsold amount is being carried forward to this Registration Statement and the filing fees paid with respect to the prior registration of the unsold securities is being used to offset filing fees that would otherwise be due in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of August 25, 2022, we have issued Notes with an aggregate principal amount of approximately $38 million under the Prior Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities described herein pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 12, 2022

$70,000,000 in Fixed Rate Subordinated Notes

Shepherd’s Finance, LLC is offering up to $70,000,000 in aggregate principal amount of our Fixed Rate Subordinated Notes (“Notes”) on a continuous basis. The initial minimum investment amount required is $500. From time to time, we may, however, change the minimum investment amount that is required. The maximum investment amount per investor is $1,000,000 aggregate principal amount, or $1,000,000 per Note, but a higher maximum investment amount may be approved on a case-by-case basis. As of August 28, 2022, we have issued Notes in our previous public offerings with an aggregate principal amount of approximately $80,062,000. The term “Notes,” as used throughout this prospectus, can mean both the Notes offered in this offering and Notes offered in prior or future offerings of the Company.

We issue the Notes in varying purchase amounts and maturities that we establish from time to time. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but annual interest rates as of the date of this prospectus are as follows: 6.5% for 12-month Notes; 7% for 24-month Notes; 6% for 36-month Notes; and 8% for 48-month Notes. See “Prospectus Summary — The Offering — Interest Rate.” Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

We may market our Notes in many ways, including but not limited to, publishing the then current features (e.g., the maturities and interest rates currently offered by us) of the Notes in advertising on the internet, newspapers, and through direct mail campaigns. At any time, you also may obtain the then applicable features of the Notes from our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information on our website is not a part of this prospectus. Any substantive change to the features of the Notes that does not constitute a fundamental change will be included in a Rule 424(b)(3) prospectus supplement.

We are offering the Notes directly, without an underwriter or placement agent, and on a continuous basis. We do not have to sell any minimum amount of Notes to accept and use the proceeds of this offering. Therefore, once you purchase a Note, we may immediately use the proceeds of your investment and your investment will be returned only if we repay your Note. We cannot assure you that all or any portion of the Notes we are offering will be sold. We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust, or similar account. The Notes are not listed on any securities exchange and there will not be any public trading market for the Notes. We have the right to reject any investment, in whole or in part, for any reason.

We may redeem any Note, in whole or in part, at any time prior to maturity, upon 30 to 60 days’ written notice, for a redemption price equal to the principal amount plus any earned but unpaid interest thereon to the date of redemption. Subject to certain restrictions, a holder of a Note with a 36-month maturity purchased on or after February 4, 2020 may require the Company to redeem all or a portion of such Note. Additionally, you may request early redemption of a Note purchased by you at any time on or after 180 calendar days after issuance of a Note, but we reserve the right to decline your request for any reason. If we grant your redemption request, we will mail you a payment equal to the principal amount plus any earned but unpaid interest to the date of redemption, minus a 180-day interest penalty. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. In the foregoing circumstances, the holder will not be subject to a holding period requirement or an interest penalty.

The Notes mature between one and four years from the date of issuance. Between 30 to 60 days prior to the maturity date, we will mail to you a letter notifying you of the upcoming maturity date. Upon maturity, principal and any earned but unpaid interest will be paid to you.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in the Notes. The Notes are our general unsecured obligations and are subordinated in right of payment to all of our present and future senior debt. As of June 30, 2022, we had approximately $45,088,000 in debt outstanding that ranks equal or senior to the Notes, including approximately $20,349,000 in Notes issued pursuant to our prior offerings of Notes. We expect to incur additional debt in the future, including, without limitation, the Notes offered pursuant to this prospectus and senior debt.

The Notes are not certificates of deposit or similar obligations guaranteed by any depository institution and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any governmental or private insurance fund, or any other entity. We do not contribute funds to a separate account such as a sinking fund to repay the Notes upon maturity.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 13 for significant factors you should consider before buying the Notes. The most significant risks include the following:

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.
●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.
●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.
●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.
●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.
●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.
●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.
●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.
●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.
●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

●	We have unfunded commitments to builders as of June 30, 2022. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.
●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.
●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.
●	Our Chief Executive Officer (who is also on our board of managers) and Executive Vice President will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.
●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commission (1)	Proceeds to Company (2)
Per Note	100%	None	100%
Total	$70,000,000	None	$70,000,000

(1)	The Notes are not being offered or sold pursuant to any underwriting or similar agreement, and no commissions or other remuneration will be paid in connection with their sale. The Notes will be sold at face value.
(2)	We will receive all of the net proceeds from the sale of the Notes, which, if we sell all of the Notes covered by this prospectus, we estimate will total approximately $69,298,000 after expenses.

The date of this prospectus is [__], 2022.

SUITABILITY STANDARDS

An investment in our Notes involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. This investment is not suitable for persons who seek liquidity or guaranteed income.

We have not established general suitability standards for investors in our Notes; however, certain states in which we intend to sell the Notes have established special suitability standards. Notes will be sold only to investors in these states who meet the special suitability standards set forth below:

●	For Alabama Residents – Notes will only be sold to residents of the State of Alabama representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the State of Alabama may not invest more than 10% of their liquid net worth in us or our affiliates.

●	For Alaska Residents – Notes will only be sold to residents of the State of Alaska representing that they have (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, or (ii) a minimum net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For California Residents – Notes will only be sold to residents of the State of California representing that they have (i) a gross income of $65,000 and net worth of $250,000, or (ii) a net worth of $500,000.

●	For Idaho and Kentucky Residents – Notes will only be sold to residents of the States of Idaho and Kentucky representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Indiana Residents – Notes will only be sold to residents of the State of Indiana representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For Iowa Residents – Notes will only be sold to residents of the State of Iowa representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Kansas Residents – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the Issuer and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles.

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●	For Maine Residents – The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

●	For Massachusetts and New Mexico Residents – It is required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors limit their aggregate investment in our Notes and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles. It is further required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors have (i) a net income of at least $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year, or (ii) an individual net worth, or joint net worth with that person’s spouse, in excess of $1,000,000, excluding the value of the person’s primary residence.

●	For Missouri Residents – No more than 10% of any one Missouri investor’s liquid net worth shall be invested in the Notes.

●	For North Dakota and Oregon Residents – Notes will only be sold to residents of the States of North Dakota and Oregon representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the States of North Dakota or Oregon may not invest more than 10% of their liquid net worth in the offering.

●	For Tennessee Residents – An investment by a Tennessee resident must not exceed ten percent (10%) of their liquid net worth.

●	For Vermont Residents – Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

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SHEPHERD’S FINANCE, LLC

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You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted.

QUESTIONS AND ANSWERS

Below we have provided some of the more frequently asked questions and answers relating to the offering of the Notes. Please see the “Prospectus Summary” and the remainder of the prospectus for more information about the offering of the Notes.

Q:	Who is Shepherd’s Finance, LLC?

A:	Shepherd’s Finance, LLC, along with our consolidated subsidiary, (“Shepherd’s Finance,” “we,” “our,” “us,” or the “Company”) is a finance company organized as a limited liability company in the State of Delaware. Our business is focused on commercial lending to participants in the residential construction and development industry. Our Chief Executive Officer (“CEO”), who is also on our board of managers, is Daniel M. Wallach. Mr. Wallach is responsible for overseeing our day-to-day operations. Our office is located in Jacksonville, Florida. As of June 30, 2022, we have 60 customers in 21 states. As of June 30, 2022, Mr. Wallach and his wife, directly or indirectly, own 80.7% of our outstanding common membership interests, which constitute our voting membership interests. Therefore, Mr. Wallach is able to exercise significant control over our business, including with respect to the composition of our board of managers. A manager may be removed by a vote of holders of 80% of our outstanding voting membership interests.

Q:	What are your primary business activities?

A:	We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user homeowner in mind). The loans are generally secured, and the collateral is the land, lots, and constructed items thereon, as well as additional collateral, as we deem appropriate. As of June 30, 2022, we had 226 construction loans in 21 states with 60 borrowers and 20 development loans in nine states with 14 borrowers. We intend to continue expanding our lending activity and further diversifying our loan portfolio.

Q:	What is your experience in this type of lending?

A:

Since 2011, we have extended and serviced commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. We have also extended rehab loans to homebuilders in instances when the lot has an existing home which is either removed or rehabilitated. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. We have originated approximately $311,382,000 of loans from December 2011 through June 2022. As of June 30, 2022, we had 226 construction loans in 21 states with 60 borrowers and 20 development loans in nine states with 14 borrowers.

Our CEO, Daniel M. Wallach, has been in the housing industry since 1985. For 11 years, he was the Chief Financial Officer of 84 Lumber Company (“84 Lumber”), a multi-billion dollar supplier of building materials to home builders. He also was responsible for 84 Lumber’s lending business for 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders, some of which were performed fully by 84 Lumber, and some of which were performed in partnership with banks. In general, both the creation of all loans and the resolution of defaulted loans were Mr. Wallach’s responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000 after deducting for loan losses. Through the years, Mr. Wallach managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for 84 Lumber’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

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Q:	Why will your potential customers want to borrow from you?

A:	While the number of housing starts dropped to historically low levels in 2007, they have been recovering since and there were approximately 1,130,000 new single family homes with construction started in the United States in 2021. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Inflation, Interest Rates, and Housing Starts.” However, during 2022, we expect that the housing market in most of the areas in which we do business will decline due to the impact of current economic conditions. While markets will probably weaken compared to where they were as of June 30, 2022, we anticipate losses incurred in principal related to COVID-19 will not continue, and the lower interest income due to nonperforming assets will continue to decrease in the remainder of 2022 as compared to the same periods in 2021. Short term interest rates as well as mortgage interest rates are expected to continue to rise. A continued rise in short term rates is likely to benefit the company as our competitors’ rates will rise faster than ours making us more competitive, but a continued rise in long term interest rates may negatively impact the housing industry as a whole. Many small-to-medium sized home builders can build homes for customers who have their own financing, but are unable to obtain or supply any or enough of their own financing to build speculative or model homes. The ability to have available either a speculative home or a model home can greatly increase the total number of homes a builder can sell per year, so despite the high cost of providing financing to builders today, we believe that there is a significant demand. Banks, which historically have been the most popular provider of financing for builders, are mostly not in that business today, or are in the business at a reduced level. We believe that this void in supply gives us the opportunity to profit in this niche business of providing financing to small-to-medium sized home builders. In addition, we believe that this is a good time to extend commercial loans to builders in the residential real estate market because many of our competitors have sustained losses due to the impact of the COVID-19 pandemic and, therefore, are currently reluctant to lend in this space.

Q:	What is the role of the Board of Managers?

A:	While our CEO and other executive officers are responsible for our day-to-day operations, our board of managers is responsible for governance over our business. Our board of managers is comprised of Daniel M. Wallach, who is also our CEO, and three independent managers, Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon.

Q:	What kind of offering is this and how many Notes are outstanding?

A:	We are offering up to $70,000,000 in Notes. As of June 30, 2022, we have approximately $20,349,000 of Notes outstanding, consisting of Notes issued pursuant to our prior offerings. We previously engaged in three public offering of Notes, the most recent of which terminated on [__], 2022. Notes issued in our prior offerings rank equally to the Notes offered in this offering.

Q:	How are the Notes sold?

A:	The Notes are offered directly by us without an underwriter or placement agent. We may market the Notes by advertisements on the internet, advertisements in local and/or national newspapers, roadway sign advertisements, or through direct mail campaigns and other miscellaneous media in states in which we have properly registered the offering or qualified for an exemption from registration.

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Q:	What are the proposed terms of the Notes you are offering?

A:	The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but annual interest rates as of the date of this prospectus are as follows: 6.5% for 12-month Notes; 7% for 24-month Notes; 6% for 36-month Notes; and 8% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

Q:	How is the interest rate determined?

A:	From time to time, we will establish the interest rate(s) we are offering for various maturities. By referring to the features (e.g., the maturities and interest rates) which are in effect at the time, you will see the interest rate(s) and maturities we are currently offering. The interest rate offered on the Notes depends on which maturity you select and is subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	5%	10%
24-Month	6%	10%
36-Month	3%	6%
48-Month	8%	12%

The interest rate on a Note purchased by you is fixed and will not change over the term of the Note.

Q:	What will you do with the proceeds raised from this offering?

A:	If all of the Notes offered by this prospectus are sold, we expect to receive approximately $69,298,000 in net proceeds (after deducting all costs and expenses associated with this offering). We intend to use substantially all of the net proceeds from this offering as follows and in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes, develop lots, or rehabilitate an older home on an existing lot;

○	to make distributions to equity owners, including distributions on our preferred equity;

○	for working capital and other corporate purposes provided, however, no more than 20% of the proceeds will be used for such purposes;

○	to purchase defaulted secured debt from financial institutions at a discount;

○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;

○	to purchase real estate, in which we will operate our business (one such purchase occurred in February 2017); and

○	to redeem Notes which we have decided to redeem prior to maturity.

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Q:	What is a Note?

A:	A Note is our promise to pay you a specified rate of interest for a specific period of time and to repay your principal investment upon maturity. The Notes are our general unsecured obligations and are subordinate in right of payment to all present and future senior debt. “Subordinated” means that if we are unable to pay our debts as they come due, all of the senior debt would be paid in full first. After the senior debt is paid in full, any remaining money would be used to repay the Notes and other subordinated debt that are equal to the Notes in priority. As of June 30, 2022, we had $24,739,000 in senior debt and approximately $24,341,000 in subordinated debt. We expect to incur debt in the future, including, but not limited to, more senior debt and the Notes offered pursuant to this offering.

Q:	What is an indenture?

A:	As required by United States federal law, the Notes will be governed by a document called an “indenture.” An indenture is a contract between us and a trustee. The main role of the trustee is to enforce your rights against us if we are in default of our obligations under the Notes. Defaults are described in this prospectus under “Description of Notes — Events of Default.” There are some limitations on the extent to which the trustee acts on your behalf. These limitations are described in this prospectus under “Description of Notes — Events of Default.”

The Notes will be issued under an indenture dated [__], 2022, between us and U.S. Bank Trust Company, National Association, as trustee. The indenture does not limit the principal amount of debt securities that we may issue under it. The indenture is governed by Delaware law and is qualified under the Trust Indenture Act of 1939.

Q:	Is my investment in the Notes insured or guaranteed?

A:	No, the Notes are:

●	NOT certificates of deposit with an insured financial institution;

●	NOT guaranteed by any depository institution; and

●	NOT insured by the FDIC or any governmental or private insurance fund, or any other person or entity.

The Notes are backed only by the faith and credit of our Company and our operations. You are dependent upon our ability to effectively manage our business to generate sufficient cash flow, including cash flow from our commercial lending activities, for the repayment of principal at maturity and the ongoing payment of interest on the Notes.

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Q:	How is interest calculated and paid to me?

A:	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Q:	If I elect to have interest on the Note paid in one lump sum at maturity, can I change my election later?

A:	Yes, we will allow you to change your election so that you receive monthly payments of earned and unpaid interest instead. You should contact us at (302) 752-2688 (30-ASK-ABOUT) or use our website, www.shepherdsfinance.com, to learn the steps you should take to change your election.

Q:	When do the Notes mature?

A:	The Notes will generally mature based on the maturity date you select at the time of purchase, unless the Company chooses to redeem your Note prior to its stated maturity or, in certain circumstances, you require us to redeem your Note prior to its stated maturity.

Q:	May I redeem a Note prior to maturity?

A:

Beginning 180 calendar days after the issuance date, you may request, in writing, that we redeem the Note. Your request, however, is subject to our consent and we may decline your request at our choosing. If we agree to your redemption request, a 180-day interest penalty will be imposed. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount and without any interest penalty, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption does not apply to the redemptions described in this paragraph. See the “Description of Notes — Additional Redemption Options for Notes” section of this prospectus for additional information.

Q:	What happens if I die prior to the maturity date?

A.	At the written request of the executor or administrator of your estate (or if your Note is held jointly with another investor, the joint owner of your Note), we will redeem any Note at any time after death. The redemption price will be equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such request as soon as reasonably possible based on our cash position at the time and our then current cash needs, but generally within two weeks of the request. It is possible that the subordination provisions in the indenture may restrict our ability to honor your request.

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Q:	Can you force me to redeem my Note?

A:	Yes. At any time, we may call all or a portion of your Note for redemption. We will give you 30 to 60 days’ notice of the mandatory redemption and repay your Note for a price equal to the principal amount plus earned but unpaid interest to the day we repay your Note.

Q:	Are there any JOBS Act considerations?

A.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (iii) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	What are some of the significant risks of my investment in the Notes?

A:	You should carefully read and consider all risk factors beginning on page 13 of this prospectus prior to investing. A summary of the principal risk factors we face is also contained in the “Summary of Principal Risk Factors” section of this prospectus.

Q:	How do I purchase a Note?

A.

You may purchase a Note from us by visiting our website at www.shepherdsfinance.com and following the instructions under the heading “Investors” and then “Our Investment Process” or by calling (302) 752-2688 (30-ASK-ABOUT) to request a copy of the prospectus along with an investment application. Upon receipt of your application and investment check and the acceptance and posting of your investment, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount of your Note.

We reserve the right to reject any investment. Among other reasons, we may reject an investment if the information in your investment application is incorrect or incomplete, or if the interest rate or maturity you have selected has not been offered by us in the past seven calendar days for your desired investment amount at the time we receive your investment documents.

Q:	Whom may I contact for more information?

A:	You can obtain additional copies of this prospectus and review the established features of the Notes at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should contact your own investment, tax, and other financial advisors.

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PROSPECTUS SUMMARY

This summary highlights selected information, most of which was not otherwise addressed in the “Questions and Answers” section of this prospectus. For more information about us, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” the consolidated financial statements and other consolidated financial data, any related prospectus supplement, and the documents we have referred you to in the “Where You Can Find More Information” section. There will be no trading market for the Notes, so you will not be able to use the money you invest until the maturity or other repayment of the Note. Your right to be repaid prior to maturity is at our sole discretion, except upon your death and except for holders of certain 36-month Notes.

Our Company and Our Business

Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. We are organized as a Delaware limited liability company and our operations are governed pursuant to our limited liability company agreement.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, purchase real estate in which we will operate our business (one such purchase occurred in February 2017), and conduct other business related to or in coordination with extending loans to homebuilders and developers. Our investment policies may be amended or changed at any time by our board of managers.

We had $54,085,000 and $46,943,000 in loan assets as of June 30, 2022 and December 31, 2021, respectively. As of June 30, 2022, we had 226 construction loans in 21 states with 60 borrowers and 20 development loans in nine states with 14 borrowers. As of June 30, 2022, five of the development loans are with a borrower in Pittsburgh, Pennsylvania. We have various sources of capital, detailed below:

(All dollar [$] amounts shown in table in thousands.)	June 30, 2022	December 31, 2021
Capital Source
Purchase and sale agreements and other secured borrowings	$22,051	$19,165
Secured line of credit from affiliates	344	859
Unsecured line of credit (senior)	1,250	1,250
Unsecured Notes through our Notes Program, gross	20,349	20,636
Other unsecured debt	5,086	6,193
Preferred equity, Series C units	5,462	5,014
Preferred equity, Series B units	1,860	1,720
Common equity	87	(130)

Total	$56,489	$54,707

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Economic and Industry Dynamics

We found a niche in the home construction financing industry, to become the lender of choice or secondary lender to residential homebuilders during the absence of sufficient lending at the homebuilder’s local financial institution or community bank. Our customers increase their sales and profits by borrowing from us and, in return we generate positive returns on secured loans we make to them.

Risk and Mitigation

We believe that while creating speculative construction loans is a high-risk venture, the reduction in competition, the differences in our lending versus typical small bank lending, and our loss mitigation techniques will all help this to continue to be a profitable business.

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio, or LTV, between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows from our loans;

●	Paying major subcontractors and suppliers directly, which reduces the frequency of liens on the property (liens generally hurt the net realized value of loss mitigation techniques);

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, the LTV, and the yield.

The Offering

Securities Offered	We are offering up to $70,000,000 in aggregate principal amount of our Notes in this public offering (the “Notes Program”). The Notes will be governed by an indenture between us and U.S. Bank Trust Company, National Association, as trustee. The Notes will not have the benefit of a sinking fund and will not be guaranteed by the FDIC or any governmental or private insurance fund, or any other person or entity.

Minimum Investment (in whole dollars)	A minimum investment of $500 is required.

Maximum Investment (in whole dollars)	The maximum investment is $1,000,000 per Note, or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis.

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Interest Rate	Various rates will be offered by us from time to time, which will be impacted by the maturity selected by you (see “Maturity,” below), and will be subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	5%	10%
24-Month	6%	10%
36-Month	3%	6%
48-Month	8%	12%

The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary within the predetermined interest rate ranges, but annual interest rates as of the date of this prospectus are as follows: 6.5% for 12-month Notes; 7% for 24-month Notes; 6% for 36-month Notes; and 8% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment your interest rate will be fixed throughout the duration of your investment.

Payment of Interest	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Maturity	Ranging from 12 months to 48 months from the date of issuance.

Redemption by You	Subject to our agreement in our sole discretion, you may request that we redeem a Note purchased by you at any time beginning 180 calendar days after the issuance date, with a 180-day interest penalty. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the interest penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount and without any interest penalty, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption does not apply to the redemptions described in this paragraph. See the “Description of Notes — Additional Redemption Options for Notes” section of this prospectus for additional information.

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Redemption in the Event of Death	Unless the subordination provisions in the indenture restrict our ability to make the redemption, at the written request of the executor or administrator of your estate (or if your Note is jointly held with another investor, at the written request of your joint investor), we will redeem the Note at any time after death for a redemption price equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such redemption request as soon as reasonably possible, based on our then current cash position and needs, but generally within two weeks of the request.

Redemption by Us	At any time we may call your Note for redemption upon 30 to 60 days’ notice. The redemption price will be equal to the principal amount plus accrued and unpaid interest to the date of the redemption.

Subordination	The Notes are subordinated, in all rights to payment and in all other respects, to all of our senior debt. Senior debt includes, without limitation, all of our bank debt, our secured lines of credit from affiliates, our unsecured line of credit, senior subordinated debt, and any debt we obtain in the future. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment would be made on the Notes.

Events of Default	Under the indenture, an event of default is generally defined as (1) a default in the payment of principal or interest on the Notes that is not cured for 30 days, (2) bankruptcy or insolvency, or (3) our failure to comply with provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after the receipt of a specific notice.

Transfer Restrictions	Transfer of a Note is effective only upon the receipt of valid transfer instructions from the Note holder of record.

Trustee	U.S. Bank Trust Company, National Association.

Plan of Distribution	This offering is being conducted directly by us, without any underwriter or placement agent.

Charitable Match Program	We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest, we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.

Risk Factors	See “Risk Factors” beginning on page 13 and other information included in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before investing in the Notes.

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SUMMARY OF PRINCIPAL RISK FACTORS

Below is a summary of the principal risk factors we face. Please read it carefully and refer to the more detailed descriptions of the risk factors in the “Risk Factors” section of this prospectus.

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.

●	If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

●	Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

●	If a large number of our current and prospective borrowers are unable to repay their loans within a normal average number of months, we will experience a significant reduction in our income and liquidity, and may not be able to repay the Notes as they become due. Due to the impact from COVID-19, some of our borrowers have been unable to repay their loans within a normal average number of months and it is possible that additional borrowers may also be unable to repay their loans within a normal average number of months.

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●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

●	We have unfunded commitments to builders as of June 30, 2022. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

●	Payment on the Notes is subordinate to the payment of our outstanding present and future senior debt, if any. Since there is no limit to the amount of senior debt we may incur, our present and future senior debt may make it difficult to repay the Notes.

●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

●	Our Chief Executive Officer (who is also on our board of managers) and Executive Vice President will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.

●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

12

RISK FACTORS

Our operations and your investment in the Notes are subject to a number of risks. You should carefully read and consider these risks, together with all other information in this prospectus, before you decide to buy the Notes. If any of these risks occur in the future, our business, consolidated financial condition, operating results, and cash flows and our ability to repay the Notes could be materially adversely affected.

Risks Related to Our Offering and Business

Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

Our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity. Therefore, you are dependent upon our ability to manage our business and generate adequate cash flows. If we are unable to generate sufficient cash flow to repay our debts, you could lose your entire investment.

The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

The Notes may not be a suitable investment for you, and we advise you to consult with your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes. The characteristics of the Notes, including the maturity and interest rate, may not satisfy your investment objectives. The Notes may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience, and other factors. Before deciding whether to purchase Notes, you should consider your investment allocation with respect to the amount of your contemplated investment in the Notes in relation to your other investments and the diversity of those holdings. If you cannot afford to lose all of your investment, you should not invest in these Notes.

There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

The Notes are not listed on a national securities exchange or authorized for quotation on the Nasdaq stock market, or any securities exchange. The Notes do not have a CUSIP identification number. There is no trading market for the Notes. It is unlikely that the Notes will be able to be used as collateral for a loan. Except as described elsewhere in this prospectus, you have no right to require redemption of the Notes. You should only purchase these Notes if you do not have the need for your money prior to the maturity of the Note.

You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

The Notes are being offered by our Executive Vice President of Operations without an underwriter or placement agent. Therefore, you will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company. Accordingly, you should consult your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes.

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Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

Developers and homebuilders to whom we may make loans use the proceeds of our loans to develop raw land into residential home lots and construct homes. The developers obtain the money to repay our development loans by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. A developer’s ability to repay our loans is based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes.

The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as:

●	employment level and job growth;

●	demographic trends, including population increases and decreases and household formation;

●	availability of financing for homebuyers;

●	interest rates;

●	affordability of homes;

●	consumer confidence;

●	levels of new and existing homes for sale, including foreclosed homes and homes held by investors and speculators; and

●	housing demand generally.

These conditions may occur on a national scale or may affect some of the regions or markets in which we operate more than others.

We generally lend a percentage of the values of the homes and lots. These values are determined shortly prior to the lending. If the values of homes and lots in markets in which we lend drop fast enough to cause the builders losses that are greater than their equity in the property, we will be forced to liquidate the loan in a fashion which will cause us to lose money. If these losses when combined and added to our other expenses are greater than our revenue from interest charged to our customers, we will lose money overall, which will hurt our ability to pay interest and principal on the Notes. Values are typically affected by demand for homes, which can change due to many factors, including but not limited to, demographics, interest rates, the overall economy, which can be impacted by outbreaks of communicable illnesses, including the ongoing COVID-19 pandemic, cost of building materials and labor, availability of financing for end-users, inventory of homes available and governmental action or inaction. If there is a tightening of the credit markets, it would be more difficult for potential homeowners to obtain financing to purchase homes. If housing prices decline or sales in the housing market decline, our customers may have a hard time selling their homes at a profit. This could cause the amount of defaulted loans that we will own to increase. An increase in defaulted loans would reduce our revenue and could lead to losses on our loans. A decline in housing prices will further increase our losses on defaulted loans. If the amount of defaulted loans or the loss per defaulted loan is large enough, we will operate at a loss, which will decrease our equity. This could cause us to become insolvent, and we will not be able to pay back your principal and interest on the Notes.

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We face risks related to an epidemic, pandemic or other health crisis, such as the novel coronavirus (COVID-19 pandemic), which could have a material adverse effect on our business, financial condition, liquidity, results of operations, and prospects.

We face risks related to an epidemic, pandemic, or other health crisis. COVID-19 has spread globally and the pandemic has caused significant disruptions to the economy. We have been impacted and continue to face risks related to COVID-19, which has caused disruptions to the economy and in all of the markets in which we lend. Our operating results depend significantly on the homebuilding industry. The pandemic may cause decreases in demand for the sales of homes in those areas and others in the future, which could negatively affect our homebuilding customers and their ability to repay our loans. In such event, our business, financial condition, liquidity, results of operations, and prospects could be adversely impacted, including our ability to repay our Notes. The ultimate extent of the impact of the COVID-19 pandemic on our business, financial condition, liquidity, results of operations, and prospects will depend on future developments, which are highly uncertain and cannot be predicted, including the effectiveness of vaccines against COVID-19 and its variants, public adoption rates of vaccines, and the uncertainty of new variants of the virus, among others. As we emerge from the pandemic, housing trends may shift in a negative direction in some or all of our markets.

As a result of the potential impact of COVID-19, we suspended originations of new loans as of March 20, 2020 in order to maintain our liquidity and based on our expectation that home values would likely decrease in the near future. We initially told all of our borrowers that we would fund all loans where the underlying home was already under construction, and advised them to build as quickly as possible to bring the homes on the market as soon as possible. For loans where the borrower had not yet begun construction of the underlying home, we initially told them that we would not fund construction and they should therefore not start construction.

On May 7, 2020, we made the decision to reopen lending under normal, pre-COVID-19 terms for a limited group of certain of its customers. In addition, the decision was made to allow rehab loans to builders at terms that are less conservative than those established in April 2020 but more conservative than terms prior to the arrival of COVID-19. At that point, we were offering normal terms to approximately 40% of our customers, and restricted terms to approximately 60% of its customers. In the second half of 2020 we slowly increased the percentage of customers with normal terms to near 100% by the end of the year. The initial negative impact of COVID-19 can be seen in our financial statements, predominantly in 2020.

Due to the continued cases of the COVID-19 pandemic, there are still economic uncertainties that could negatively impact net income (loss). Other financial impacts could occur though such potential impact is unknown at this time.

The homebuilding industry could experience adverse conditions, and the industry’s implementation of strategies in response to such conditions may not be successful.

The United States homebuilding industry experienced a significant downturn beginning in 2007. During the course of the downturn, many homebuilders focused on generating positive operating cash flow, resizing and reshaping their product for a more price-conscious consumer and adjusting finished new home inventories to meet demand, and did so in many cases by significantly reducing the new home prices and increasing the level of sales incentives. Notwithstanding these strategies, homebuilders continued to experience an elevated rate of sales contract cancelations, as many of the factors that affect new sales and cancelation rates are beyond the control of the homebuilding industry. Although the homebuilding industry has experienced positive gains over the last decade, there can be no assurance that these gains will continue, and these gains may be impacted if negative economic conditions occur as a result of COVID-19, or if there is a negative impact on the homebuilding industry’s expectations for future home sales. The homebuilding industry could suffer similar, or worse, adverse conditions in the future. Decreases in new home sales would increase the likelihood of defaults on our loans and, consequently, reduce our ability to repay your investment in the Notes.

We have $54,085,000 of loan assets as of June 30, 2022. A 35% reduction in total collateral value would reduce our earnings and net worth by $3,105,000. Larger reductions would result in lower earnings and lower net worth.

As of June 30, 2022, we had $54,085,000 of loan assets on our books. These assets are recorded on our balance sheet at the lower of the loan amount or the value of the collateral after deduction for expected selling expenses. A reduction in the value of the underlying collateral could result in significant losses. A 35% reduction, for instance, would result in a $3,105,000 loss. Accordingly, our business is subject to risk of a loss of a portion of our Note holders’ investments if such a reduction were to occur.

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We have $8,938,000 of development loan assets as of June 30, 2022, which unlike our construction loans, are long term loans. This longer duration as well as the nature of collateral (raw ground and lots) creates more risk for that portion of our portfolio.

Development loans are riskier than construction loans for two reasons: the duration of the loan and the nature of the collateral. The duration (being three to five years as compared to generally less than one year on construction loans) allows for a greater period of time over which the collateral value could decrease. Also, the collateral value of development loans is more likely to change in greater percentages than that of built homes. For example, during a 70% reduction in housing starts, newly completed homes still have value, but lots may be worthless. This added risk to this portion of our portfolio adds risk to our investors as our net worth would be significantly impacted by losses.

Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

As of June 30, 2022, 30% of our outstanding loan commitments consisted of loans made to Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, both of which are owned by Mark Hoskins (collectively all three parties are referred to herein as the “Hoskins Group”). We refer to the loans to the Hoskins Group as the “Pennsylvania Loans.” The Hoskins Group is concentrated in the Pittsburgh, Pennsylvania market. The Hoskins Group also has a preferred equity interest in us, and in January 2021 we invested approximately $500,000 in Series A Preferred Units in Benjamin Marcus Homes, LLC. Therefore, currently, we are reliant upon a single developer and homebuilder who is concentrated in a single city, for a significant portion of our revenues and a portion of our capital. Any event of bankruptcy, insolvency, or general downturn in the business of this developer and homebuilder or in the Pittsburgh housing market generally will have a substantial adverse financial impact on our business and our ability to pay back your investments in the Notes in the long term. Adverse conditions affecting the local housing market could include, but are not limited to, declines in new housing starts, declines in new home prices, declines in new home sales, increases in the supply of available building lots or built homes available for sale, increases in unemployment, and unfavorable demographic changes. One of our independent managers, Gregory L. Sheldon, also serves an advisor to the Hoskins Group and, consequently, Mr. Sheldon may face conflicts of interest in the advice that he provides to us and the Hoskins Group, including if any such adverse condition were to materialize.

Also, as of June 30, 2022, 5% of our outstanding loan commitments consisted of loans made to a customer in Orlando, Florida.

We have foreclosed assets as of June 30, 2022, which unlike our loans, are recorded on our balance sheet at the value of the collateral, net of estimated selling expenses.

A reduction in the value of the underlying collateral of our foreclosed assets could result in significant losses. For example, a 35% reduction in the value of the underlying collateral (net of estimated selling expenses) would result in a $303,000 loss. Our business is subject to increased risk of not being able to repay timely your investment in the Notes if such a reduction were to occur.

Increases in interest rates, reductions in mortgage availability, or increases in other costs of home ownership could prevent potential customers from buying new homes and adversely affect our business and financial results.

Most new home purchasers finance their home purchases through lenders providing mortgage financing. Immediately prior to 2007, interest rates were at historically low levels and a variety of mortgage products were available. As a result, home ownership became more accessible. The mortgage products available included features that allowed buyers to obtain financing for a significant portion or all of the purchase price of the home, had very limited underwriting requirements or provided for lower initial monthly payments. Accordingly, more people were qualified for mortgage financing.

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Since 2007, the mortgage lending industry has experienced significant instability, beginning with increased defaults on subprime loans and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. This, in turn, resulted in a decline in the market value of many mortgage loans and related securities. Lenders, regulators and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in those years. Credit requirements tightened, and investor demand for mortgage loans and mortgage-backed securities declined. In general, fewer loan products, tighter loan qualifications, and a reduced willingness of lenders to make loans make it more difficult for many buyers to finance the purchase of homes. These factors served to reduce the pool of qualified homebuyers and made it more difficult to sell to first-time and move-up buyers.

Mortgage rates may rise significantly over the next several years. In addition, interest rates have several impacts on our business. First, rates affect housing (starts, home size, etc.). High long-term interest rates may decrease housing starts, having the effects listed above. We can see this impact now as housing starts recently dropped by 20%. Higher interest rates will also affect our investors. We believe that there will be a spread between the rate our Notes yield to our investors and the rates the same investors could get on deposits at FDIC insured institutions. We also believe that the spread may need to widen if these rates rise. For instance, if we pay 7% above average CD rates when CDs are paying 0.5%, when CDs are paying 3%, we may have to have a larger than 7% difference. This may cause our lending rates, which are based on our cost of funds, to be uncompetitive. While the prime rate and fed funds rate have increased significantly in 2022, the CD rates, while increasing, have not increased as much. High interest rates may also increase builder defaults, as interest payments may become a higher portion of operating costs for the builder. Further, we use U.S. treasury rates to approximate CD rates, however in the current environment, this is less accurate than in most years. Both short- and long-term interest rates have risen slightly but are generally low historically. For further discussion of U.S. treasury rates and how we use them, please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Inflation, Interest Rates, and Housing Starts” section of this prospectus.

A reduction in the demand for new homes may reduce the amount and price of the residential home lots sold by the developers and homebuilders to which we loan money and/or increase the amount of time such developers and homebuilders must hold the home lots in inventory. These factors increase the likelihood of defaults on our loans, which would adversely affect our business and consolidated financial results.

Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher-than-average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.

Our primary business is extending commercial construction loans to homebuilders, along with some loans for land development. These loans are considered higher risk because the ability to repay depends on the homebuilder’s ability to sell a newly built home. These homes typically are not sold by the homebuilder prior to commencement of construction. Therefore, we may have a higher risk of loan default among our customers than other commercial lending companies. If we suffer increased loan defaults in any given period, our operations could be materially adversely affected, and we may have difficulty making our principal and interest payments on the Notes.

Our underwriting standards and procedures are more lenient than conventional lenders.

We invest in loans with borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those higher credit standards. Because we generally approve loans more quickly than some other lenders or providers of capital, there may be a risk that the due diligence we perform as part of our underwriting procedures will not reveal the need for additional precautions. If so, the interest rate that we charge and the collateral that we require may not adequately protect us or generate adequate returns for the risk undertaken.

If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

We do not have an employment agreement with any of our employees and cannot guarantee that they will remain affiliated with us. Although we have purchased key person life insurance on our Chief Executive Officer, we do not have key person insurance on any of our other employees. If any of our key employees were to cease their affiliation with us, our consolidated operating results could suffer. We believe that our future success depends, in part, upon our ability to hire and retain additional personnel. We cannot assure you that we will be successful in attracting and retaining such personnel, which could hinder our ability to implement our business plan.

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Employee misconduct could harm us by subjecting us to monetary loss, significant legal liability, regulatory scrutiny, and reputational harm.

Our reputation is critical to maintaining and developing relationships with our existing and potential customers and third parties with whom we do business. There is a risk that our employees could engage in misconduct that adversely affects our business. For example, if an employee were to engage - or be accused of engaging - in illegal or suspicious activities including fraud or theft, we could suffer direct losses from the activity, and in addition we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial condition, customer relationships, and ability to attract future customers or employees. Employee misconduct could prompt regulators to allege or to determine based upon such misconduct that we have not established adequate supervisory systems and procedures to inform employees of applicable rules or to detect and deter violations of such rules. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on our reputation and our business.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third-party vendors, including as a result of cyber-attacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and customer and investor data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Certain of our software and technology systems have been developed internally and may be vulnerable to unauthorized access or disclosure. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber-attacks.

Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our customers’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our business and customers, or cyber-attacks or security breaches of the networks or systems, could result in regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded.

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We are susceptible to customer fraud, which could cause us to suffer losses on our loan portfolio.

Because most of our customers do not publicly report their financial condition and therefore typically are not required to be audited on a regular basis, we are susceptible to a customer’s fraud, which could cause us to suffer losses on our loan portfolio. The failure of a customer to accurately report its financial position, compliance with loan covenants, or eligibility for additional borrowings could result in our providing loans that do not meet our underwriting criteria, defaults in loan payments, and the loss of some or all of the principal of a particular loan or loans. Customer fraud can come in other forms, including but not limited to fraudulent invoices for work done, appraisal fraud, and fraud related to inspections done by third parties.

We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

The loan purchase and sale agreements we entered into have allowed us to increase our loan assets and debt. If loans that we create have significant losses, the benefit of larger balances can be outweighed by the additional loan losses. Also, while these transactions are booked as secured financing, they are not lines of credit. Accordingly, we will have increased our loan balances without increasing our lines of credit, which can cause a decrease in liquidity. One solution to this liquidity problem is having idle cash for liquidity, which then could reduce our profitability. If either of these problems is persistent and/or significant, our ability to pay interest and principal on our Notes may be impaired.

Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

We expect to use the proceeds from this offering for purposes detailed in the “Questions and Answers” and “Use of Proceeds” sections. Because no specific allocation of the proceeds is required in the indenture, our management will have broad discretion in determining how the proceeds of the offering will be used.

Additional competition may decrease our profitability, which would adversely affect our ability to repay the Notes.

We may experience increased competition for business from other companies and financial institutions that are willing to extend the same types of loans that we extend at lower interest rates and/or fees. These competitors also may have substantially greater resources, lower cost of funds, and a better-established market presence. If these companies increase their marketing efforts to our market niche of borrowers, or if additional competitors enter our markets, we may be forced to reduce our interest rates and fees in order to maintain or expand our market share. Any reduction in our interest rates, interest income, or fees could have an adverse impact on our profitability and our ability to repay the Notes.

Our real estate loans are illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

The real estate loans we currently hold and intend to extend are illiquid. As a result, our ability to sell under-performing loans in our portfolio or respond to changes in economic, financial, investment, and other conditions may be very limited. We cannot predict whether we will be able to sell any real estate loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a loan. The relative illiquidity of our loan assets may impair our ability to generate sufficient cash to make required interest and principal payments on the Notes.

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Our systems and procedures might be inadequate to handle our potential growth. Failure to successfully improve our systems and procedures would adversely affect our ability to repay the Notes.

We may experience growth that could place a significant strain upon our operational systems and procedures. Initially, all of our computer systems used electronic spreadsheets and we utilized other methods that a small company would use. Over time, we added a loan document system which many banks use to produce closing documents for loans. In 2018, we replaced our previous electronic spreadsheet system for Notes investors with a proprietary system. In addition, in 2019, we replaced our loan asset tracking system with a new proprietary system. In 2021 we replaced our loan production systems with a new proprietary system. If any of these systems fail, it could have a material adverse effect on our business, financial condition, results of operations, and, ultimately, our ability to repay principal and interest on the Notes.

If we do not meet the requirements to maintain effective internal controls over financial reporting, our ability to raise new capital will be harmed.

If we do not maintain effective internal controls over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, then it could result in delaying future SEC filings or future offerings. If future SEC filings or future offerings are delayed, it could have an extreme negative impact on our cash flow causing us to default on our obligations, including on the Notes.

We are required to devote resources to comply with various provisions of the Sarbanes-Oxley Act, including Section 404 relating to internal controls testing, and this may reduce the resources we have available to focus on our core business.

Pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules adopted by the SEC and the Public Company Accounting Oversight Board, or PCAOB, our management is required to report on the effectiveness of our internal controls over financial reporting. We may encounter problems or delays in completing any changes necessary to our internal controls over financial reporting. Among other things, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Any failure to comply with the various requirements of the Sarbanes-Oxley Act may require significant management time and expenses and divert attention or resources away from our core business. In addition, we may encounter problems or delays in completing the implementation of any requested improvements provided by our independent registered public accounting firm.

We are subject to risk of significant losses on our loans because we do not require our borrowers to insure the title of their collateral for our loans.

It is customary for lenders extending loans secured by real estate to require the borrower to provide title insurance with minimum coverage amounts set by the lender. We do not require most of our homebuilders to provide title insurance on their collateral for our loans to them. This represents an additional risk to us as the lender. The homebuilder may have a title problem which normally would be covered by insurance, but may result in a loss on the loan because insurance proceeds are not available.

The collateral securing our real estate loans may not be sufficient to pay back the principal amount in the event of a default by the borrowers.

In the event of default, our real estate loan investments are generally dependent entirely on the loan collateral to recover our investment. Our loan collateral consists primarily of a mortgage on the underlying property. In the event of a default, we may not be able to recover the premises promptly and the proceeds we receive upon sale of the property may be adversely affected by risks generally related to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values, increases in interest rates, real estate tax rates and other operating expenses including energy costs, changes in governmental rules, regulations and fiscal policies (including environmental legislation), acts of God, and other factors which are beyond our or our borrowers’ control. Current market conditions may reduce the proceeds we are able to receive in the event of a foreclosure on our collateral. Our remedies with respect to the loan collateral may not provide us with a recovery adequate to recover our investment.

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If a large number of our current and prospective borrowers are unable to repay their loans within a normal average number of months, we will experience a significant reduction in our income and liquidity, and may not be able to repay the Notes as they become due.

Construction loans that we extend are expected to be repaid in a normal average number of months, typically nine months, depending on the size of the loan. Development loans are expected to last for many years. We have interest paid on a monthly basis, but also charge a fee which will be earned over the life of the loan. If these loans are repaid over a longer period of time, the amount of income that we receive on these loans expressed as a percentage of the outstanding loan amount will be reduced, and fewer loans with new fees will be able to be made, since the cash will not be available. This will reduce our income as a percentage of the Notes, and if this percentage is significantly reduced it could impair our ability to pay principal and interest on the Notes.

Our cost of funds is substantially higher than that of banks.

Because we do not offer FDIC insurance, and because we want to grow our Notes Program faster than most banks want to grow their CD base, our Notes offer significantly higher rates than bank CDs. Our cost of funds is higher than banks’ cost of funds due to, among other factors, the higher rate that we pay on our Notes and other sources of financing. This may make it more difficult for us to compete against banks when they rejoin our niche lending market in large numbers. This could result in losses which could impair or eliminate our ability to pay interest and principal on our outstanding Notes.

We are subject to the general market risks associated with real estate construction and development.

Our financial performance depends on the successful construction and/or development and sale of the homes and real estate parcels that serve as security for the loans we make to homebuilders and developers. As a result, we are subject to the general market risks of real estate construction and development, including weather conditions, the price and availability of materials used in construction of homes and development of lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects.

Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions, and are not subject to periodic compliance examinations by federal or state banking regulators. For example, we will not be well diversified in our product risk, and we cannot benefit from government programs designed to protect regulated financial institutions. Therefore, an investment in our Notes does not have the regulatory protections that the holder of a demand account or a certificate of deposit at a bank does. The return on any Notes purchased by you is completely dependent upon our successful operations of our business. To the extent that we do not successfully operate our business, our ability to pay interest and principal on your Notes will be impaired.

We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

At any time, we may redeem all or a portion of the outstanding Notes purchased by you prior to their maturity. In the event we redeem any part or all of your Notes early, you would have the risk of reinvesting the proceeds at the then-current market rates, which may be higher or lower.

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We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We will remain an “emerging growth company” until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenues of $1.07 billion or more, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (3) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (4) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the PCAOB which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies, or (5) hold shareholder advisory votes on executive compensation.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We are exposed to risk of environmental liabilities with respect to properties of which we take title. Any resulting environmental remediation expense may reduce our ability to repay the Notes.

In the course of our business, we foreclose and take title to real estate that could be subject to environmental liabilities. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical release at any property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Persons investing the assets of employee benefit plans, qualified retirement plans, IRAs, and other tax-favored benefit accounts should consider the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and related risks of investing in the Notes.

ERISA Section 406 and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions that involve (i) a pension, 401(k), or other qualified retirement plan or employee benefit plan subject to ERISA (“plan”), or a tax-favored benefit account such as an individual retirement account or annuity, Archer MSA, health savings account, or Coverdell education savings account (“account”), and (ii) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the Notes should consider whether we, any other person associated with the issuance of the Notes, or any of our or their affiliates, is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable.

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In addition, if you are investing the assets of an individual retirement account or annuity (“IRA”) or a qualified or nonqualified pension or retirement plan, you should satisfy yourself that your investment (i) is consistent with your fiduciary obligations under ERISA and other applicable law, (ii) is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy, and (iii) satisfies any prudence and diversification requirements that may apply under ERISA or other applicable law. You should also determine that your investment will not impair the liquidity of the plan’s trust or the IRA and will not produce UBTI for the plan’s trust or the IRA; or, if it does produce UBTI, that the purchase and holding of the Notes is still consistent with your fiduciary obligations. You should also satisfy yourself that you will be able to value the assets of the plan annually or as otherwise required by ERISA or other applicable law.

For further discussion of issues and risks associated with an investment in the Notes by plans, IRAs and other accounts, see the “Certain Employee Benefit Plan Considerations” section of this prospectus.

Risks Related to Conflicts of Interest

Our CEO (who is also on our board of managers) and Executive Vice President will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in your best interests.

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates, and one line of credit from William Myrick (our Executive Vice President). The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). The third line of credit has a maximum principal borrowing amount of $1,000,000 and is payable to Mr. Myrick (the “Myrick LOC”). As of June 30, 2022, there was no amount outstanding pursuant to the Wallach Trust LOC, with availability on that line of credit of $250,000, there was no amount outstanding pursuant to the Wallach LOC, with remaining availability on that line of credit of $1,250,000. As of June 30, 2022, the amount outstanding pursuant to the Myrick LOC was $344,000 with availability on that line of credit of $656,000. The interest rates on the Wallach Affiliate LOCs and the Myrick LOC generally equal the prime rate plus 3% and were 7.75% as of June 30, 2022. The Wallach Affiliate LOCs and the Myrick LOC are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs and the Myrick LOC. Pursuant to the promissory note for each Wallach Affiliate LOCs and the Myrick LOC, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. Therefore, Mr. Wallach and Mr. Myrick will face conflicts of interest in deciding whether and when to exercise any rights pursuant to the Wallach Affiliate LOCs and Myrick LOC, respectively. If Mr. Wallach or Mr. Myrick exercise their rights to collect on their collateral upon a default by us, we could lose some or all of our assets, which could have a negative effect on our ability to repay the Notes.

As a result of his large equity ownership in the Company, our CEO will face a conflict of interest in deciding the number of distributions to equity owners, which could result in actions that are not in the best interests of Note holders.

As of June 30, 2022, our CEO (who is also on the board of managers) beneficially owned 80.7% of the common equity of the Company. He and his wife also own 35.1% the Series C cumulative preferred units outstanding as of June 30, 2022. Since the Company is taxed as a partnership for federal income tax purposes, all profits and losses flow through to the equity owners. Therefore, Mr. Wallach and his affiliated equity owners of the Company will be motivated to distribute profits to the equity owners on an annual basis, rather than retain earnings in the Company for Company purposes. There is currently no limit in the indenture or otherwise on the amount of funds that may be distributed by the Company to its equity owners. If substantial funds are distributed to the equity owners, the liquidity and capital resources of the Company will be reduced and our ability to repay the Notes may be negatively impacted.

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Some of our employees and managers may face conflicts of interest as a result of their and their relatives’ investment in the Notes, which could result in actions that are not in your best interests.

Employees, managers, members, and relatives of managers and members have invested in the Notes, in the aggregate amount of $4,014,000 as of June 30, 2022. While investment in the Notes by our affiliates may align their interests with those of other Note holders, it could also create conflicts of interest by influencing those employees’ or managers’ actions during times of financial difficulties. For example, the fact that certain of our managers hold Notes, and the value of Notes they hold, could influence their decision to redeem Notes at a time or times when it would be prudent to use our cash resources to build capital, pay down other outstanding obligations, or grow our business. There may be other situations not presently foreseeable in which the ownership of Notes by related persons may create conflicts of interest. These conflicts of interest could result in action or inaction by management that is adverse to other holders of the Notes. See “Certain Relationships and Related Transactions — Transactions with Affiliates — Investments Pursuant to Public Notes Offerings.”

We have three lines of credit from affiliates which allow us to incur a significant amount of secured debt. These lines are collateralized by a lien against all of our assets. Our purchase and sale agreements function as secured debt as well. We expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss.

As of June 30, 2022, we had $343,000 of secured debt outstanding on our senior debt lines of credit from affiliates of $2,500,000 and the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The affiliate loans are collateralized by a lien against all of our assets. The loan purchase and sale agreements and other secured debt are with third-parties and are collateralized by loans. In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities and other arrangements. The Notes will be subordinated in right of payment to all secured debt, including the affiliate loans. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the purchase and sale agreements. Accordingly, our business is subject to increased risk of a total loss of our Note holders’ investments if we are unable to repay all of our secured debt.

Risks Related to Liquidity

We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

We plan to maintain our loan purchase and sale agreements and our lines of credit from affiliates so that we may draw funds when necessary to meet our obligation to redeem maturing Notes, pay interest on the Notes, meet our commitments to lend money to our customers, and for other general corporate purposes. Certain features of the loan purchase and sale agreements with third parties have added liquidity and flexibility, which have lessened the need for the lines of credit from affiliates. If we fail to maintain liquidity through our loan purchase and sale agreements and lines of credit for any reason, including a potential negative impact to the credit markets as a result of an outbreak of a communicable illness such as COVID-19, we will be more dependent on the proceeds from the Notes for our continued liquidity. If the sale of the Notes is significantly reduced or delayed for any reason and we fail to obtain or renew a line of credit, or we default on any of our lines of credit, then our ability to meet our obligations, including our Note obligations, could be materially adversely affected, and we may not have enough cash to pay back your investment.

In addition, the borrowing capacity on two of our lines of credit is based on the amount outstanding on the underlying collateral loans. If we are unable to find suitable investment opportunities, we may not be able to replace the underlying collateral loans with new loans and, in such a situation, the borrowing capacity on those lines of credit would be reduced. Also, the failure to maintain an active line of credit (and therefore using cash for liquidity instead of a borrowing line) will reduce our earnings, because we will be paying interest on the Notes, while we are holding cash instead of reducing our borrowings.

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We have unfunded commitments to builders as of June 30, 2022. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

As of June 30, 2022, we have $25,869,000 of unfunded commitments to builders. If every builder borrowed every amount allowed and no builders repaid us then we would need to fund that amount. Lines of credit, loan purchase and sale agreements, payoffs from builders, and immediate investments in our Notes may not be enough to fund our commitments to builders as they become payable. If we default on these obligations, then we may face any one or more of the following: a higher default rate, lawsuits brought by customers, an eventual lack of business from borrowers, missed principal and interest payments to Note holders and holders of other debt, and a lack of desire for investors to invest in our Notes Program. Therefore, we could default on our repayment obligations to our Note holders.

We have two secured lines of credit which expire in 2023, and the unsecured portion of a line of credit which also expires in 2023. Failure of those lines to renew could strain our ability to pay other obligations.

We have a $1,325,000 line of credit (the “Shuman LOC”). As of December 31, 2021, the amount outstanding under the Shuman LOC was $125,000 which is due in July 2023. We do not know whether the Shuman LOC will be renewed. We also have a $7,000,000 line of credit (the “Swanson LOC”), a portion of which is unsecured (the “Unsecured Swanson LOC”). The balances on the Swanson LOC that were secured and unsecured as of December 31, 2021 were $6,841,000 and $159,000 respectively. Both the secured and unsecured portions of the Swanson LOC are due in October 2023. We do not know whether the Swanson LOC will be renewed. If we are unable to renegotiate or extend these lines of credit, then we may default on one or both of those lines of credit. Therefore, we could default on repayment obligations to some of our debt holders, including our Note holders.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future. As of June 30, 2022, we have approximately $48,690,000 of debt, net of deferred financing costs. Our primary sources of debt include our lines of credit, loan purchase and sale agreements, and the Notes. As of June 30, 2022, we have a total outstanding balance of $10,035,000 on our lines of credit and approximately $11,205,000 on our loan purchase and sale agreements. We also have the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The loan purchase and sale agreements and other secured debt are with third parties and all but one of the lines of credit are collateralized by loans that we have issued to builders. The Notes are subordinate and junior in priority to any and all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur. As of June 30, 2022, we had approximately $25,564,000 in Notes coming due by December 2022, and we cannot be certain whether we will be able to fund those Notes upon maturity. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities, and other arrangements. The Notes will be subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs, Myrick LOC, loan purchase and sale agreements, the senior subordinated note discussed in the prior paragraph, and the line of credit discussed in the prior paragraph. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the loan purchase and sale agreements. Accordingly, our business is subject to increased risk of a total loss of your investment if we are unable to repay all of our secured debt.

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If the proceeds from the issuance of the Notes exceed the cash flow needed to fund the desirable business opportunities that are identified, we may not be able to invest all of the funds in a manner that generates sufficient income to pay the interest and principal on the Notes.

Our ability to pay interest on our debt, including the Notes, pay our expenses, and cover loan losses is dependent upon interest and fee income we receive from loans extended to our customers. If we are not able to lend to a sufficient number of customers at high enough interest rates, we may not have enough interest and fee income to meet our obligations, which could impair our ability to pay interest and principal to you. If money brought in from new Notes and from repayments of loans from our customers exceeds our short-term obligations such as expenses, Notes interest and redemptions, and line of credit principal and interest, then it is likely to be held as cash, which will have a lower return than the interest rate we are paying on the Notes. This will lower earnings and may cause losses which could impair our ability to repay the principal and interest on the Notes.

Increases in interest rates would increase the amount of debt payments under the Wallach Affiliate LOCs and the Myrick LOC which could impair our ability to repay the principal and interest on the Notes.

The interest rate under the Wallach Affiliate LOCs and Myrick LOC is generally equal to the prime rate plus three percent. Increases in interest rates will increase the applicable prime rate and therefore, the interest rate under the Wallach Affiliate LOCs and the Myrick LOC will increase. An increase in the interest rate would increase the amount of debt payments under the Wallach Affiliate LOCs and Myrick LOC which would reduce our cash flows and could impair our ability to repay the principal and interest on the Notes.

We incurred indebtedness secured by our office property, which may result in foreclosure.

The debt incurred by us in connection with our office property is secured by a mortgage. If we default on our secured indebtedness, the lender may foreclose and the entire investment in the office property could be lost, which could adversely affect our ability to repay the principal and interest on the Notes.

The indenture does not contain the type of covenants restricting our actions, such as restrictions on creating senior debt, paying distributions to our owners, merging, recapitalizing, and/or entering into highly leveraged transactions. The indenture does not contain provisions requiring early payment of Notes in the event we suffer a material adverse change in our business or fail to meet certain financial standards. Therefore, the indenture provides very little protection of your investment.

The Notes do not have the benefit of extensive covenants. The covenants in the indenture are not designed to protect your investment if there is a material adverse change in our consolidated financial condition, results of operations, or cash flows. For example, the indenture does not contain any restrictions on our ability to create or incur senior debt or other debt to pay distributions to our equity holders, including our Chief Executive Officer and our Executive Vice President. It also does not contain any financial covenants (such as a fixed charge coverage or a minimum amount of equity) to help ensure our ability to pay interest and principal on the Notes. The indenture does not contain provisions that permit Note holders to require that we redeem the Notes if there is a takeover, recapitalization or similar restructuring. In addition, the indenture does not contain covenants specifically designed to protect you if we engage in a highly leveraged transaction. Therefore, the indenture provides very little protection of your investment.

Payment on the Notes is subordinate to the payment of our outstanding present and future senior debt, if any. Since there is no limit to the amount of senior debt we may incur, our present and future senior debt may make it difficult to repay the Notes.

Our loan purchase and sale agreements and secured lines of credit with third-parties also function as senior debt. The balance on those loan purchase and sale agreements and other secured debt, net of deferred financing costs was $22,388,000 on June 30, 2022, and is expected to grow in the future. In addition, we have $1,250,000 in senior unsecured lines of credit which were fully drawn as of June 30, 2022. We also have senior subordinated notes which are senior to the Notes of $1,094,000 as of June 30, 2022. The Notes are subordinate and junior in priority to any and all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. The Notes are senior to junior subordinated notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

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Additional competition for investment dollars may decrease our liquidity, which would adversely affect our ability to repay the Notes.

We could experience increased competition for investment dollars from other companies and financial institutions that are willing to offer higher interest rates. We may be forced to increase our interest rates in order to maintain or increase the issuance of Notes. Any increase in our interest rates could have an adverse impact on our liquidity and our ability to meet a debt covenant under any future lines of credit obtained and/or to repay the Notes.

If we are unable to meet our Note maturity and redemption obligations, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations, and you could lose some or all of your investment.

Our Notes have maturities ranging from one year to four years. In addition, holders of our Notes may request redemption upon death and we would be obligated to fulfill such redemption request. Holders of a 36-month Note issued on or after February 4, 2020 may request redemption at any time and, subject to certain limitations, we would be obligated to fulfill such redemption request. We intend to pay our Note maturity and redemption obligations using our normal cash sources, such as collections on our loans to customers, as well as proceeds from the Notes Program. We may experience periods in which our Note maturity and redemption obligations are high. Since our loans are generally repaid when our borrower sells a real estate asset, our operations and other sources of funds may not provide sufficient available cash flow to meet our continued Note maturity and redemption obligations. While we have secured lines of credit from affiliates of up to $2,500,000 with $344,000 borrowed as of June 30, 2022, our affiliates are not obligated to fund our borrowing requests. For all of these reasons we may be substantially reliant upon the net offering proceeds we receive from the Notes Program to pay these obligations. If we are unable to repay or redeem the principal amount of the Notes when due, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations, and you could lose some or all of your investment.

There is no “early warning” on the Notes if we perform poorly. Only interest and principal payment defaults on the Notes can trigger a default on the Notes prior to a bankruptcy.

There are a limited number of performance covenants to be maintained under the Notes and/or the indenture. Therefore, no “early warning” of a possible default by us exists. Under the indenture, only (i) the non-payment of interest and/or principal on the Notes by us when payments are due, (ii) our bankruptcy or insolvency, or (iii) a failure to comply with provisions of the Notes or the indenture (if such failure is not cured or waived within 60 days after receipt of a specific notice) could cause a default to occur.

You will not have the opportunity to evaluate our investments before they are made.

We intend to use the net offering proceeds in accordance with the “Use of Proceeds” section of our prospectus, including investment in secured real estate loans for the acquisition and development of parcels of real property as single-family residential lots and/or the construction of single-family homes. Since we have not identified any investments that we will make with the net proceeds of this offering, we are generally unable to provide you with information to evaluate the potential investments we may make with the net offering proceeds before purchasing the Notes. You must rely on our management to evaluate our investment opportunities, and we are subject to the risk that our management may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest.

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A portion of our collateral securing the Pennsylvania Loans is preferred equity in our Company. In the event of a foreclosure on the properties securing the Pennsylvania Loans, a portion of our collateral is preferred equity in our Company, it would be difficult to sell the preferred equity in order to reduce the loan balance.

Some of the collateral securing the Pennsylvania Loans is preferred equity in our Company, which has a book value of $1,860,000 as of June 30, 2022. If the borrower defaults on any of the Pennsylvania Loans and we are forced to use collateral to repay any of the Pennsylvania Loans, we will need to sell this preferred interest in us to a third party. There is no liquid market for this instrument, so we can give no assurance as to our ability to generate any amount of proceeds from that collateral.

Because we require a substantial amount of cash to service our debt, we may not be able to pay our obligations under the Notes.

To service our total indebtedness, we require a significant amount of cash. Our ability to generate cash depends on many factors, including our successful financial and operating performance. We cannot assure you that our business plans will succeed or that we will achieve our anticipated financial results, which may prevent us from being able to pay our obligations under the Notes.

The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

Financial institutions which are federally insured typically have 8-12% of their total assets in equity. A reduction in their loan assets due to losses of 2% reduces their equity by roughly 20%. We had 14% of our loan assets in equity as of June 30, 2022 and December 31, 2021. If we allow our assets to increase without increasing our equity, we could have a much lower equity as a percentage of assets than we have today, which would increase our risk of nonpayment on the Notes. Note holders have no structural mechanism to protect them from this action, and rely solely on us to keep equity at a satisfactory ratio.

We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes.

We intend to use the net offering proceeds from the sale of Notes to, among other things, make payments on other borrowings, fund redemption obligations, make interest payments on the Notes, and to run our business to the extent that other sources of liquidity from our operations (e.g., repayment of loans we have previously extended to our customers) and our credit lines are inadequate. However, these other sources of liquidity are subject to risks. Our operations alone may not produce a sufficient return on investment to repay interest and principal on our outstanding Notes. We may not be able to obtain an additional line of credit when needed or retain one or more of our existing lines of credit. We may not be able to attract new investors, have sufficient loan repayments, or have sufficient borrowing capacity when we need additional funds to repay principal and interest on our outstanding Notes or redeem our outstanding Notes. If any of these things occur, our liquidity and capital needs may be severely affected, and we may be forced to sell off our loan receivables and other operating assets, or we may be forced to cease our operations.

If we default in our Note payment obligations, the indenture agreements provide that the trustee could accelerate all payments due under the Notes, which would further negatively affect our consolidated financial position and cash flows.

Our obligations with respect to the Notes are governed by the terms of indenture agreements with U.S. Bank Trust Company, National Association, as trustee. Under the indentures, in addition to other possible events of default, if we fail to make a payment of principal or interest under any Note and this failure is not cured within 30 days, then we will be deemed in default. Upon such a default, the trustee or holders of 25% in principal of the outstanding Notes could declare all principal and accrued interest immediately due and payable. If our total assets do not cover these payment obligations, then we would most likely be unable to make all payments under the Notes when due, and we might be forced to cease our operations.

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There is no sinking fund to ensure repayment of the Notes at maturity, so you are totally reliant upon our ability to generate adequate cash flows.

We do not contribute funds to a separate account, commonly known as a sinking fund, to repay the Notes upon maturity. Because funds are not set aside periodically for the repayment of the Notes over their respective terms, you must rely on our consolidated cash flows from operations, investing and financing activities and other sources of financing for repayment, such as funds from sale of the Notes, loan repayments, and other borrowings. To the extent cash flows from operations and other sources are not sufficient to repay the Notes, you may lose all or part of their investment.

If we have a large number of repayments on the Notes, whether because of maturity or redemption, we may be unable to make such repayments.

We are obligated to redeem a Note without any interest penalty (i) upon the death of an investor, if requested by the executor or administrator of the investor’s estate (or if the Note is held jointly, by the surviving joint investor), and (ii) subject to certain limitations, upon request by an investor holding a 36-month Note issued on or after February 4, 2020. Such redemption requests are not subject to our consent but are subject to restrictions in the indenture. We may be faced with a large number of such redemption requests at one time. We are also required to repay all of the Notes upon their maturity. If the amounts of those repayments are too high, and we cannot offset them with loan repayments, secure new financing, or issue additional Notes, we may not have the liquidity to repay the investments.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus, including without limitation, “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions (including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks), changes in federal and local laws and regulations, and increased competitive pressures. In addition, actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including but not limited to those set forth in the “Risk Factors” section of this prospectus.

If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in this prospectus in mind. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

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USE OF PROCEEDS

(All dollar [$] amounts shown in thousands.)

The net proceeds we receive from this offering will be equal to the amount of the Notes we sell, less our offering expenses. If we sell the maximum offering amount of the Notes, which is $70,000, we estimate that we will incur approximately $702 in initial expenses and our net proceeds will be approximately $69,298.

We receive cash proceeds in varying amounts from time to time as the Notes are sold. A number of factors prevent us from precisely calculating the allocation of proceeds. The amount and timing from inflows depend on the sale of Notes, our customer loan repayments, and our borrowing capacity. Further, the Notes have varying maturities and dates of issuance, which make it impossible to predict with any accuracy how much of the proceeds will be used to redeem the Notes in any given year. We also cannot predict how many Notes will be sold or the amount of interest expense that will be incurred. For these reasons, we cannot provide any specific allocation of proceeds we will use for any particular purpose. However, we intend to use substantially all of the net offering proceeds as follows, in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes, develop lots, or rehabilitate an older home on an existing lot;
○	to make distributions to equity owners, including distributions on our preferred equity;
○	for working capital and other corporate purposes provided, however, no more than 20% of the proceeds will be used for such purposes;
○	to purchase defaulted secured debt from financial institutions at a discount;
○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;
○	to purchase real estate, which we will operate our business in (one such purchase occurred in February 2017); and
○	to redeem Notes which we have decided to redeem prior to maturity.

There is no minimum number or amount of the Notes that we must sell to receive and use the proceeds from the sale of the Notes, and we cannot assure you that all or any portion of the Notes will be sold. In the event that we do not raise sufficient proceeds from our offerings of Notes, we could curtail the amount of funds we loan to our customers, or we could wrap up operations and pay back our debt, including the Notes. This might result in the Notes being paid back early. Please see “Risk Factors — Risks Related to Liquidity — We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes,” “Risk Factors — Risks Related to Liquidity — There is no sinking fund to ensure repayment of the Notes at maturity, so you are totally reliant upon our ability to generate adequate cash flows,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

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BUSINESS

Overview

Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. We are a Delaware limited liability company and were originally organized in 2007. Our operations are governed pursuant to our limited liability company agreement.

We began commercial lending to residential homebuilders in late 2011. Our current loan portfolio is described more fully in this section under the sub heading “Commercial Construction and Development Loans.” Our board of managers is comprised of Daniel M. Wallach and three independent managers — Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon. Our officers are responsible for our day-to-day operations, while the board of managers is responsible for overseeing our business.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted secured debt from financial institutions at a discount, purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), and purchase real estate in which we will operate our business (one such purchase occurred in February 2017).

Our Chief Executive Officer (“CEO”), Mr. Wallach, has been in the housing industry since 1985. He was the CFO of a multi-billion dollar supplier of building materials to home builders for 12 years. He also was responsible for that company’s lending business for 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders. Some of these were performed fully by that company, and some were performed in partnership with banks. In general, the creation of all loans, and the resolution of defaulted loans, was his responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000, after deducting for loan losses. Through the years, he managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for that company’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

In addition, our Executive Vice President of Operations has 16 years of experience in this type of lending. Our Chief Financial Officer (“CFO”) has 16 years of accounting experience for SEC registrants. Our Executive Vice President has been in the housing industry for over 37 years, including holding executive level positions for the majority of that time.

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We had $54,085,000 and $46,943,000 in loan assets as of June 30, 2022 and December 31, 2021, respectively. As of June 30, 2022 and December 31, 2021, respectively, we had 226 and 224 construction loans in 21 and 20 states with 60 and 66 borrowers. As of June 30, 2022 and December 31, 2021, respectively, we had 20 and 15 development loans in nine and six states with 14 and 12 borrowers. We have various sources of capital, detailed below:

(All dollar [$] amounts shown in table in thousands.)	June 30, 2022	December 31, 2021
Capital Source
Purchase and sale agreements and other secured borrowings	$22,051	$19,165
Secured lines of credit from affiliates	344	859
Unsecured line of credit (senior)	1,250	1,250
Unsecured Notes through our Notes Program, gross	20,349	20,636
Other unsecured debt	5,086	6,193
Preferred equity, Series C units	5,462	5,014
Preferred equity, Series B units	1,860	1,720
Common equity	87	(130)

Total	$56,489	$54,707

For additional information related to the loan purchase and sale agreements and the lines of credit, please see “— Debt Summary and Sources of Liquidity” below.

Investment Objectives and Opportunity

Background and Strategy

Finance markets are highly fragmented, with numerous large, mid-size, and small lenders and investment companies, such as banks, savings and loan associations, credit unions, insurance companies, and institutional lenders, all competing for investment opportunities. Many of these market participants experienced losses, as a result of the housing market (which started to decline in 2006, reached its bottom in 2008, and is now getting back to historical norms as of 2021), and their participation in lending in it. As a result of credit losses and restrictive government oversight, the financial institutions are not participating in this market to the extent they had before the credit crisis (as evidenced by the general lack of availability of construction financing and the higher cost of financing for the deals actually done). We believe that these lenders, while increasing their willingness and capacity to lend, will be unable to satisfy the current demand for residential construction financing, creating attractive opportunities for niche lenders such as us for many years to come. Our goal is not to be a customer’s only source of commercial lending, but an extra, more user-friendly piece of their financing. In 2021, while more small banks returned to the construction lending market, the demand for our loan products has remained relatively constant. We attribute this to our sales staff. While markets will probably weaken compared to where they were as of June 30, 2022, we anticipate losses incurred in principal related to COVID-19 will not continue, and the lower interest income due to nonperforming assets will continue to decrease in the remainder of 2022 as compared to the same periods in 2021. Short term interest rates as well as mortgage interest rates are expected to continue to rise. A continued rise in short term rates is likely to benefit the company as our competitors’ rates will rise faster than ours making us more competitive, but a continued rise in long term interest rates may negatively impact the housing industry as a whole, and therefore us.

Our loans are marketed by lending representatives who work for us and are driven to maintain long-term customer relationships. Compensation for loan originators is focused on the profitability of loans originated, not simply the volume of loans originated. As of June 30, 2022, we have retained 20 employees (three of which are lending representatives) including our CEO. In his previous experience, our CEO had a nationwide staff of 20 lenders working in the field.

Our efforts are designed to create a loan portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads.

Our investment policies may be amended or changed at any time by our board of managers. In the years ahead, we plan on continuing our expansion of lending, increasing our geographic diversity, growing our rehab lending program, and improving our financial performance. We will be adding systems and people to accomplish these goals.

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As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program.

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio (“LTV”) between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows for some of our loans;

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, LTV, and how much of the lot purchase the builder is required to fund.

The following table contains items that we believe differentiate us from our competitors:

Item	Our Methods	Comments
Lending Regulation	We follow various state and federal laws, but are not regulated and controlled by bank examiners from the government. We follow best practices we have learned through our experience, some of which are required of banks.	For instance, banks are not required to buy title insurance by law, but typically banks do purchase title insurance for the properties on which they lend. We generally do not, as it is very difficult to collect on title policies. Instead, we use title searches to protect our interests.

FDIC Insurance	We do not offer FDIC insurance to our unsecured Notes investors.	Our yield to our customers, and our cost of funds, is typically higher than that of most banks. We charge our borrowers higher interest rates than do most banks. We also save money by not paying for FDIC insurance.

Capital Structure	Typically, our unsecured Notes offered through our Notes Program are due in one to four years, or when the Note matures.	This results in liquidity risk (i.e., funding borrowing requests or maturities of debt). Our assets typically turnover much quicker (about 4 times faster) than our average unsecured debt does, and our unsecured debt is mostly prepayable. These items help keep liquidity stable.

Community Reinvestment Act (CRA)(1)	We do not participate in the CRA.	Our sole purpose in making each individual loan is to maximize our returns while maintaining proper risk management.

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Leverage	We try to maintain a 15% ratio of equity (including redeemable preferred equity) to loan assets.	Our equity to loan assets, net ratio was 13.7% as of June 30, 2022. The higher the percentage, the more potential losses the company can absorb without impacting debt holders.

Product Diversification	We generally make loans to builders to purchase lots and/or to construct or rehab homes.	We have extensive experience in our field.

Geographic Diversity	We lend in 21 states as of June 30, 2022.	We believe that this geographic diversity helps in down markets, as not all housing markets decrease at the same rate and time.

Governmental Bailouts	Most likely not eligible.	We are not likely to be eligible for bank bailouts, which have happened periodically. We maintain a better leverage ratio to counter this. We received two PPP loans, one in 2020, which was forgiven in 2020, and one in 2021, which was forgiven in 2021.

Underwriting	We focus on items that, in our experience, tend to predict risk.	These items include using collateral, controlling LTVs, controlling the number of loans in one subdivision, underwriting appraisals, conducting property inspections, and maintaining certain files and documents similar to those that a bank might maintain.

(1)	The CRA subjects a bank who receives FDIC insurance to regulatory assessment to determine if the bank meets the credit needs of its entire community, and to consider that determination in its evaluation of any application made by the bank for, among other things, approval of the acquisition or establishment of a bank branch.

Lines of Business

Our efforts are designed to create a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads. While we primarily provide commercial construction loans to homebuilders (for residential real estate), we may also purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Our investment policies may be amended or changed at any time by our board of managers.

Commercial Construction Loans to Homebuilders

We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. Our customers generally benefit from doing business with us not just because they are able to sell additional homes (which we finance), but because, as they build additional homes, they are able to increase sales of homes that are built as contracted homes, where the eventual home owner obtains the loan. Builders generally have more success selling homes when a model or spec home is available for customers to see. We also extend and service loans for the purchase of undeveloped land and the development of that land into residential building lots. In addition, we lend money to purchase and rehabilitate older existing homes. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user home owner in mind).

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In a typical home construction transaction, a homebuilder obtains a loan to purchase a lot and build a home on that lot. In some cases, the builder has a contract with a customer to purchase the home upon its completion. In other cases, the home is built as a spec home, but the homebuilder believes it will sell before or shortly after completion, and therefore, building the home before it is under contract will increase the homebuilder’s sales and profitability. The builder may also believe that the construction of a spec home will increase the number of contract sales the homebuilder will have in a given year, as it may be easier to sell contract homes when the customer can see the builder’s work in the spec home. In some cases, these speculatively built homes are constructed with the intention to keep them as a model for a period of time, to increase contract sales, and then be sold. These are called model homes. While we may lend to a homebuilder for any of these types of new construction homes, through June 30, 2022, about 59% of our construction loans have been spec homes and 41% have been contracts.

In a typical rehab transaction, we fund all of the purchase price, and then all or a portion of the cost to complete the project. In some circumstances, we are unable to see the inside of the home prior to closing, so we assume that anything from drywall to completion needs to be redone, as well as what we can see from the outside. Because we are flexible in our need to see the inside of the home, and we only use experienced builders as customers for this type of lending, we believe that this differentiates us from banks.

We fund the loans that we originate using available cash resources that are generated primarily from borrowings, our loan purchase and sale agreements, proceeds from the fixed rate subordinated notes (“Notes”) offered pursuant to our public offering (“Notes Program”), equity, and net operating cash flow. We intend to continue funding loans we originate using the same sources.

There is a seasonal aspect to home construction, and this affects our monthly cash flow. In general, since the home construction loans we create will last less than a year on average, and since we are geographically diverse, the seasonality impact is somewhat mitigated.

Generally, our real estate loans are secured by one or more of the following:

●	the parcels of land to be developed;

●	finished lots;

●	new or rehabbed single-family homes; and/or

●	in most cases, personal guarantees of the principals of the borrower entity.

Most of our lending is based on the following general policies:

Customer Type	Small-to-Medium Size Homebuilders
Loan Type	Commercial
Loan Purpose	Construction/Rehabilitation of Homes or Development of Lots
Security	Homes, Lots, and/or Land
Priority	Generally, our loans are secured by a first priority mortgage lien; however, we may make loans secured by a second or other lower priority mortgage lien.
Loan-to-Value Averages	60–75%
Loan Amounts	Average home construction loan is $300,000. Development loans vary greatly.
Term	Demand, however most home construction loans typically payoff in under one year, and development loans are typically three to five-year projects.
Rate	Cost of Funds (“COF”) plus 3%, minimum rate of 7%
Origination Fee	5% for home construction loans, development loans on a case-by-case basis
Title Insurance	Only on high risk loans and rehabs
Hazard Insurance	Always
General Liability Insurance	Always

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Credit	Builder should have significant building experience in the market, be building in the market currently, be able to make payments of interest, be able to make the required deposit, have acceptable personal credit, and have open lines of credit (unsecured) with suppliers reasonably within terms. Required deposits may be able to be avoided if we do not fund the purchase of land. We generally do not advertise to find customers, but use our loan representatives and our builder website, www.constructionspecloans.com.
Third Party Guarantor	None, however the loans are generally guaranteed by the owners of the borrower.

We may change these policies at any time based on then-existing market conditions or otherwise, at the discretion of our CEO and the Loan Policy Committee.

Commercial Development Loans to Homebuilders

We extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential buildings. In a typical development transaction, a homebuilder/developer purchases a specific parcel or parcels of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. This is the financing we provide. Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas, and electricity to service the property. The individual lots are then sold before a home is built on them; paid off, built on and then sold; or built on, then sold and paid off (in these cases, we may subordinate our loan to the home construction loan).

Purchases and Securitization of Unsecured Debt from Suppliers to Homebuilders

Homebuilders generally buy their construction materials from building supply companies, which offer unsecured credit lines for these purchases. Sometimes the builder is unable to pay the principal on their line of credit when due, and in a small percentage of these cases, the builder owns unencumbered real estate. When this is the case, the building supply company may convert the unsecured line of credit to secured, using this real estate as security. In some of these situations, the building supply company is unwilling to complete this type of transaction, and is willing to take a payment of a percentage of the balance of the unsecured line as full payment. If we pay the building supply company a percentage of this debt, and then take the real estate as collateral for the whole amount of the original debt, management’s experience indicates we will be able to eventually collect from the builder, or from the sale of the property through foreclosure or otherwise, creating a profit for the Company. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Purchases of Defaulted Secured Debt from Financial Institutions

Many financial institutions have made loans to homebuilders. In some cases, these loans default, and eventually these loans result in collateral foreclosure. After the foreclosure proceeding, the properties usually become the property of the financial institution, which then sells the property, generally at a loss. While the loan is in the foreclosure process, and after the process while the real estate is owned and for sale, the bank holds a nonperforming asset. Sometimes these nonperforming assets negatively impact the banks’ profitability and regulatory ratios. Some banks choose to cleanse their books of these items at a severe loss, allowing them to, while taking a loss, get back to their commercial lending business. There are potential opportunities to purchase some portfolios of defaulted loans, and/or real estate owned through foreclosure, at deep discounts compared to the actual value of the property. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Acquisitions of Real Estate

In certain circumstances, the commercial construction loans described above may result in us owning commercial real property as a result of a loan workout, foreclosure, or similar circumstances. Over the course of running our company since 2011 we have acquired and disposed of properties for these reasons. The foreclosed assets line of our balance sheet shows the value of properties we have obtained through this process that we have not yet disposed of. In addition, in February 2017 we purchased a commercial office in which we now operate. We intend to manage and dispose of any real property assets we acquire in the manner that our management determines is most advantageous to us.

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Loan Portfolio

Commercial Loans – Construction Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for home construction loans as of June 30, 2022:

(All dollar [$] amounts shown in table in thousands.)

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	1	2	$767	$537	$93	70%		5%
Connecticut	2	4	1,659	1,210	987	73%		5%
Delaware	1	6	7,865	3,255	2,372	41%		5%
Florida	18	98	35,176	26,057	16,881	74%		5%
Georgia	5	7	3,590	2,020	1,068	56%		5%
Illinois	2	2	1,890	1,199	897	63%		5%
Indiana	1	1	624	437	426	70%		5%
Louisiana	2	4	935	623	390	67%		5%
Michigan	2	5	1,443	1,138	1.072	79%		5%
New Jersey	1	5	2,687	2,259	2,233	84%		5%
New York	1	2	1,265	878	793	69%		5%
North Carolina	6	14	6,544	3,940	1,897	60%		5%
Ohio	2	9	3,086	2,132	1,640	69%		5%
Oregon	1	1	550	385	304	70%		5%
Pennsylvania	1	25	28,361	17,923	11,931	63%		5%
South Carolina	8	22	5,905	4,274	2,527	72%		5%
Tennessee	2	2	965	583	282	60%		5%
Texas	1	4	2,548	1,659	1,126	65%		5%
Utah	1	3	1,522	1,156	856	76%		5%
Virginia	1	1	297	195	97	66%		5%
Washington	1	9	5,270	3,418	1,538	65%		5%
Total	60	226	$112,949	$75,278	$49,410	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Commercial Loans — Real Estate Development Loans

The following is a summary of our loan portfolio to builders for land development as of June 30, 2022 and December 31, 2021. A significant portion of our development loans consist of the Pennsylvania Loans. Our additional development loans are in Connecticut, Delaware, Florida, Georgia, Michigan, New Jersey, South Carolina, and Texas.

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(All dollar [$] amounts shown in table and footnotes in thousands.)

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount (2)	Gross Amount Outstanding	Loan to Value Ratio (3)		Interest Spread
2022	9	14	20	$19,703	$11,641	$8,938	45	%(4)	7%
2021	6	12	15	$12,464	$9,095	$7,657	61	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,860 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

Other Investments

In January 2021, we invested $500,000 to purchase five Series A preferred membership interests (the “BMH Preferred Interests”) in Benjamin Marcus Homes, L.L.C. (“BMH”), a member of the Hoskins Group and currently our largest customer. The BMH Preferred Interests carry an annual 7% cumulative dividend preference compounded annually, payable upon a liquidation event or dissolution and when and as declared by BMH’s board of managers, and have no voting rights. BMH generally is prohibited from paying a dividend on any membership interests prior to the payment of dividends on the Series A preferred membership interests.

Credit Quality Information

The following table presents credit-related information at the “class” level in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 310-10-50, Disclosures about the Credit Quality of Finance Receivables and the Allowance for Credit Losses. A class is generally a disaggregation of a portfolio segment. In determining the classes, the Company considered the finance receivable characteristics and methods it applies in monitoring and assessing credit risk and performance.

The following table summarizes finance receivables by the risk ratings that regulatory agencies utilize to classify credit exposure and which are consistent with indicators the Company monitors. Risk ratings are reviewed on a regular basis and are adjusted as necessary for updated information affecting the borrowers’ ability to fulfill their obligations.

The definitions of these ratings are as follows:

●	Pass – finance receivables in this category do not meet the criteria for classification in one of the categories below.
●	Special mention – a special mention asset exhibits potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may, at some future date, result in the deterioration of the repayment prospects.
●	Classified – a classified asset ranges from: 1) assets that are inadequately protected by the current sound worth and paying capacity of the borrower, and are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected to 2) assets with weaknesses that make collection or liquidation in full unlikely on the basis of current facts, conditions, and values. Assets in this classification can be accruing or on non-accrual depending on the evaluation of these factors.

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Finance Receivables – By risk rating:

(All dollar [$] amounts shown in table in thousands.)

	June 30, 2022	December 31, 2021

Pass	$50,904	$38,893
Special mention	743	2,344
Classified – accruing	–	–
Classified – nonaccrual	6,701	9,526

Total	$50,348	$50,763

Finance Receivables – Method of impairment calculation:

(All dollar [$] amounts shown in table in thousands.)

	June 30, 2022	December 31, 2021

Performing loans evaluated individually	$18,605	$16,495
Performing loans evaluated collectively	33,042	24,742
Non-performing loans without a specific reserve	796	596
Non-performing loans with a specific reserve	5,905	8,930

Total evaluated collectively for loan losses	$58,348	$50,763

At June 30, 2022 and December 31, 2021, there were no loans acquired with deteriorated credit quality. Impaired loan assets as of June 30, 2022 and December 31, 2021 were 14 and 23, respectively.

2022 Outlook

In 2022, we anticipate using proceeds from the Notes Program, the loan purchase and sale agreements, and other sources to generate additional loans (mostly spec home construction loans), increase loan balances, and increase our customer and geographic diversity. We anticipate that the rehab program will grow as a percentage of our origination volume.

Debt Summary and Sources of Liquidity

Below is a summary of some of our debt and sources of liquidity. The discussion below does not discuss all of our debt. Please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements and the notes to those financial statements contained elsewhere in this prospectus for additional information about debt and sources of liquidity.

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. One loan purchase and sale agreement is with Builder Finance, Inc. (“Builder Finance”), and the second loan purchase and sale agreement is with S.K. Funding, LLC (“S.K. Funding”). These agreements are described below.

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Loan Purchase and Sale Agreement with Builder Finance

We entered into a loan purchase and sale agreement (the “Builder Finance LPSA”) with Builder Finance in February 2017. Pursuant to the Builder Finance LPSA, Builder Finance has the right, from time to time, to purchase from us senior priority interests in certain loans made to fund the vertical construction of one to four family residential dwellings (“Eligible Loans”). The Builder Finance LPSA was made effective as of August 1, 2016. Each Eligible Loan is evidenced by notes secured by, among other things, mortgages or deeds of trust encumbering the respective construction properties. The Builder Finance LPSA has been amended five times as of June 30, 2022, to allow for, among other things, the purchaser to retain their portion of the loan past the 12 month period described below. As of June 30, 2022, the book value of loans which serve as collateral under the Builder Finance LPSA is approximately $6.8 million and the amount due from us to Builder Finance under the Builder Finance LPSA is approximately $4.9 million. Builder Finance receives the actual interest rate charged to the borrower on the loans or portions of loans that it purchases pursuant to the Builder Finance LPSA.

Pursuant to the procedures set forth in Sections 5.5 through 5.7 of the Builder Finance LPSA, we, upon written notice to Builder Finance, have the right at any time (the “Call Option”) to repurchase from Builder Finance the transferred rights to any senior loan. The Call Option purchase price for each senior loan will be an amount equal to the then outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that if the aggregate interest paid to Builder Finance in respect of such senior loan as of the repurchase date will be less than 4% of the total commitment amount of Builder Finance in respect of such senior loan, then the purchase price shall be increased by an amount equal to such shortfall. Similarly, Builder Finance, upon written notice to the us, has the right at any time (the “Put Option”), to elect to require us to repurchase the transferred rights pertaining to any senior loan, or any portion of a senior loan held by Builder Finance. The Put Option purchase price will be an amount equal to the outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that the aggregate put prices payable in respect of all senior loans put to us during any trailing 12 month period ending on the date of the put notice shall never exceed the Put Option Limit, which is an amount equal to 10% of all fundings made by Builder Finance to us under the senior loans during such 12 month period.

We agreed that until the prior payment of all amounts due to Builder Finance in respect of the senior loan and the transferred rights: (a) all payments by us or Builder Finance from or on behalf of borrowers under or pursuant to the relevant loan documents will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; (b) all payments received by us or Builder Finance in connection with the foreclosure upon or other realization on any loan collateral will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; and (c) our rights in and to the loan collateral or any security interests granted under Loan Documents will be subordinated to any and all rights of Builder Finance in and to such collateral and interests.

We are generally the servicer of the loans. Unless otherwise agreed to in writing by the parties, the Builder Finance LPSA will terminate: (a) when the entire indebtedness due under the relevant loan documents for all senior loans held by Builder Finance shall have been paid, and we have paid to Builder Finance all amounts due under the Builder Finance LPSA, and no new amounts become due thereunder within 30 days thereafter; or (b) when all senior loans and subordinate loans and the rights under the Builder Finance LPSA relating thereto are owned and held by one person, firm or corporation for its own account for a period exceeding 30 days.

Loan Purchase and Sale Agreement with S.K. Funding

We also entered into a loan purchase and sale agreement (the “S.K. Funding LPSA”) with Seven Kings Holdings, Inc. (“7Kings”) in April 2015. However, on or about May 7, 2015, 7Kings assigned its right and interest in the S.K. Funding LPSA to S.K. Funding, which is an affiliate of 7Kings. The S.K. Funding LPSA has been amended 11 times as of June 30, 2022, to allow for, among other things, S.K. Funding to purchase numerous loans in amounts greater than that permitted by the original S.K. Funding LPSA. As of June 30, 2022, the book value of loans which serve as collateral under the S.K. Funding LPSA is approximately $10.9 million and the amount due from us to S.K. Funding under the S.K. Funding LPSA is approximately $6.3 million.

As of June 30, 2022, the weighted average interest rate of loans purchased by S.K. Funding under the S.K. Funding LPSA is approximately 10% per annum. We service all of the loans. There is an unlimited right for us to call any loan sold.

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Lines of Credit

We have nine lines of credit, three of which are from affiliates, and a business loan agreement. As of June 30, 2022, we have a total balance of approximately $11,128,000 across the lines of credit with remaining availability of approximately $4,510,000.

Lines of Credit Extended by Mr. Wallach and His Affiliates

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates. The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs. Pursuant to the promissory note for each Wallach Affiliate LOC, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. The Wallach Affiliate LOCs are due and payable upon demand by the lender. As of June 30, 2022, there were no amounts borrowed against the Wallach LOC, with availability on that line of credit of $1,250,000, and there were no amounts borrowed against the Wallach Trust LOC, with remaining availability on that line of credit of $250,000.

The Wallach Affiliate LOCs are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs. The interest rate on the Wallach Affiliate LOCs generally equals the prime rate plus 3%. The interest rate on the Wallach Affiliate LOCs may not, however, exceed the maximum rate allowed by applicable law. As of June 30, 2022 and December 31, 2021, the interest rate was 7.75% and 6.25%, respectively, for both the Wallach LOC and the Wallach Trust LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Wallach Affiliate LOCs in whole or in part at any time.

The Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Wallach Trust LOC which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus 3%. These amendments were approved by a majority of our independent managers. See “Risk Factors — Risks Related to Conflicts of Interest — Our CEO (who is also on our board of managers) and Executive Vice President will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.”

Line of Credit Extended by Swanson

In October 2017, we entered into a line of credit agreement (as amended, the “Swanson LOC Agreement”) with Paul Swanson, which was subsequently assigned to Judith Swanson, as trustee of a trust. Pursuant to the Swanson LOC Agreement, the lender provides us with a revolving line of credit (the “Swanson LOC”) not to exceed $7,000,000. The balances on the unsecured portion and the secured portion of the Swanson LOC are due in October 2023. As of June 30, 2022, the outstanding principal balance of the secured portion was approximately $6,841,000 and the outstanding principal balance of the unsecured portion was approximately $159,000.

The Swanson LOC requires monthly payments of interest only during the term of the Swanson LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Swanson LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 9%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Swanson LOC in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for a portion of the Swanson LOC (the “Swanson Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of October 23, 2017. The amount outstanding under the Swanson LOC may not exceed 67% of the aggregate amount outstanding on the Swanson Collateral Loans then pledged to secure the Swanson LOC. Our obligation to repay the Swanson LOC is evidenced by a promissory note from us dated October 23, 2017.

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The lender may demand the unpaid principal amount under the Swanson LOC, along with interest accrued thereon and all other amounts owing under the Swanson LOC upon an “event of default,” as defined in the Swanson LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Swanson Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Swanson LOC Custodian”) serves as the custodian to hold the Swanson Collateral Loans for the benefit of the Swanson lender pursuant to the Custodial Agreement dated as of October 23, 2017 between us, the Swanson lender, and the Swanson LOC Custodian. The Swanson LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the New LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Swanson LOC Custodian is responsible for certifying to the Swanson lender that it has received the relevant Swanson Collateral Loan assignment documentation from us. We are responsible for paying the Swanson LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Swanson Collateral Loans outstanding in the Swanson LOC Custodian’s custody.

Line of Credit Extended by Shuman

In July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with a group of lenders, and the Shuman LOC Agreement is now held by Cindy K. Shuman as widow and devisee of Mr. Shuman (collectively, “Shuman”). Pursuant to the Shuman LOC, Shuman provides us with a revolving line of credit (the “Shuman LOC”) not to exceed $1,325,000. The Shuman LOC is secured with assignments of certain notes and mortgages and carries a total annual cost of funds to us of 10%. The Shuman line of credit is currently due in July 2023, although it may be extended for additional 12-month periods. As of June 30, 2022, the Shuman LOC had an outstanding principal balance of $125,000.

The Shuman LOC requires monthly payments of interest only during the term of the Shuman LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Shuman LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 10%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Shuman LOC in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for the Shuman LOC (the “Shuman Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of July 11, 2017. The amount outstanding under the Shuman LOC may not exceed 67% of the aggregate amount outstanding on the Shuman Collateral Loans then pledged to secure the Shuman LOC. Our obligation to repay the Shuman LOC is evidenced by a promissory note from us dated July 11, 2017.

Shuman may demand the unpaid principal amount under the Shuman LOC, along with interest accrued thereon and all other amounts owing under the Shuman LOC upon an “event of default,” as defined in the Shuman LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Shuman Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Shuman LOC Custodian”) serves as the custodian to hold the Shuman Collateral Loans for the benefit of Shuman pursuant to the Custodial Agreement dated as of July 11, 2017 between us, Shuman, and the Shuman LOC Custodian. The Shuman LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the New LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Shuman LOC Custodian is responsible for certifying to Shuman that it has received the relevant Shuman Collateral Loan assignment documentation from us. We are responsible for paying the Shuman LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Shuman Collateral Loans outstanding in the Shuman LOC Custodian’s custody.

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Line of Credit Extended by William Myrick

In June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) not to exceed $1,000,000. The Myrick LOC is due and payable upon demand by the lender. As of June 30, 2022, the Myrick LOC had an outstanding principal balance of $344,000.

The Myrick LOC is collateralized by a lien against all of our assets. The interest rate on the Myrick LOC generally equals the prime rate plus 3%. As of June 30, 2022 and December 31, 2021, the interest rate was 7.75% and 6.25%, respectively, for the Myrick LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Myrick LOC in whole or in part at any time.

Mr. Myrick may demand the unpaid principal amount under the Myrick LOC, along with interest accrued thereon and all other amounts owing under the Myrick LOC upon an “event of default,” as defined in the Myrick LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, a default under the Myrick LOC Agreement’s terms or obligations or representations, or our filing of a petition for bankruptcy or a commencement of foreclosure proceedings.

The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

New LOC Agreements

During 2020 and 2019, we entered into five line of credit agreements (the “New LOC Agreements”) with lenders. Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit (the “New LOCs”) not to exceed a total of approximately $6,063,000. The New LOC Agreements are secured with assignments of certain notes and mortgages and carry a total annual interest rate ranging from 9.0% to 11.0%. The terms generally allow the lenders to give one month notice of nonrenewal after which the principal balance will reduce to zero over the next six months. As of June 30, 2022, we had borrowed $2,909,000 in principal on the New LOCs, with availability on those lines of credit of approximately $3,154,000. The largest aggregate amount of principal outstanding on the New LOC Agreements during 2021 was $3,859,000.

One of the lenders of a New LOC Agreement is R. Scott Summers, the son of Kenneth R. Summers, one of our independent managers. The Company’s board of managers approved the Company entering into the New LOC Agreement with R. Scott Summers, which provides us with a line of credit secured with assignments of certain notes and mortgages and a lien against all of our assets, and with principal not to exceed $2,000,000. R. Scott Summers is also an investor in our Notes and serves as custodian under various lines of credit to us, as described above and below.

The New LOC Agreements require monthly payments of interest only during the term of each New LOC Agreement, with the principal balance due upon termination. The unpaid principal amounts advanced on the New LOC Agreements bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the New LOC Agreements in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for the New LOCs (the “New LOC Collateral Loans”) pursuant to Collateral Assignments of Notes and Documents.

The lenders may demand the unpaid principal amount under their respective New LOC Agreement, along with interest accrued thereon and all other amounts owing under such New LOC Agreement upon an “event of default,” as defined in each New LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the New LOC Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

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R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “New LOCs Custodian”) also serves as the custodian to hold the New LOC Collateral Loans for the benefit of the lenders of the New LOCs pursuant to the Custodial Agreement dated as of July 30, 2019 between us and the New LOCs Custodian. We are responsible for paying the New LOCs Custodian’s monthly fee, which is equal to 1% interest on the amount of the New LOC Collateral Loans outstanding in the New LOCs Custodian’s custody.

Loan Extended by Community Bank

In June 2020, we entered into a business loan agreement (the “Community Bank Loan”) with Community Bank. Pursuant to the Community Bank Loan, Community Bank provides us with a loan not to exceed a principal amount of $362,000. The Community Bank Loan is secured by certain of our foreclosed assets and carries an annual interest rate of 3.8% based on a year of 360 days. The Community Bank Loan is due in July 2025. As of June 30, 2022, we owed an outstanding principal balance of $217,000 pursuant to the Community Bank Loan.

The Community Bank Loan requires monthly payments of interest only until July 2023, with principal payments then becoming due monthly. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Community Bank Loan in whole or in part at any time.

Mortgage

In January 2018, we entered into a commercial mortgage with Community Bank (the “Commercial Mortgage”) on the office building which we own and operate (our “Office Building”) in an amount not to exceed $660,000. The Commercial Mortgage is due and payable in January 2033. As of June 30, 2022, the principal amount of the Commercial Mortgage was $596,000.

The Commercial Mortgage is secured by a first mortgage lien and an assignment of leases and rents on our Office Building. The annual interest rate on the Commercial Mortgage is 5.07%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Commercial Mortgage in whole or in part at any time.

The following constitute events of default under the Commercial Mortgage: a failure to make any payment when due; a failure to comply with or perform and other term, obligation, covenant or condition under the Commercial Mortgage; a default under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that materially affect any of our property or our ability to repay the Commercial Mortgage; and any false statements under the Commercial Mortgage.

Paycheck Protection Program Loans

On February 5, 2021, we entered into an agreement to borrow approximately $362,000 from LCA Bank Corporation pursuant to the Paycheck Protection Program (“PPP”), originally created under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and extended to “second draw” PPP loans as described below. The PPP is intended to provide loans to qualified businesses to cover payroll and certain other identified costs. Funds from the loan may only be used for certain purposes, including payroll, benefits, rent, and utilities. All or a portion of the loan may be forgivable, as provided by the terms of the PPP. The loan has an interest rate of 1.0% per annum and a term of 60 months. Payments will be deferred in accordance with the CARES Act, as modified by the Paycheck Protection Program Flexibility Act of 2020; however, interest will accrue during the deferral period. If the loan is not forgiven in accordance with the terms of the program, we will be obligated to make monthly payments of principal and interest to repay the loan in full prior to maturity. The loan is evidenced by a promissory note, which contains customary events of default relating to, among other things, payment defaults and breaches of representations. We may prepay the loan at any time prior to maturity with no prepayment penalties.

Previously, in May 2020, we received a first draw PPP loan in the amount of approximately $362,000. In November 2020, the full principal amount of the first draw PPP loan and the accrued interest were forgiven by the U.S. Small Business Administration (the “SBA”). In December 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act was signed into law, extending the SBA’s authority to guarantee second draw PPP loans through March 31, 2021, pursuant to which we received the February 5, 2021 PPP loan. In August 2021, the full principal amount of the February 5, 2021 PPP loan and the accrued interest were forgiven by the SBA.

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Competition

Historically, our industry has been highly competitive. We compete for opportunities with numerous public and private investment vehicles, including financial institutions, specialty finance companies, mortgage banks, pension funds, opportunity funds, hedge funds, REITs, and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well-established operating histories and may have greater access to capital, resources and other advantages over us. These competitors may be willing to accept lower returns on their investments or to modify underwriting standards and, as a result, our origination volume and profit margins could be adversely affected.

We believe that this is a good time to extend commercial loans to builders in the residential real estate market because, currently, this market appears underserved, and many of our competitors have sustained losses due to the impact of the COVID-19 pandemic and, therefore, are reluctant to lend in this space at this time. We expect our loans to be different than other lenders in the markets in which we are active. Typically, the differences are:

●	our loans may have a higher fee;

●	our loans typically require a small deposit which is refundable, versus a large upfront payment for the lot which is not refundable; and

●	some of our loans may have lower costs as a result of not requiring title insurance.

Human Capital Resources

As of June 30, 2022, we have retained 20 full-time employees (three of which are lending representatives) including our CEO. The development, attraction, and retention of employees is a strong focus for the Company, as is fostering and maintaining a strong, healthy corporate culture. Additionally, as described in more detail in the “Executive Compensation — Executive Officer Compensation” section of this prospectus, we have an executive compensation program designed to attract, retain, and motivate highly talented executives and to align each executive’s incentives with our short-term and long-term objectives, while maintaining a healthy and stable financial position.

Regulatory Matters

Financial Regulation

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions. We are not subject to periodic compliance examinations by federal or state banking regulators. Further, our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity.

The Investment Company Act of 1940

An investment company is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to include any issuer engaged primarily in the business of investing, reinvesting, or trading in securities. Absent an exemption, investment companies are required to register as such with the SEC and to comply with various governance and operational requirements. If we were considered an “investment company” within the meaning of the Investment Company Act, we would be subject to numerous requirements and restrictions relating to our structure and operation. If we were required to register as an investment company under the Investment Company Act and to comply with these requirements and restrictions, we may have to make significant changes in our structure and operations to comply with exemption from registration, which could adversely affect our business. Such changes may include, for example, limiting the range of assets in which we may invest. We intend to conduct our operations so as to fit within an exemption from registration under the Investment Company Act for purchasing or otherwise acquiring mortgages and other liens on and interest in real estate. In order to satisfy the requirements of such exemption, we may need to restrict the scope of our operations.

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Environmental Compliance

We do not believe that compliance with federal, state, or local laws relating to the protection of the environment will have a material effect on our business in the foreseeable future. However, loans we extend or purchase are secured by real property. In the course of our business, we may own or foreclose and take title to real estate that could be subject to environmental liabilities with respect to these properties. We (or our loan customers) may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical release at a property. The costs associated with the investigation or remediation activities could be substantial. In addition, if we become the owner of or discover that we were formerly the owner of a contaminated site, we may be subject to common law claims by third-parties based on damages and costs resulting from environmental contamination emanating from the property. To date, we have not incurred any significant costs related to environmental compliance and we do not anticipate incurring any significant costs for environmental compliance in the future. Generally, when we are lending on property which is being developed into single family building lots, an environmental assessment is done by the builder for the various governmental agencies. When we lend for new construction on newly developed lots, the lots have generally been reviewed while they were being developed. We also perform our own physical inspection of the lot, which includes assessing potential environmental issues. Before we take possession of a property through foreclosure, we again assess the property for possible environmental concerns, which, if deemed to be a significant risk compared to the value of the property, could cause us to forego foreclosure on the property and to seek other avenues for collection.

Legal Proceedings

As of the date of this prospectus, we are not aware that we or our members are a party to any pending or threatened legal proceeding or proceeding by a governmental authority that would have a material adverse effect on our business.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require us to file annual, quarterly, and special reports and other information with the SEC. All of these filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. The annual reports we file with the SEC will contain consolidated financial information that has been examined and reported upon, with an opinion expressed by an independent registered public accounting firm. You may access this information online, at our website, at www.shepherdsfinance.com, or by calling us at (302) 752-2688 (30-ASK-ABOUT) or writing us at Shepherd’s Finance, LLC, 13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258 to have copies mailed to you at no cost. However, information contained on our website does not constitute part of this prospectus, and you should rely only on the information contained in or specifically incorporated by reference into this prospectus in deciding whether to invest in the Notes. We do not intend to deliver reports to security holders if such reports are not required pursuant to Section 15(d) of the Exchange Act.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(All dollar [$] amounts shown in thousands.)

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and the notes thereto contained elsewhere in this prospectus. See also the “Forward-Looking Statements” section of this prospectus. The following provides our management’s discussion and analysis of financial condition and results of operations for (1) the three and six months ended June 30, 2022, and (2) the years ended December 31, 2021 and 2020.

For the Three and Six Months Ended June 30, 2022

Overview

During the quarter and six months ended June 30, 2022, the Company continued to focus on the reduction of non-interest earning assets. As of June 30, 2022, loans classified as non-accrual were 14 or $6,701 compared to 23 or $9,526 as of December 31, 2021. In addition, as of June 30, 2022, we had two foreclosed assets or $865 compared to five or $2,724 as of December 31, 2021.

The Company continues to lose interest income on assets that do not accrue interest. During the quarter and six months ended June 30, 2022, the estimated loss on interest income related to impaired and foreclosed assets was $265 and $607, respectively. Looking ahead, we expect this to decrease as we continue to sell our remaining foreclosed assets and impaired loans in 2022.

While the Company continues to face risks as it relates to the economy and the homebuilding industry, management has decided to focus on the following during 2022:

1.	Decrease the amount of non-interest-bearing assets, which includes cash, our foreclosed assets, real estate assets and classified non-accrual loans or impaired loans receivables.
2.	Increase loan originations.
3.	Maintain liquidity to fund new loan originations and completion of construction costs for existing loans.
4.	Lower our cost of funds (to maintain a competitive market level).
5.	Raise margin beyond the elimination of nonperforming assets.

We anticipate that for the last two quarters of 2022, the housing market in most of the areas in which we do business will decline due to the impact of current economic conditions. While markets will probably weaken compared to where they were as of June 30, 2022, we anticipate losses incurred in principal related to COVID-19 will not continue, and the lower interest income due to nonperforming assets will continue to decrease in the remainder of 2022 as compared to the same periods in 2021. Short term interest rates as well as mortgage interest rates are expected to continue to rise. A continued rise in short term rates is likely to benefit the company as our competitors’ rates will rise faster than ours making us more competitive, but a continued rise in long term interest rates may negatively impact the housing industry as a whole, and therefore us.

We had $54,085 and $46,943 in loan assets, net as of June 30, 2022 and December 31, 2021, respectively. In addition, as of June 30, 2022, we had 226 commercial construction and 20 development loans with 60 borrowers in 21 states.

Net cash provided by operations increased $1,256 for the six months ended June 30, 2022 as compared to the same period of 2021. Our increase in operating cash flow was due primarily to net income and customer interest escrow. As of June 30, 2022, customer interest escrow included $500 for a Pennsylvania development loan.

Critical Accounting Estimates

To assist in evaluating our interim condensed consolidated financial statements, we describe below the critical accounting estimates that we use. We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used, would have a material impact on our consolidated financial condition or results of operations. See our 2021 Form 10-K, as filed with the SEC, for more information on our critical accounting estimates. No material changes to our critical accounting estimates have occurred since December 31, 2021 unless listed below.

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Loan Losses

Fair value of collateral has the potential to impact the calculation of the loan loss provision (the amount we have expensed over time in anticipation of loan losses we have not yet realized). Specifically, relevant to the allowance for loan loss reserve is the fair value of the underlying collateral supporting the outstanding loan balances. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Due to a rapidly changing economic market, an erratic housing market, the various methods that could be used to develop fair value estimates, and the various assumptions that could be used, determining the collateral’s fair value requires significant judgment.

June 30, 2022
Loan Loss
Provision
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the real estate collateral by 35%*	$-
Decreasing fair value of the real estate collateral by 35%**	$3,105

* Increases in the fair value of the real estate collateral do not impact the loan loss provision, as the value generally is not “written up.”

** Assumes the loans were nonperforming and a book amount of the loans outstanding of $54,085.

Foreclosed Assets

The fair value of real estate will impact our foreclosed asset value, which is recorded at 100% of fair value (after selling costs are deducted).

June 30, 2022
Foreclosed
Assets
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the foreclosed asset by 35%*	$-
Decreasing fair value of the foreclosed asset by 35%**	$303

* Increases in the fair value of the foreclosed assets do not impact the carrying value, as the value generally is not “written up.” Those gains would be recognized at the sale of the asset.

** Assumes a book amount of the foreclosed assets of $865.

Results of Operation

Interest Spread

The following table displays a comparison of our interest income, expense, fees, and spread:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2021		2022		2021
Interest Income		*		*		*		*
Estimated interest income	$1,969	13%	$1,531	12%	$3,780	13%	$3,039	12%
Estimated unearned interest income due to COVID-19	(166)	(1)%	(227)	(2)%	(353)	(1)%	(494)	(2)%
Interest income on loans	$1,803	12%	$1,304	10%	$3,427	12%	$2,545	10%

Fee income on loans	871	6%	870	7%	1,788	6%	1,598	6%
Deferred loan fees	(158)	(1)%	(230)	(2)%	(338)	(1)%	(421)	(1)%
Fee income on loans, net	713	5%	640	5%	1,450	5%	1,177	5%

Interest and fee income on loans	2,516	17%	1,944	15%	4,877	17%	3,722	15%

Interest expense unsecured	664	4%	762	6%	1,333	4%	1,531	6%
Interest expense secured	526	3%	518	4%	1,043	3%	1,075	5%
Amortization offering costs	59	1%	39	-%	122	1%	80	-%
Interest expense	1,249	8%	1,319	10%	2,498	8%	2,686	11%
Net interest income (spread)	1,267	9%	625	5%	2,379	9%	1,036	4%

Weighted average outstanding loan asset balance	$57,025		$50,222		$56,082		$50,247

*Annualized amount as percentage of weighted average outstanding gross loan balance

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There are three main components that can impact our interest spread:

● Difference between the interest rate received (on our loan assets) and the interest rate paid (on our borrowings). The loans we have originated have interest rates which are based on our cost of funds, with a minimum cost of funds of 7%. For most loans, the margin is fixed at 3%; however, for our development loans the margin is generally fixed at 7%. This component is also impacted by the lending of money with no interest cost (our equity).

Interest income on loans increased to 13% for both the quarter and six months ended June 30, 2022 compared to 12% for the same periods of the prior year. Interest expense decreased to 8% for both the quarter and six months ended June 30, 2022 compared to 10% and 11% for the same periods of the prior year. The decrease in the interest expense is due to the lowered effective interest rate of 8.90% for the period ended June 30, 2022 compared to 9.90% for the same period of the prior year. We reduced the balance of higher rate secured debt during the period ended June 30, 2022 compared to the same period of 2021.

We anticipate our standard margin to be 3% on all future construction loans and generally 7% on all development loans which yields a blended margin of approximately 3.6%. In July 2022 we changed our pricing model to decrease by 0.5% our pricing on all new construction loans during their first year, and increase pricing by 2.5% on those loans at all times after that. This pricing change is anticipated to lower profit in the remaining two quarters of 2022 by approximately $18 and in the first two quarters of 2023 by $54, however we anticipate that by the fourth quarter of 2023 the pricing change will increase our profitability. If all currently owned construction loans were currently using this pricing, our profitability would increase by $425 per year.

● Fee income. Our construction loan fee is 5% on the amount we commit to lend, which is amortized over the expected life of each loan. In addition, our development loans typically do not recognize a loan fee. When loans terminate before their expected maturity, the remaining fee is recognized at the termination of the loan. During the quarter and six months ended June 30, 2022 and 2021, fee income, net was 5%.

● Amount of nonperforming assets. Generally, two types of nonperforming assets negatively affect our interest spread: loans not paying interest and foreclosed assets.

As of June 30, 2022 and 2021, construction and development loans which did not accrue interest was $6,701 and $7,614, respectively.

Foreclosed assets do not provide a monthly interest return. As of June 30, 2022 and 2021, foreclosed assets were $865 and $2,724, respectively, which resulted in a negative impact to our interest spread in both years.

The amount of nonperforming assets is expected to decrease over the next quarter as we continue to liquidate nonperforming assets.

Loan Loss Provision

Loan loss provision (expense throughout the year) was $134 and $45 for the quarters ended June 30, 2022 and 2021, respectively. For the six months ended June 30, 2022 and 2021, loan loss expense was $208 and $259, respectively.

The allowance for loan losses at June 30, 2022 was $2,068 which primarily consisted of $232 for loans without specific reserves, $216 for loans with specific reserves and $1,620 for loans with specific reserves due to the impact of COVID-19.

As of December 31, 2021 the allowance for loan losses was $2,048 which primarily consisted of $163 for loans without specific reserves, $342 for loans with specific reserves, $60 for special mention loans and $1,483 for loans with specific reserves due to the impact of COVID-19.

During the six months ended June 30, 2022 and year ended December 31, 2021, we incurred $188 and $509 in direct charge offs, respectively.

Non-Interest Income

Gain on Sale of Foreclosed Assets

During the quarter ended June 30, 2022 and 2021, we recognized $101 and $13, respectively, as a gain on the sale of foreclosed assets. We sold two and one foreclosed assets which resulted in a gain on the sale for the quarters ended June 30, 2022 and 2021, respectively.

Gain on the sale of foreclosed assets was $101 for both six months ended June 30, 2022 and 2021. We sold two and five foreclosed assets which resulted in a gain on the sale for the six months ended June 30, 2022 and 2021, respectively.

Gain on the Extinguishment of Debt

During April 2020, the Company received a grant under the Economic Injury Disaster Loan Emergency Advance (the “EIDL Advance”) for $10 which was used for payroll and other certain operating expenses.

In February 2021, the full EIDL Advance or $10 and accrued interest were forgiven by the U.S. Small Business Administration.

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Non-Interest Expense

Selling, General and Administrative (“SG&A”) Expenses

The following table displays our SG&A expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Legal and accounting	$33	$23	$153	$126
Salaries and related expenses	389	119	789	328
Board related expenses	25	25	50	50
Advertising	42	52	62	61
Rent and utilities	28	13	43	22
Loan and foreclosed asset expenses	109	124	142	237
Travel	38	36	78	60
Other	49	46	93	91
Total SG&A	$713	$438	$1,410	$975

Our SG&A expense increased $275 and $435 for the quarter and six months ended June 30, 2022, respectively, compared to the same periods of 2021, due primarily to salaries and related expense, partially offset by decreases in loan and foreclosed asset expenses. Salaries and related expenses increased $270 and $461 for the quarter and six months ended June 30, 2022, respectively, due primarily to:

●	Profit share expense was $127 and $195 for the quarter and six months ended June 30, 2022, respectively. No profit share expense was recognized during the same periods of the prior year; and
●	Employee retention credit was $96 for both the quarter and six months ended June 30, 2021. No employee retention credits were recognized in 2022.

Loss on the Sale of Foreclosed Assets

During the quarters ended June 30, 2022 and 2021, we recognized $0 and $51, respectively, as a loss on the sale of foreclosed assets. During the six months ended June 30, 2022 and 2021, we recognized $0 and $69, respectively, as a loss on the sale of foreclosed assets.

Impairment Loss on Foreclosed Assets

During the quarter and six months ended June 30, 2022 no impairment loss on foreclosed assets were recognized. During the quarter and six months ended June 30, 2021, impairment loss on foreclosed assets was $0 and $10, respectively.

Consolidated Financial Position

Loans Receivable

Commercial Loans – Construction Loan Portfolio Summary

We anticipate that the aggregate balance of our construction loan portfolio will increase during the third quarter of 2022 because: 1) Payoffs are slowing as builder sales are slowing some, 2) housing starts are down which should reduce competition between builders for labor and should allow for faster construction which will initially increase the balances, and 3) we had strong originations in the first two quarters of 2022 and those loans will be growing in balance during the third quarter.

The following is a summary of our loan portfolio to builders for home construction loans as of June 30, 2022:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	1	2	$767	$537	$93	70%		5%
Connecticut	2	4	1,659	1,210	987	73%		5%
Delaware	1	6	7,865	3,255	2,372	41%		5%
Florida	18	98	35,176	26,057	16,881	74%		5%
Georgia	5	7	3,590	2,020	1,068	56%		5%
Illinois	2	2	1,890	1,199	897	63%		5%
Indiana	1	1	624	437	426	70%		5%
Louisiana	2	4	935	623	390	67%		5%
Michigan	2	5	1,443	1,138	1.072	79%		5%
New Jersey	1	5	2,687	2,259	2,233	84%		5%
New York	1	2	1,265	878	793	69%		5%
North Carolina	6	14	6,544	3,940	1,897	60%		5%
Ohio	2	9	3,086	2,132	1,640	69%		5%
Oregon	1	1	550	385	304	70%		5%
Pennsylvania	1	25	28,361	17,923	11,931	63%		5%
South Carolina	8	22	5,905	4,274	2,527	72%		5%
Tennessee	2	2	965	583	282	60%		5%
Texas	1	4	2,548	1,659	1,126	65%		5%
Utah	1	3	1,522	1,156	856	76%		5%
Virginia	1	1	297	195	97	66%		5%
Washington	1	9	5,270	3,418	1,538	65%		5%
Total	60	226	$112,949	$75,278	$49,410	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

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The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2021:

(All dollar [$] amounts shown in table in thousands.)

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	2	3	$995	$697	$390	70%		5%
Connecticut	2	4	1,535	1,084	719	71%		5%
Delaware	1	6	5,960	2,387	1,817	40%		5%
Florida	18	88	28,922	21,787	13,649	75%		5%
Georgia	2	2	1,130	631	366	56%		5%
Illinois	2	2	1,890	1,199	627	63%		5%
Indiana	1	1	624	436	347	70%		5%
Louisiana	2	3	590	387	125	66%		5%
Michigan	2	12	3,431	2,586	2,299	75%		5%
New Jersey	1	7	2,382	1,910	1,664	80%		5%
New York	1	1	525	378	305	72%		5%
North Carolina	8	14	7,141	4,349	2,105	61%		5%
Ohio	2	9	2,929	2,132	1,105	73%		5%
Oregon	2	2	923	646	440	70%		5%
Pennsylvania	2	20	21,867	13,487	10,078	62%		5%
South Carolina	10	32	8,353	5,793	3,579	69%		5%
Tennessee	2	2	940	582	319	62%		5%
Texas	2	5	2,873	1,750	549	61%		5%
Virginia	3	3	1,140	765	519	67%		5%
Washington	1	8	4,785	3,022	2,104	63%		5%
Total	66	224	$98,935	$66,008	$43,106	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Commercial Loans – Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of June 30, 2022:

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	5	$16,572	$8,500	$6,674	40%		varies
Connecticut	1	1	250	180	213	85%		7%
Delaware	1	1	543	147	147	27%		7%
Florida	4	4	778	1,195	438	56%		7%
New Jersey	1	2	100	52	51	51%		7%
Georgia	1	1	-	24	24	100%		7%
Texas	1	1	-	125	(28)	100%		7%
Michigan	1	1	53	32	32	60%		7%
South Carolina	3	4	1,407	1,386	1,387	99%		7%
Total	14	20	$19,703	$11,641	$8,938	45	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,860 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

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The following is a summary of our loan portfolio to builders for land development as of December 31, 2021:

(All dollar [$] amounts shown in table in thousands.)

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	4	$9,312	$6,500	$6,103	66%		varies
Florida	5	5	816	1,297	611	75%		7%
Texas	1	1	70	125	77	110%		7%
Connecticut	1	1	350	180	180	51%		7%
Delaware	1	1	543	147	147	27%		7%
South Carolina	3	3	1,373	846	539	39%		7%
Total	12	15	$12,464	$9,095	$7,657	61	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,720 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

Combined Loan Portfolio Summary

Financing receivables are comprised of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Loans receivable, gross	$58,348	$50,763
Less: Deferred loan fees	(1,609)	(1,143)
Less: Deposits	(909)	(934)
Plus: Deferred origination costs	323	305
Less: Allowance for loan losses	(2,068)	(2,048)

Loans receivable, net	$54,085	$46,943

The following is a roll forward of combined loans:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Beginning balance	$46,943	$46,405	$46,405
Originations and modifications	29,474	45,395	21,776
Principal collections	(23,803)	(44,290)	(23,171)
Transferred from (to) foreclosed assets	1,017	(791)	(274)
Change in builder deposit	26	403	60
Change in the allowance for loan losses	(20)	(80)	249
Change in loan fees, net	448	(99)	488
Ending balance	$54,085	$46,943	$45,533

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Finance Receivables – By risk rating:

	June 30, 2022	December 31, 2021

Pass	$50,904	$38,893
Special mention	743	2,344
Classified – accruing	–	–
Classified – nonaccrual	6,701	9,526

Total	$58,348	$50,763

Finance Receivables – Method of impairment calculation:

	June 30, 2022	December 31, 2021

Performing loans evaluated individually	$18,605	$16,495
Performing loans evaluated collectively	33,042	24,742
Non-performing loans without a specific reserve	796	596
Non-performing loans with a specific reserve	5,905	8,930

Total evaluated collectively for loan losses	$58,348	$50,763

At June 30, 2022 and December 31, 2021, there were no loans acquired with deteriorated credit quality.

Impaired Loans

The following is a summary of our impaired non-accrual (non-performing) commercial construction loans as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021

Unpaid principal balance (contractual obligation from customer)	$6,889	$10,035
Charge-offs and payments applied	(188)	(509)
Gross value before related allowance	6,701	9,526
Related allowance	(1,835)	(1,825)
Value after allowance	$4,866	$7,701

Below is an aging schedule of loans receivable as of June 30, 2022, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	232	$51,647	88%
60-89 days	-	-	-%
90-179 days	4	788	2%
180-269 days	4	742	2%
>270 days	6	5,171	8%

Subtotal	246	$58,348	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	246	$58,348	100%

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Below is an aging schedule of loans receivable as of December 31, 2021, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	216	$41,238	81.2%
60-89 days	1	203	0.4%
90-179 days	10	2,058	4.1%
180-269 days	1	392	0.8%
>270 days	11	6,872	13.5%

Subtotal	239	$50,763	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	239	$50,763	100%

Below is an aging schedule of loans receivable as of June 30, 2022, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	232	$51,647	88%
60-89 days	-	-	-%
90-179 days	4	788	2%
180-269 days	4	742	2%
>270 days	6	5,171	8%

Subtotal	246	$58,348	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	246	$58,348	100%

Below is an aging schedule of loans receivable as of December 31, 2021, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	216	$41,238	81.2%
60-89 days	1	203	0.4%
90-179 days	10	2,058	4.1%
180-269 days	1	392	0.8%
>270 days	11	6,872	13.5%

Subtotal	239	$50,763	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	239	$50,763	100%

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Foreclosed Assets

Below is a roll forward of foreclosed assets:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Beginning balance	$2,724	$4,449	$4,449
Transfers (to) from loan receivables, net	(1,017)	791	274
Additions for construction/development	153	818	439
Sale proceeds	(1,096)	(3,418)	(2,119)
Loss on foreclosure	-	(47)	-
Loss on sale of foreclosed assets	-	(92)	(69)
Gain on foreclosure	-	67	-
Gain on sale of foreclosed assets	101	166	101
Impairment loss on foreclosed assets	-	(10)	(10)
Ending balance	$865	$2,724	$3,065

During the quarter and six months ended June 30, 2022 and 2021, we sold two and three foreclosed assets and two and 12 foreclosed assets, respectively. In addition, we transferred one asset from foreclosed assets to loans receivable, net during the six months ended June 30, 2022. We transferred one loan receivable to foreclosed assets during the six months ended June 30, 2021.

Customer Interest Escrow

Below is a roll forward of interest escrow:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2020

Beginning balance	$479	$510	$510
Preferred equity dividends	87	230	106
Additions from Pennsylvania loans	1,085	513	297
Additions from other loans	204	720	488
Interest, fees, principal or repaid to borrower	(796)	(1,494)	(874)
Ending balance	$1,059	$479	$527

Related Party Borrowings

As of June 30, 2022, the Company had $1,250, $250, and $656 available to borrow against the line of credit from Daniel M. Wallach (our Chief Executive Officer and chairman of the board of managers) and his wife, the line of credit from the 2007 Daniel M. Wallach Legacy Trust, and the line of credit from William Myrick (our Executive Vice President), respectively. A more detailed description is included in Note 7 to the 2021 Financial Statements. These borrowings are included in notes payable secured, net of deferred financing costs on the interim condensed consolidated balance sheet.

During the six months ended June 30, 2022, Mr. Myrick originated one loan for approximately $24 and the Company services the loan and in return received a 5% loan fee. In addition, $653 was borrowed against the Myrick LOC to fund construction on the three loans originated by Mr. Myrick. During the quarter ended June 30, 2022, an additional $138 was added to the Myrick LOC.

As of December 31, 2021, the Company serviced two loans originated by Mr. Myrick for which it received a 5% loan fee and borrowed $141 against the Myrick LOC to originate and fund construction on the two such loans.

Secured Borrowings

Lines of Credit

As of June 30, 2022 and December 31, 2021, the Company had $344 and $859 borrowed against its lines of credit from affiliates, respectively, which have a total limit of $2,500.

None of our lines of credit have given us notice of nonrenewal during the second quarter of 2022, and the lines will continue to automatically renew unless notice of nonrenewal is given by a lender.

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Secured Deferred Financing Costs

The Company had secured deferred financing costs of $7 and $8 as of June 30, 2022 and December 31, 2021, respectively.

Summary

The borrowings secured by loan assets are summarized below:

	June 30, 2022		December 31, 2021
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$6,771	$4,905	$4,847	$2,969
S.K. Funding	10,873	6,300	8,084	5,500

Lender
Shuman	527	125	566	125
Jeff Eppinger	3,586	1,500	3,328	1,500
R. Scott Summers	1,606	847	1,475	847
John C. Solomon	993	563	1,139	563
Judith Y. Swanson	11,009	7,000	9,803	6,841

Total	$35,365	$21,240	$29,242	$18,345

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program at June 30, 2022 and December 31, 2021 was 8.90% and 9.28%, respectively, not including the amortization of deferred financing costs. We generally offer four durations at any given time, ranging from 12 to 48 months from the date of issuance. There are limited rights of early redemption. Our 36-month Note has a mandatory early redemption option, subject to certain conditions. The following table shows the roll forward of our Notes Program:

	Six Months Ended June 30, 2022	Year Ended December 31,2021	Six Months Ended June 30, 2021

Gross Notes outstanding, beginning of period	$20,636	$21,482	$21,482
Notes issued	1,303	7,876	6,330
Note repayments / redemptions	(1,590)	(8,722)	(6,213)

Gross Notes outstanding, end of period	$20,349	$20,636	$21,599

Less deferred financing costs, net	(383)	(367)	(407)

Notes outstanding, net	$19,966	$20,269	$21,192

The following is a roll forward of deferred financing costs:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Deferred financing costs, beginning balance	$1,061	$942	$942
Additions	138	119	71
Deferred financing costs, ending balance	1,199	1,061	1,013
Less accumulated amortization	(816)	(694)	(606)
Deferred financing costs, net	$383	$367	$407

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The following is a roll forward of the accumulated amortization of deferred financing costs:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Accumulated amortization, beginning balance	$694	$526	$526
Additions	122	168	80
Accumulated amortization, ending balance	$816	$694	$606

Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	June 30, 2022	December 31, 2021
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Swanson	July 2022	10.0%	-	159
Unsecured Line of Credit from Builder Finance, Inc.	January 2023	10.0%	750	750
Subordinated Promissory Note	April 2024	10.0%	100	100
Subordinated Promissory Note	August 2022	11.0%	200	200
Subordinated Promissory Note	February 2023	10.0%	600	600
Subordinated Promissory Note	June 2023	10.0%	400	400
Subordinated Promissory Note	March 2024	9.75%	500	-
Subordinated Promissory Note	December 2022	5.0%	3	3
Subordinated Promissory Note	December 2023	11.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	20	20
Subordinated Promissory Note	January 2025	10.0%	15	15
Subordinated Promissory Note	January 2026	8.0%	10	-
Subordinated Promissory Note	November 2023	9.5%	200	200
Subordinated Promissory Note	October 2024	10.0%	700	700
Subordinated Promissory Note	December 2024	10.0%	100	100
Subordinated Promissory Note	April 2025	10.0%	202	202
Subordinated Promissory Note	July 2023	8.0%	100	100
Subordinated Promissory Note	July 2024	5.0%	-	1,500
Subordinated Promissory Note	September 2023	7.0%	94	94
Subordinated Promissory Note	October 2023	7.0%	100	100
Subordinated Promissory Note	December 2025	8.0%	180	180
Senior Subordinated Promissory Note	March 2026(3)	10.0%	-	334
Senior Subordinated Promissory Note	March 2026(3)	8.0%	375	-
Senior Subordinated Promissory Note	October 2024(4)	1.0%	720	720
Junior Subordinated Promissory Note	October 2024(4)	20.0%	447	447
			$6,336	$7,444

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2)	Due six months after lender gives notice.

(3)	Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4)	These notes were issued to the same holder and, when calculated together, yield a blended return of 10% per annum.

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Redeemable Preferred Equity and Members’ Capital

We strive to maintain a reasonable (about 15%) balance between (1) redeemable preferred equity plus members’ capital and (2) total assets. The ratio of redeemable preferred equity plus members’ capital to total assets was 14% as of June 30, 2022 and December 31, 2021. We anticipate this ratio to increase as more earnings are retained in 2022 and some additional preferred equity may be added.

Priority of Borrowings

The following table displays our borrowings and a ranking of priority. The lower the number, the higher the priority.

	Priority Rank	June 30, 2022	December 31, 2021
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$22,051	$19,165
Secured lines of credit from affiliates	2	344	859
Unsecured line of credit (senior)	3	1,250	1,250
Other unsecured debt (senior subordinated)	4	1,094	1,053
Unsecured Notes through our public offering, gross	5	20,349	20,636
Other unsecured debt (subordinated)	5	3,545	4,693
Other unsecured debt (junior subordinated)	6	447	447

Total		$49,080	$48,103

Liquidity and Capital Resources

Our primary liquidity management objective is to meet expected cash flow needs while continuing to service our business and customers. We had 246 and 239 combined loans outstanding as of June 30, 2022 and December 31, 2021, respectively. Gross loans receivable total $58,348 and $50,763 as of June 30, 2022 and December 31, 2021, respectively. Our unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $25,869 and $22,902 as June 30, 2022 and December 31, 2021, respectively.

We anticipate an increase in our gross loan receivables over the 12 months subsequent to June 30, 2022 by directly increasing originations to new and existing customers, and a slowing in payoffs due to housing market cooling.

To fund our combined loans, we rely on secured debt, unsecured debt, equity and cash which are described in the following table:

Source of Liquidity	As of June 30, 2022	As of December 31, 2021
Secured debt, net of deferred financing costs	$22,388	$20,016
Unsecured debt, net of deferred financing costs	26,302	27,713
Equity*	7,409	6,604
Cash	1,126	3,735

*Equity includes Members’ Capital and Redeemable Preferred Equity.

As of June 30, 2022 and December 31, 2021, cash was $1,126 and $3,735, respectively.

Secured debt, net of deferred financing costs increased $2,372 to $22,388 as of June 30, 2022 compared to $20,016 for the year ended December 31, 2021 which was primarily related to borrowings on our purchase and sale agreements. We anticipate secured debt to increase as our loan receivable balances increase.

Unsecured debt, net of deferred financing costs decreased $1,411 to $26,302 as of June 30, 2022 compared to $27,713 for the year ended December 31, 2021. The decrease in unsecured debt primarily related to repayment of unsecured notes at maturity, those notes sold outside of our Notes Program.

Equity increased $805 to $7,409 as of June 30, 2022 compared to $6,604 for the year ended December 31, 2021. The increase was due primarily to earned but not paid distributions of Series C preferred equity holders. In addition, investments in Series C increased $200.

We anticipate an increase in our equity during the 12 months subsequent to June 30, 2022, through retaining earnings. If we are not able to increase our equity through retained earnings, we will rely more heavily on raising additional funds through the Notes Program.

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The total amount of our debt maturing through year ending December 31, 2022 is $25,564, which consists of secured borrowings of $21,592 and unsecured borrowings of $3,972.

Secured borrowings maturing through the year ending December 31, 2022 primarily consists of loan purchase and sale agreements with two loan purchasers (Builder Finance and S. K. Funding) and six lenders. These secured borrowings are listed as maturing over the next 12 months due to their related demand loan collateral. The following are secured facilities listed as maturing in 2022 with actual maturity and renewal dates:

●	Swanson – $7,000 due October 2023 and automatically renews unless notice given;
●	Shuman – $125 due July 2023 and automatically renews unless notice is given;
●	S. K. Funding – $4,500 due January 2023 and automatically renews unless notice is given;
●	S. K. Funding – $1,800 of the total due January 2023 and automatically renews unless notice is given;
●	Builder Finance, Inc – $4,905 with no expiration date;
●	New LOC Agreements - $2,909 due generally with one-month notice and six months to reduce principal balance to zero;
●	Myrick LOC - $344 due upon demand; and
●	Mortgage Payable – $10 due monthly.

Unsecured borrowings due by December 31, 2022 consist of Notes issued pursuant to the Notes Program and other unsecured debt of $3,269 and $703, respectively. To the extent that Notes issued pursuant to the Notes Program are not reinvested upon maturity, we will be required to fund the maturities, which we anticipate funding through the issuance of new Notes in our Notes Program. Historically, approximately 74% of our Note holders reinvest upon maturity. The 36 month Note in our Notes program has a mandatory early redemption option, subject to certain conditions. As of June 30, 2022, outstanding 36-month Notes totaled $385. Our other unsecured debt historically renews. For more information on other unsecured borrowings, see Note 7 – Borrowings. If other unsecured borrowings are not renewed in the future, we anticipate funding such maturities through investments in our Notes Program.

Summary

We have the funding available to address the loans we have today, including our unfunded commitments. We anticipate growing our assets through the net sources and uses (12-month liquidity) listed above as well as future capital increases from debt, redeemable preferred equity, and regular equity. Our expectation to grow loan asset balances is subject to changes due to changes in demand, competition, and the economy. Although our secured debt is almost entirely listed as currently due because of the underlying collateral being demand notes, the vast majority of our secured debt is either contractually set to automatically renew unless notice is given or, in the case of purchase and sale agreements, has no end date as to when the purchasers will not purchase new loans (although they are never required to purchase additional loans).

Inflation, Interest Rates, and Housing Starts

Since we are in the housing industry, we are affected by factors that impact that industry. Housing starts impact our customers’ ability to sell their homes. Faster sales generally mean higher effective interest rates for us, as the recognition of fees we charge is spread over a shorter period. Slower sales generally mean lower effective interest rates for us. Slower sales also are likely to increase the default rate we experience.

Housing inflation has a positive impact on our operations. When we lend initially, we are lending a percentage of a home’s expected value, based on historical sales. If those estimates prove to be low (in an inflationary market), the percentage we loaned of the value actually decreases, reducing potential losses on defaulted loans. The opposite is true in a deflationary housing price market. It is our opinion that values are well above average in many of the housing markets in the U.S. today, and our lending against these values is having more risk than prior years. In some of our markets, prices of sold homes are dropping. This is both because some homes are selling for less and because the average home selling is smaller (more affordable).

Interest rates have several impacts on our business. First, rates affect housing (starts, home size, etc.). High long-term interest rates may decrease housing starts, having the effects listed above. We can see this impact now as housing starts recently dropped by 20%. Higher interest rates will also affect our investors. We believe that there will be a spread between the rate our Notes yield to our investors and the rates the same investors could get on deposits at FDIC insured institutions. We also believe that the spread may need to widen if these rates rise. For instance, if we pay 7% above average CD rates when CDs are paying 0.5%, when CDs are paying 3%, we may have to have a larger than 7% difference. This may cause our lending rates, which are based on our cost of funds, to be uncompetitive. While the prime rate and fed funds rate have increased significantly in 2022, the CD rates, while increasing, have not increased as much. High interest rates may also increase builder defaults, as interest payments may become a higher portion of operating costs for the builder. Below is a chart showing three-year U.S. treasury rates and 30-year fixed mortgage rates. The U.S. treasury rates, are used by us here to approximate CD rates, however in the current environment, this is less accurate than in most years. Both the short- and long-term interest rates have risen slightly but are generally low historically.

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Housing prices are also generally correlated with housing starts, so that increases in housing starts usually coincide with increases in housing values, and the reverse is generally true. Below is a graph showing single family housing starts from 2000 through today.

Source: U.S. Census Bureau

To date, changes in housing starts, CD rates, and inflation have not had a material impact on our business.

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Off-Balance Sheet Arrangements

As of June 30, 2022 and December 31, 2021, other than unfunded loan commitments, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

For the Years Ended December 31, 2021 and 2020

Overview

We were organized in the Commonwealth of Pennsylvania in 2007 under the name 84 RE Partners, LLC and changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. Our operations are governed pursuant to our limited liability company agreement.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Economic and Industry Dynamics

During 2021, the Company continued to focus on specific issues that arose in 2020 primarily due to the pandemic, one of which was the reduction of non-interest earning assets. As of December 31, 2021, loans classified as non-accrual were 23 or $9,526 compared to 29 or $11,816 for the same period in the prior year. In addition, as of December 31, 2021 we had 5 foreclosed assets or $2,724 compared to 17 and $4,449 for the same period of the prior year.

The Company continues to lose interest income on assets that do not accrue interest. During the year ended December 31, 2021 the estimated loss on interest income related to impaired and foreclosed assets was $1,715. Looking ahead, we expect this to decrease as we continue to sell our remaining foreclosed assets in 2022.

While the Company continues to face COVID-19 risks as it relates to the economy and the homebuilding industry, management made the decision that during 2022 we will focus on the following five areas:

1.	Decrease the amount of non-interest-bearing assets, which includes cash, our foreclosed assets and classified non-accrual loans or impaired loans receivables;
2.	Increase loan originations which were lower during the year ended December 31, 2020 due primarily to COVID-19;
3.	Maintain liquidity to fund new loan originations and for the completion of construction costs for existing loans;
4.	Lowering our cost of funds (to keep us competitive in the market); and
5.	Raising our margin beyond simply eliminating nonperforming assets.

We anticipate that for 2022, the housing market in most of the areas in which we do business will be strong despite the impact of COVID-19. We also anticipate that the losses we incurred in principal related to COVID-19 will not continue, and that the lack of interest due to non-performing assets from COVID-19 will decrease significantly in 2022. Short term interest rates as well as mortgage interest rates are expected to rise. A rise in short term rates is likely to benefit the company as our competitors’ rates will rise faster than ours making us more competitive, but a rise in long term interest rates may negatively impact the housing industry as a whole, and therefore us.

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Perceived Challenges and Anticipated Responses

The following is not intended to represent a comprehensive list or description of the risks or challenges facing the Company. Currently, our management is most focused on the following challenges along with the corresponding actions to address those challenges:

Perceived Challenges and Risks	Anticipated Management Actions/Response
Potential loan value-to-collateral value issues (i.e., being underwater on particular loans)	We manage this challenge by risk-rating both the geographic region and the builder, and then adjusting the loan-to-value (i.e., the loan amount versus the value of the collateral) based on risk assessments. Additionally, we collect a deposit up-front for construction loans. Despite these efforts, if values in a particular area of the country drop by 60%, we will have loaned more than the value of the collateral. We have found that the best solution to this risk is a speedy resolution of the loan, and helping the builder finish the home rapidly rather than foreclosing on the partially built home. Our experience in this area will help us limit, but not eliminate, the negative effects in the event of another economic downturn.
Concentration of loan portfolio (i.e., how many of the loans are of or with any particular type, customer, or geography)	As of December 31, 2021 and 2020, 26% and 29%, respectively, of our outstanding loan commitments consist of loans to one borrower, and the collateral is in one real estate market, Pittsburgh, Pennsylvania. Accordingly, the ultimate collectability of a significant portion of these loans is susceptible to changes in market conditions in that area. As of December 31, 2021, our next two largest customers make up 7% and 4% of our loan commitments, with loans in Orlando, Florida and Spokane, Washington, respectively. As of December 31, 2020, our next two largest customers made up 12% and 6% of our loan commitments, with loans in Orlando and Cape Coral, Florida, respectively. In the upcoming years, we plan on continuing to increase our geographic and builder diversity while continuing to focus on our residential homebuilder customers.
Not having funds available to us to service the commitments we have

As of December 31, 2021, our typical construction loan had about 65% of its loan amount outstanding on average. That means that on average, about 35% of the commitment is not loaned, usually because the house is not complete. As of December 31, 2021, unfunded commitments totaled $22,902, which we will fund along with our purchase and sale agreement participants. However, if we are short on cash, we could do the following:

● raise interest rates on the Notes we offer to our investors to attract new Note investments;

● sell more secured interest on our loans; or

● draw down on our lines of credit from our affiliates.

Nonpayment of interest by our customers	Most of our customers pay interest on a monthly basis, and these funds are used to, among other things, pay interest on our debt monthly. While we have the liquidity to withstand some nonpayment of interest, if a high percentage of our customers were not paying interest, it will impede our ability to pay our debts on time.
Nonperforming assets	As of December 31, 2021, nonperforming assets were approximately $10,425 (defined as impaired loans and/or loans on nonaccrual plus foreclosed assets net of reserves).

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Critical Accounting Estimates

To assist in evaluating our consolidated financial statements, we describe below the critical accounting estimates that we use. We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used, would have a material impact on our consolidated financial condition or results of operations.

Loan Losses

Future losses on current loans are estimated in our financial statements. This estimate is important because it is on our largest asset (loans receivable). It is impossible to know what these losses will be, as the condition of the market cannot be determined, and specific situations with each loan are unpredictable and change constantly. Loan losses, as applicable, are accounted for both on the consolidated balance sheets and the consolidated statements of operations. On the consolidated statements of operations, management estimates the number of losses to capture during the current year. This current period amount incurred is referred to as the loan loss provision. The calculation of our allowance for loan losses, which appears on our consolidated balance sheets as a reduction to loans receivable, net and is detailed in the notes to our financial statements, requires us to compile relevant data for use in a systematic approach to assess and estimate the number of probable losses inherent in our commercial lending operations and to reflect that estimated risk in our allowance calculations. We use the policy summarized as follows:

We establish a collective reserve for all loans which are not more than 60 days past due at the end of each quarter. This collective reserve includes both a quantitative and qualitative analysis. In addition to historical loss information, the analysis incorporates collateral value, decisions made by management and staff, percentage of aging spec loans, policies, procedures, and economic conditions.

We individually analyze for impairment all loans which are more than 60 days past are due at the end of each quarter. We also review for impairment all loans to one borrower with greater than or equal to 10% of our total committed balances. If required, the analysis includes a comparison of estimated collateral value to the principal amount of the loan.

For impaired loans, if the value determined is less than the principal amount due (less any builder deposit), then the difference is included in the allowance for loan loss. As values change, estimated loan losses may be provided for more or less than the previous period, and some loans may not need a loss provision based on payment history. For homes which are partially complete, we appraise on an as-is and completed basis and use the one that more closely aligns with our planned method of disposal for the property.

For loans greater than 12 months in age that are individually evaluated for impairment, appraisals have been prepared within the last 13 months if construction is greater than 90% complete. If construction is less than 90% complete the Company uses the latest appraisal on file. Certain times the Company may choose to use a broker’s opinions of value (“BOV”) as a replacement for an appraisal if deemed more efficient by management. Appraised values are adjusted down for estimated costs associated with asset disposal. Broker’s opinion of selling price, use currently valid sales contracts on the subject property, or representative recent actual closings by the builder on similar properties may be used in place of a broker’s opinion of value.

Appraisers are state certified, and are selected by first attempting to utilize the appraiser who completed the original appraisal report. If that appraiser is unavailable or unreasonably expensive, we use another appraiser who appraises routinely in that geographic area. BOVs are created by real estate agents. We try to first select an agent we have worked with, and then, if that fails, we select another agent who works in that geographic area.

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Currently, fair value of collateral has the potential to impact the calculation of the loan loss provision. Specifically, relevant to the allowance for loan loss reserve is the fair value of the underlying collateral supporting the outstanding loan balances. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Due to a rapidly changing economic market, an erratic housing market, the various methods that could be used to develop fair value estimates, and the various assumptions that could be used, determining the collateral’s fair value requires significant judgment.

December 31, 2021 Loan Loss Provision
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the real estate collateral by 35%*	$–
Decreasing fair value of the real estate collateral by 35%**	$2,828

* Increases in the fair value of the real estate collateral do not impact the loan loss provision, as the value generally is not “written up.”

** If the loans were nonperforming, assuming a book amount of the loans outstanding of $46,943, and the fair value of the real estate collateral on all outstanding loans was reduced by 35%.

Foreclosed Assets

Foreclosed assets, as applicable, are accounted for both on the consolidated balance sheets and the consolidated statements of operations. On the consolidated statements of operations, management estimates the amount of impairment to capture when a loan is converted to a foreclosed asset, the impairment when the value of an asset drops below the carrying amount, and any loss or gain upon final disposition of the asset. The calculation of the impairment, which appears on our consolidated balance sheets as a reduction in the asset, requires us to compile relevant data for use in a systematic approach to assess and estimate the value of the asset and therefore any required impairment thereof. We use the policy summarized as follows:

For properties which exist in the condition in which we intend to sell them, we obtain an appraisal of the assets current value. We reduce the appraised value by 10% to account for estimated selling costs. This amount is used to initially book the asset. Typically, prior to the initial booking of the foreclosed asset, the loan has already been reserved to this level. If during ownership, the value of the foreclosed asset drops, an additional impairment is recorded. For assets that need to be improved prior to sale, we adjust the portion of the appraised value related to construction improvements for the percentage of the improvements which have not yet been made.

The fair value of real estate will impact our foreclosed asset value, which is recorded at 100% of fair value (after selling costs are deducted). Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

December 31, 2021 Foreclosed Assets
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the foreclosed asset by 35%*	$–
Decreasing fair value of the foreclosed asset by 35%	$953

* Increases in the fair value of the foreclosed assets do not impact the carrying value, as the value generally is not “written up.” Those gains would be recognized at the sale of the asset. However, the increase in fair value may be recognized up to the cost basis of the foreclosed asset which was determined at the foreclosure date.

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Other Loss Contingencies

Other loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. Contingent liabilities are often resolved over long time periods. Estimating probable losses requires analysis of multiple forecasts that often depend on judgments about potential actions by third parties such as courts, arbitrators, juries, or regulators.

Accounting and Auditing Standards Applicable to “Emerging Growth Companies”

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (1) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (2) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (4), and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Other Significant Accounting Policies

Other significant accounting policies, not involving the same level of measurement uncertainties as those discussed above, are nevertheless important to an understanding of the consolidated financial statements. Policies related to credit quality information, fair value measurements, offsetting assets and liabilities, related party transactions and revenue recognition require difficult judgments on complex matters that are often subject to multiple and recent changes in the authoritative guidance. Certain of these matters are among topics currently under reexamination or have recently been addressed by accounting standard setters and regulators. Specific conclusions have not been reached by these standard setters, and outcomes cannot be predicted with confidence. Also, see Note 2 of our consolidated financial statements, as they discuss accounting policies that we have selected from acceptable alternatives.

Consolidated Results of Operations

Key financial and operating data for the years ended December 31, 2021 and 2020 are set forth below. For a more complete understanding of our industry, the drivers of our business, and our current period results, this discussion should be read in conjunction with our consolidated financial statements, including the related notes and the other information contained in this document.

Accounting principles generally accepted in the United States of America (U.S. GAAP) require that we report financial and descriptive information about reportable segments and how these segments were determined. Our management determines the allocation and performance of resources based on operating income, net income and operating cash flows. Segments are identified and aggregated based on the products sold or services provided and the market(s) they serve. Based on these factors, management has determined that our ongoing operations are in one segment, commercial lending.

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Below is a summary of our statement of operations for the years ended December 31, 2021 and 2020:

(in thousands of dollars)	2021	2020

Net Interest Income
Interest and fee income on loans	$7,944	$8,209
Interest expense:
Interest related to secured borrowings	1,973	2,973
Interest related to unsecured borrowings	3,147	3,153
Interest expense	$5,120	$6,126

Net interest income	2,824	2,083

Less: Loan loss provision	588	1,805
Net interest income after loan loss provision	2,236	278

Non-Interest Income
Gain on sale of foreclosed assets	$166	$160
Gain on foreclosure of assets	67	52
Gain on the extinguishment of debt	371	361
Impairment gains on foreclosed assets	-	91
Total non-interest income	$604	$664

Income	2,840	942

Non-Interest Expense
Selling, general and administrative	$1,873	$2,185
Depreciation and amortization	53	85
Loss on the sale of foreclosed assets	92	102
Loss on foreclosure	47	54
Impairment loss on foreclosed assets	10	445
Total non-interest expense	2,075	2,871

Net income (loss)	$765	$(1,929)

Earned distribution to preferred equity holders	701	525

Net income (loss) attributable to common equity holders	$64	$(2,454)

Net income for the year ended December 31, 2021 increased $2,694 to $765 when compared to the same period of 2020. The increase in net income was primarily due to decreasing the economic effects stemming from the COVID-19 pandemic, most importantly nonperforming assets and loan losses.

In addition, we had $46,943 and $46,405 in loan assets, net as of December 31, 2021 and 2020, respectively. As of December 31, 2021, we had 224 construction loans in 20 states with 66 borrowers and 15 development loans in six states with 12 borrowers.

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Interest Spread

The following table displays a comparison of our interest income, expense, fees and spread for the years ended December 31, 2021 and 2020:

	2021		2020
Interest Income		*		*
Estimated interest income	$6,280	13%	$7,623	14%
Estimated unearned interest income due to COVID-19	(926)	(2)%	(1,099)	(2)%
Write-offs due to COVID-19	-	-%	(469)	(1)%
Interest income on loans	5,354	11%	6,055	11%

Fee income on loans	3,403	7%	2,735	5%
Deferred loan fees	(813)	(2)%	(581)	(1)%
Fee income on loans, net	2,590	5%	2,154	4%

Interest and fee income on loans	7,944	16%	8,209	15%

Interest expense – secured	1,973	4%	2,973	5%
Interest expense – unsecured	2,979	6%	2,997	6%
Offering costs amortization	168	-%	156	-%
Interest expense	5,120	10%	6,126	11%
Net interest income (spread)	2,824	6%	2,083	4%

Weighted average outstanding loan asset balance	$50,730		$55,189

*Annualized amount as percentage of weighted average outstanding gross loan balance

There are three main components that can impact our interest spread:

● Difference between the interest rate received (on our loan assets) and the interest rate paid (on our borrowings). The loans we have originated have interest rates which are based on our cost of funds, with a minimum cost of funds of 7%. For most loans, the margin is fixed at 3%; however, for our development loans the margin is generally fixed at 7%. This component is also impacted by the lending of money with no interest cost (our equity).

Interest income on loans was 11% for both the years ended December 31, 2021 and 2020. The Company expensed $469 in interest income during 2020 due to impairment of loans associated with four of our borrowers directly related to COVID-19. In addition, estimated interest not earned during the year ended December 31, 2021 and 2020 related to those borrowers was approximately $926 and $1,099, respectively.

We anticipate our standard margin to be 3% on all future construction loans and generally 7% on all development loans which yields a blended margin of approximately 3.6%.

● Fee income. Our construction loan fee is 5% on the amount we commit to lend, which is amortized over the expected life of each loan. We do not recognize a loan fee on our development loans. When loans terminate before than their expected life, the remaining fee is recognized at the termination of the loan.

Fee income on loans before deferred loan fee adjustments increased 2% to 7% for the year ended December 31, 2021 compared to 5% for the same period of 2020. The increase of 2% primarily related to modification fees charged on certain loans during 2021.

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Deferred loan origination fees increased to (2)% for the year ended December 31, 2021 compared to (1)% for the same period of 2020. The increase in deferred loan origination fees was primarily due to the number of closed and modified construction and development loans, which during 2021 and 2020, was 320 and 224, respectively.

● Amount of nonperforming assets. Generally, we can have two types of nonperforming assets that negatively affect interest spread: loans not paying interest and foreclosed assets.

As of December 31, 2021 and 2020, we had 23 impaired loans in the aggregate amount of $9,526 and 29 impaired loans in the aggregate amount of $11,816 that were not paying interest, respectively. Non-performing assets not related to the impact of COVID-19 were $2,914 of the $9,526 for 2021 and $1,229 of the $11,816 for 2020.

Due to the impact of COVID-19, the Company transferred the loan receivables balance of $9,728 as of June 30, 2020 for one of our largest borrowers into a non-performing asset. As of December 31, 2021, the amount due from this borrower is $6,612.

Foreclosed assets do not provide a monthly interest return. As of December 31, 2021 and 2020, foreclosed assets were $2,724 and $4,449, respectively, which resulted in a negative impact on our interest spread in both years.

The amount of nonperforming assets is expected to decrease in the first half of 2022 as we continue to liquidate nonperforming loans and foreclosed assets.

Cash also does not yield a return. During the third quarter of 2021 we used cash to reduce the amount of debt while maintaining a responsible level of liquidity to cover unfunded commitments on loans and cash needs for operations.

Loan Loss Provision

Loan loss provision (expense throughout the year) was $588 and $1,805 for the years ended December 31, 2021 and 2020, respectively.

The allowance for loan losses at December 31, 2021 was $2,048 which primarily consisted of $163 for loans without specific reserves, $342 for loans with specific reserves, $60 for special mention loans and $1,483 for specific reserves due to the impact of COVID-19. During the year ended December 31, 2021, we incurred $509 in direct charge offs.

The allowance for loan losses at December 31, 2020 was $1,968, of which $151 is related to loans without specific reserves. The Company recorded specific reserves for loans impaired due to impacts from COVID-19 of $1,532, special mention loans of $120 and impaired loans not due to impacts from COVID-19 of $165. During the year ended December 31, 2020, we incurred $72 in direct charge offs.

Non-Interest Income

Gain on Sale of Foreclosed Assets

During the years ended December 31, 2021 and 2020, we recognized $166 and $160, respectively, as a gain on the sale of foreclosed assets which related to the sale of six and seven foreclosed assets during 2021 and 2020, respectively.

Gain on Foreclosure of Assets

During the years ended December 31, 2021 and 2020, we recognized $67 and $52 as a gain on the foreclosure of assets. We transferred one and seven loan receivable assets to foreclosed assets which resulted in a gain on foreclosure during the years ended December 31, 2021 and 2020, respectively.

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Impairment Gains on Foreclosed Assets

During the year ended December 31, 2021 and 2020, we recognized $0 and $91, respectively, as a gain on impairment of foreclosed assets. During 2020, the impairment gain related primarily to four certain foreclosed assets.

Gain on the Extinguishment of Debt

We borrowed approximately $361 in each of February 2021 and May 2020, pursuant to the Paycheck Protection Program (“PPP”), created under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act. The PPP is intended to provide loans to qualified businesses to cover payroll and certain other identified costs. Funds from the loan may only be used for certain purposes, including payroll, benefits, rent, and utilities. All or a portion of the loan may be forgivable, as provided by the terms of the PPP.

In August 2021 and November 2020, the full principal amount of the PPP loans and the accrued interest were forgiven by the U.S. Small Business Administration.

During April 2020, the Company received a grant under the Economic Injury Disaster Loan Emergency Advance (the “EIDL Advance”) of $10 which was used for payroll and other certain operating expenses.

In February 2021, the full EIDL Advance of $10 and accrued interest were forgiven by the U.S. Small Business Administration.

Non-Interest Expense

Selling, General and Administrative (“SG&A”) Expenses

The following table displays our SG&A expenses for the years ended December 31, 2021 and 2020:

	2021	2020
Selling, general and administrative expenses
Legal and accounting	$166	$224
Salaries and related expenses	819	975
Board related expenses	99	99
Advertising	65	85
Rent and utilities	53	52
Loan and foreclosed asset expenses	348	498
Travel	154	140
Other	169	112
Total SG&A	$1,873	$2,185

SG&A expenses decreased $312 to $1,873 for the year ended December 31, 2021 compared to $2,185 for the same period of 2020 due primarily to the following:

●	During 2021, salaries and related expenses decreased $156 to $819 compared to $975 for the same period of 2020. The decrease was primarily due to employee retention credit recognized during the second and third quarters of 2021 of $317, which was partially offset by profit share expense of $88. No profit share expense was recognized during 2020.
●	During 2021, legal and accounting expenses decreased $58 to $166 compared to $224 for the same period of 2020. The decrease related primarily due to the addition of internal counsel during the second quarter of 2020.

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Loss on the Sale of Foreclosed Assets

During the years ended December 31, 2021 and 2020, we recognized $92 and $102 as a loss on the sale of foreclosed assets which related to the sale of seven and eight foreclosed assets during 2021 and 2020, respectively.

Loss on Foreclosure of Assets

During the years ended December 31, 2021 and 2020, we recognized $47 and $54 as a loss on the foreclosure of assets. We transferred one and two loan receivable assets to foreclosed assets during 2021 and 2020, respectively.

Impairment Loss on Foreclosed Assets

During the year ended December 31, 2021 and 2020, we recognized $10 and $445 as a loss on impairment of foreclosed assets, respectively. During 2020, impairment loss on foreclosed assets included $91 recognized as a result of COVID-19.

Consolidated Financial Position

Cash and Cash Equivalents

We try to avoid borrowing on our lines of credit from affiliates. To accomplish this, we must carry some cash for liquidity. This amount generally grows as our Company grows. As of December 31, 2021 and 2020, our cash was $3,735 and $4,749, respectively. See our Liquidity and Capital Resources section for more information.

Loans Receivable

Commercial Loans – Construction Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2021:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	2	3	$995	$697	$390	70%		5%
Connecticut	2	4	1,535	1,084	719	71%		5%
Delaware	1	6	5,960	2,387	1,817	40%		5%
Florida	18	88	28,922	21,787	13,649	75%		5%
Georgia	2	2	1,130	631	366	56%		5%
Illinois	2	2	1,890	1,199	627	63%		5%
Indiana	1	1	624	436	347	70%		5%
Louisiana	2	3	590	387	125	66%		5%
Michigan	2	12	3,431	2,586	2,299	75%		5%
New Jersey	1	7	2,382	1,910	1,664	80%		5%
New York	1	1	525	378	305	72%		5%
North Carolina	8	14	7,141	4,349	2,105	61%		5%
Ohio	2	9	2,929	2,132	1,105	73%		5%
Oregon	2	2	923	646	440	70%		5%
Pennsylvania	2	20	21,867	13,487	10,078	62%		5%
South Carolina	10	32	8,353	5,793	3,579	69%		5%
Tennessee	2	2	940	582	319	62%		5%
Texas	2	5	2,873	1,750	549	61%		5%
Virginia	3	3	1,140	765	519	67%		5%
Washington	1	8	4,785	3,022	2,104	63%		5%
Total	66	224	$98,935	$66,008	$43,106	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

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The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2020:

State	Number of Borrowers	Number of Loans	Value of Collateral (1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	3	4	$1,821	$1,503	$1,004	60%		5%
Connecticut	1	1	515	382	262	65%		5%
Delaware	1	1	585	409	187	70%		5%
Florida	16	80	25,779	21,193	16,201	82%		5%
Georgia	3	3	1,300	839	476	65%		5%
Illinois	2	2	1,890	1,199	474	60%		5%
Michigan	4	9	2,451	1,942	805	79%		5%
Mississippi	1	1	240	189	166	79%		5%
New Jersey	1	5	1,357	1,339	928	99%		5%
New York	3	2	1,184	814	845	69%		5%
North Carolina	6	18	4,519	3,123	2,059	69%		5%
Ohio	3	8	2,703	2,020	1,393	75%		5%
Oregon	1	2	1,217	852	238	70%		5%
Pennsylvania	3	24	22,791	13,593	9,825	60%		5%
South Carolina	8	27	7,284	4,930	3,195	68%		5%
Tennessee	3	5	2,169	1,463	509	67%		5%
Texas	3	8	2,806	2,106	1,191	75%		5%
Utah	2	6	2,583	1,822	1,542	71%		5%
Virginia	1	1	505	353	79	70%		5%
Washington	1	5	2,030	1,311	508	65%		5%
Wisconsin	1	1	539	332	332	62%		5%
Total	67	213	$86,268	$61,714	$42,219	72	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

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Commercial Loans – Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of December 31, 2021:

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	4	$9,312	$6,500	$6,103	66%		varies
Florida	5	5	816	1,297	611	75%		7%
Texas	1	1	70	125	77	110%		7%
Connecticut	1	1	350	180	180	51%		7%
Delaware	1	1	543	147	147	27%		7%
South Carolina	3	3	1,373	846	539	39%		7%
Total	12	15	$12,464	$9,095	$7,657	61	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,720 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	2	$7,361	$8,200	$6,175	84%		7%
Florida	3	3	1,373	1,193	1,029	87%		7%
New York	1	1	1,238	451	452	36%		7%
North Carolina	1	1	400	260	136	34%		7%
South Carolina	2	2	1,256	711	438	35%		7%
Total	8	9	$11,628	$10,815	$8,230	71	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,630 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

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Financing receivables are comprised of the following:

	December 31, 2021	December 31, 2020

Loans receivable, gross	$50,763	$50,449
Less: Deferred loan fees	(1,143)	(1,092)
Less: Deposits	(934)	(1,337)
Plus: Deferred origination costs	305	353
Less: Allowance for loan losses	(2,048)	(1,968)

Loans receivable, net	$46,943	$46,405

Roll forward of combined loans:

	December 31, 2021	December 31, 2020

Beginning balance	$46,405	$55,369
Originations and modifications	45,395	46,177
Principal collections	(44,290)	(50,079)
Transferred to foreclosed assets	(791)	(2,118)
Transferred to real estate investments	-	(1,140)
Change in builder deposit	403	16
Change in allowance for loan losses	(80)	(1,733)
Change in loan fees, net	(99)	(87)

Ending balance	$46,943	$46,405

Credit Quality Information

Finance Receivables – By risk rating:

	December 31, 2021	December 31, 2020

Pass	$38,893	$35,544
Special mention	2,344	3,089
Classified – accruing	–	–
Classified – nonaccrual	9,526	11,816

Total	$50,763	$50,449

Finance Receivables – Method of impairment calculation:

	December 31, 2021	December 31, 2020

Performing loans evaluated individually	$16,495	$16,412
Performing loans evaluated collectively	24,742	22,221
Non-performing loans without a specific reserve	596	1,518
Non-performing loans with a specific reserve	8,930	10,298

Total evaluated collectively for loan losses	$50,763	$50,449

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At December 31, 2021 and 2020, there were no loans acquired with deteriorated credit.

The following is a summary of our impaired non-accrual commercial construction loans as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Unpaid principal balance (contractual obligation from customer)	$10,035	$11,888
Charge-offs and payments applied	(509)	(72)
Gross value before related allowance	9,526	11,816
Related allowance	(1,825)	(1,698)
Value after allowance	$7,701	$10,118

Below is an aging schedule of loans receivable as of December 31, 2021, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	216	$41,238	81.2%
60-89 days	1	203	0.4%
90-179 days	10	2,058	4.1%
180-269 days	1	392	0.8%
>270 days	11	6,872	13.5%

Subtotal	239	$50,763	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	239	$50,763	100%

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Below is an aging schedule of loans receivable as of December 31, 2020, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	194	$38,956	77.2%
60-89 days	-	-	-%
90-179 days	-	-	-%
180-269 days	28	11,493	22.8%

Subtotal	222	$50,449	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	222	$50,449	100%

Below is an aging schedule of loans receivable as of December 31, 2021, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	216	$41,238	81.2%
60-89 days	1	203	0.4%
90-179 days	10	2,058	4.1%
180-269 days	1	392	0.8%
>270 days	11	6,872	13.5%

Subtotal	239	$50,763	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	239	$50,763	100%

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Below is an aging schedule of loans receivable as of December 31, 2020, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	194	$38,956	77.2%
60-89 days	-	-	-%
90-179 days	-	-	-%
180-269 days	28	11,493	22.8%

Subtotal	222	$50,449	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	222	$50,449	100%

Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Beginning balance	$4,449	$4,916
Additions from loans	791	2,118
Additions for construction/development	818	1,410
Sale proceeds	(3,418)	(3,697)
Loss on foreclosure	(47)	(54
Loss on sale of foreclosed assets	(92)	(102)
Gain on foreclosure	67	52
Gain on sale of foreclosed assets	166	160
Impairment loss on foreclosed assets	(10)	(290
Impairment loss on foreclosed assets due to COVID-19	-	(64)
Ending balance	$2,724	$4,449

During the year ended December 31, 2021 and 2020 we reclassed 2 and 4 loan receivable, net assets to foreclosed assets, respectively.

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Real Estate Investments

During June 2020, we acquired two lots from a borrower in exchange for the transfer of loans secured by those lots. We extinguished the principal balance for the loans on the lots in the amount of $640 and in addition, paid a $500 management fee for the development of homes on certain of our lots that were previously carried as loan receivables. The management fee was paid through reducing the principal balance on a current loan receivable with the borrower. Construction has started on 3 of the 4 homes, one of which has a sales contract to sell to an end user once the home is complete.

The following table is a roll forward of real estate investment assets:

	December 31, 2021	December 31, 2020

Beginning balance	$1,181	$–
Transfers from loans	–	1,140
Deposits from real estate investments	(200)	–
Additions for construction/development	670	41
Ending balance	$1,651	$1,181

Customer Interest Escrow

The Pennsylvania Loans call for a funded interest escrow account which was initially funded with proceeds from the Pennsylvania Loans. The initial funding on that interest escrow was $450. The balance as of December 31, 2021 and 2020 was $203 and $250, respectively. To the extent the balance is available in the interest escrow, interest due on certain loans is deducted from the interest escrow on the date due. The interest escrow is increased by 20% of lot payoffs on the same loans, and by interest and/or distributions on a loan in which we are the borrower and Investor’s Mark Acquisitions, LLC is the lender and on the Series B preferred equity. All of these transactions are noncash to the extent that the total escrow amount does not need additional funding.

We had 47 and 29 other loans active as of December 31, 2021 and 2020, respectively, which also had interest escrows. The cumulative balance of all interest escrows other than the Pennsylvania Loans was $276 and $259 as of December 31, 2021 and 2020, respectively.

Roll forward of interest escrow for the years ended December 31, 2021 and 2020:

	2021	2020

Beginning balance	$510	$643
Preferred equity dividends	230	83
Additions from Pennsylvania Loans	513	1,173
Additions from other loans	720	448
Interest, fees, principal or repaid to borrower	(1,494)	(1,837)

Ending balance	$479	$510

Secured Borrowings

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 75% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower (interest rates were between 6% and 13% for both 2021 and 2020). The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

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In March 2018, we entered into the Seventh Amendment (the “Seventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Seventh Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

The timing of the Company’s principal and interest payments to S.K. Funding under the Seventh Amendment, and S.K. Funding’s obligation to fund the Pennsylvania Loans, vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $1,000, S.K. Funding must fund the amount between $1,000 and less than or equal to $4,500.
●	If the total principal amount is less than $4,500, then the Company will also repay S.K. Funding’s principal as principal payments are received on the Pennsylvania Loans from the underlying borrowers in the amount by which the total principal amount is less than $4,500 until S.K. Funding’s principal has been repaid in full.
●	The interest rate accruing to S.K. Funding under the Seventh Amendment is 10.5% calculated on a 365/366-day basis.

The Seventh Amendment had a term of 24 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least six months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In April 2021, we entered into the Eleventh Amendment (the “Eleventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Eleventh Amendment was to allow a principal increase to $2,000 from the original $1,000 in the Tenth Amendment dated January 2019. In addition, if the collateral value drops then an unsecured portion or $400 may be used until the collateral is increased back to $2,000.

The Eleventh Amendment has a term of 12 months and will automatically renew for an additional six-month term unless either party gives written notice of its intent not to renew at least five months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered into the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 6.25% as of December 31, 2021 and 2020. As of December 31, 2021, and 2020, the amount outstanding pursuant to the Wallach LOC was $0. The maximum amount outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

During June 2018, we also entered into the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 6.25% as of December 31, 2021 and 2020. There were no amounts borrowed against the Wallach Trust LOC as of December 31, 2021 and 2020. The maximum amount outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

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Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President (“EVP”), William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all of our assets;
●	Cost of funds to us of prime rate plus 3%; and
●	Due upon demand.

As of December 31, 2021 and 2020, the amount outstanding pursuant to the Myrick LOC was $859 and $0, respectively. For the years ended December 31, 2021 and 2020, interest expense was $6 and $19, respectively.

Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K.

Shuman. Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2022, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

As of December 31, 2021 and 2020, the amount outstanding pursuant to the Shuman LOC was $125 and $1,325, respectively. Interest expense was $77 and $135 for the years ended December 31, 2021 and 2020, respectively.

Line of Credit with Swanson

During December 2018, we entered into a Master Loan Modification Agreement (the “Swanson Modification Agreement”) with Paul Swanson which modified the line of credit agreement between us and Mr. Swanson dated October 23, 2017. Pursuant to the Swanson Modification Agreement, Mr. Swanson provides us with a revolving line of credit (the “Swanson LOC”) with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 6%; and
●	Due in July 2022, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

The Swanson LOC was fully borrowed as of December 31, 2021 and 2020. Interest expense was $619 and $709 for the years ended December 31, 2021 and 2020, respectively.

During December 2021, the full Swanson LOC was assigned to Judith Swanson, as trustee of a trust.

New Lines of Credit

During 2020 and 2019, we entered into five line of credit agreements (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $6,063;
●	Secured with assignments of certain notes and mortgages; and
●	Terms generally allow the lenders to give one month notice after which the principal balance of a New LOC Agreement will reduce to a zero over the next six months.

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The total balance of the New LOC Agreements was $2,909 and $4,159 as of December 31, 2021 and 2020, respectively. Interest expense was $262 and $341 for the year ended December 31, 2021 and 2020, respectively.

Mortgage Payable

During January 2018, we entered into a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate at 5.07% per annum based on a year of 360 days; and
●	Due in January 2033.

The principal amount of our commercial mortgage was $604 and $619 as of December 31, 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, interest expense was $32 and $33, respectively.

Community Loan

During June 2020, we entered into a business loan agreement with Community Bank (“Community Loan”) with the following terms:

●	Principal not to exceed $362;
●	First principal payment due July 2023;
●	Secured by certain of our foreclosed assets;
●	Interest rate at 3.8% per annum based on a year of 360 days; and
●	Due in July 2025.

The principal amount for the Community Loan was $217 and $362 as of December 31, 2021 and 2020, respectively. Interest expense for the years ended December 31, 2021 and 2020 was $11 and $8, respectively.

Secured Deferred Financing Costs

The Company had secured deferred financing costs of $7 and $8 as of December 31, 2021 and 2020, respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets are summarized below:

	December 31, 2021		December 31, 2020
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$4,847	$2,969	$7,981	$5,919
S.K. Funding	8,084	5,500	4,551	3,898

Lender
Shuman	566	125	1,916	1,325
Jeff Eppinger	3,328	1,500	2,206	1,500
Hardy Enterprises, Inc.	-	-	1,590	1,000
Gary Zentner	-	-	424	250
R. Scott Summers	1,475	847	1,259	847
John C. Solomon	1,139	563	743	563
Swanson	9,803	6,841	9,381	6,685

Total	$29,242	$18,345	$30,051	$21,987

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Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program at December 31, 2021 and 2020 was 9.28% and 10.38%, respectively, not including the amortization of deferred financing costs. There are limited rights of early redemption. We generally offer four durations at any given time, ranging from 12 to 48 months. The following table shows the roll forward of our Notes Program:

	December 31, 2021	December 31, 2020

Gross notes outstanding, beginning of period	$21,482	$20,308
Notes issued	7,876	7,691
Note repayments / redemptions	(8,722)	(6,517)

Gross Notes outstanding, end of period	20,636	21,482

Less deferred financing costs, net	(367)	(416)

Notes outstanding, net	$20,269	$21,066

The following is a roll forward of deferred financing costs:

	December 31, 2021	December 31, 2020

Deferred financing costs, beginning balance	$942	$786
Additions	119	156
Deferred financing costs, ending balance	$1,061	$942
Less accumulated amortization	(694)	(526)
Deferred financing costs, net	$367	$416

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2021	December 31, 2020

Accumulated amortization, beginning balance	$526	$370
Additions	168	165
Disposals	-	(9)
Accumulated amortization, ending balance	$694	$526

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Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	December 31, 2021	December 31, 2020
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Swanson	July 2022	6.0%	159	315
Unsecured Line of Credit from Builder Finance, Inc.	January 2023	10.0%	750	-
Subordinated Promissory Note	December 2021	10.5%	-	146
Subordinated Promissory Note	April 2024	10.0%	100	100
Subordinated Promissory Note	April 2021	10.0%	-	174
Subordinated Promissory Note	August 2022	11.0%	200	200
Subordinated Promissory Note	March 2023	11.0%	-	169
Subordinated Promissory Note	February 2023	10.0%	600	-
Subordinated Promissory Note	June 2023	10.0%	400	-
Subordinated Promissory Note	February 2021	11.0%	-	600
Subordinated Promissory Note	Demand	5.0%	-	-
Subordinated Promissory Note	December 2022	5.0%	3	3
Subordinated Promissory Note	December 2023	11.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	20	20
Subordinated Promissory Note	January 2025	10.0%	15	-
Subordinated Promissory Note	November 2021	9.5%	-	200
Subordinated Promissory Note	November 2023	9.5%	200	-
Subordinated Promissory Note	October 2024	10.0%	700	700
Subordinated Promissory Note	December 2024	10%	100	100
Subordinated Promissory Note	April 2025	10.0%	202	-
Subordinated Promissory Note	July 2023	8.0%	100	-
Subordinated Promissory Note	July 2024	5.0%	1,500	-
Subordinated Promissory Note	September 2023	7.0%	94	-
Subordinated Promissory Note	October 2023	7.0%	100	-
Subordinated Promissory Note	December 2025	8.0%	180	-
Senior Subordinated Promissory Note	March 2022(3)	10.0%	334	352
Senior Subordinated Promissory Note	March 2022(4)	1.0%	-	728
Junior Subordinated Promissory Note	March 2022(4)	22.5%	-	417
Senior Subordinated Promissory Note	October 2024(5)	1.0%	720	720
Junior Subordinated Promissory Note	October 2024(5)	20.0%	447	447
			$7,444	$5,911

(1) Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2) Due six months after lender gives notice.

(3) Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4) These notes were issued to the same holder and, when calculated together, yield a blended rate of 11% per annum.

(5) These notes were issued to the same holder and, when calculated together, yield a blended rate of 10% per annum.

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Priority of Borrowings

The following table displays our borrowings and a ranking of priority. The lower the number, the higher the priority:

	Priority Rank	December 31, 2021	December 31, 2020
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$19,165	$22,968
Secured line of credit from affiliates	2	859	-
Unsecured line of credit (senior)	3	1,250	500
EIDL advance	3	-	10
Other unsecured debt (senior subordinated)	4	1,053	1,800
Unsecured Notes through our public offering, gross	5	20,636	21,482
Other unsecured debt (subordinated)	5	4,693	2,747
Other unsecured debt (junior subordinated)	6	447	864

Total		$48,103	$50,371

Liquidity and Capital Resources

Our primary liquidity management objective is to meet expected cash flow needs while continuing to service our business and customers. As of December 31, 2021, and 2020, we had combined loans outstanding of 239 and 222, respectively. Gross loans outstanding were $50,763 and $50,449 as of December 31, 2021 and 2020, respectively.

Our net cash provided by operating activities increased $779 to $1,549 as of December 31, 2021 compared to $770 for the same period of 2020. The increase was primarily due to higher net income of $765 for the period ended December 31, 2021 compared to $(1,929) for the same period of 2020 which was offset by lower accrued interest payable of $716 for the period ended December 31, 2021 compared to $1,422 for the same period of 2020.

Unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $22,902 and $19,495 as of December 31, 2021 and 2020, respectively. As of December 31, 2021, other than unfunded commitments, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

We anticipate a significant increase in our gross loan receivables over the 12 months subsequent to December 31, 2021 by directly increasing originations to new and existing customers.

To fund our combined loans, we rely on secured debt, unsecured debt, and equity, which are described in the following table:

Source of Liquidity	As of December 31, 2021	As of December 31, 2020
Secured debt, net of deferred financing costs	$20,016	$22,959
Unsecured debt, net of deferred financing costs	$27,713	$26,978
Equity*	$6,604	$5,259
Cash	$3,735	$4,749

*Equity includes Members’ Capital and Redeemable Preferred Equity.

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As of December 31, 2021 and 2020, cash was $3,735 and $4,749, respectively. During 2021, the Company made the decision to pay down secured debt with high interest rates. The New Line of Credit Agreements decreased $1,250 to $2,909 as of December 31, 2021, compared to $4,159 for the same period of 2020. In addition, the Shuman Line of Credit Agreement decreased $1,200 to $125 as of December 31, 2021 compared to $1,325 for the same period of 2020. Secured debt, net of deferred financing costs decreased $2,943 to $20,016 as of December 31, 2021 compared to $22,959 for the same period of 2020. We anticipate secured debt to increase as our loan receivable balances increase.

Unsecured debt, net of deferred financing costs increased $735 to $27,713 as of December 31, 2021 compared to $26,978 for the same period of 2020. The increase in unsecured debt primarily related to unsecured notes sold outside of our Notes Program.

We borrowed approximately $361 in each of February 2021 and May 2020, pursuant to the PPP, which was to cover payroll and other identified costs. During August 2021 and November 2020, the full principal amount of the PPP loans and the accrued interest were forgiven by the U.S. Small Business Administration.

During April 2020, the Company received an EIDL Advance of $10 which was used for payroll and other certain operating expenses. In February 2021, the full EIDL Advance of $10 and accrued interest were forgiven by the U.S. Small Business Administration.

Equity increased $1,345 to $6,604 as of December 31, 2021 compared to $5,259 for the same period of 2020. The increase was due primarily to Series C cumulative preferred equity. As of December 31, 2021, Series C cumulative preferred equity increased $1,432 to $5,014 compared to $3,582 for the same period of 2020. The increase in equity was partially offset by a decrease in Class A common equity to a deficit of $130 as of December 31, 2021 compared to equity of $47 for the same period of 2020.

We anticipate an increase in our equity during the 12 months subsequent to December 31, 2021, through retaining earnings. If we are not able to increase our equity through retained earnings, we will rely more heavily on raising additional funds through the Notes Program.

The total amount of our debt maturing through year ending December 31, 2022 is $28,238, which consists of secured borrowings of $19,219 and unsecured borrowings of $9,019.

Secured borrowings maturing through the year ending December 31, 2022 significantly consists of loan purchase and sale agreements with two loan purchasers (Builder Finance and S. K. Funding) and six lenders. These secured borrowings are listed as maturing over the next 12 months due primarily to their related demand loan collateral. The following are secured facilities listed as maturing in 2022 with actual maturity and renewal dates:

●	Swanson – $6,841 due July 2022 and automatically renews unless notice given;
●	Shuman – $125 due July 2022 and automatically renews unless notice is given;
●	S. K. Funding – $3,500 due July 2022 and automatically renews unless notice is given;
●	S. K. Funding – $2,000 of the total due January 2023;
●	Builder Finance, Inc – $2,969 with no expiration date;
●	New LOC Agreements - $2,909 generally one-month notice and six months to reduce principal balance to zero;
●	Myrick LOC - $859 and due upon demand; and
●	Mortgage Payable – $15 due monthly.

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Unsecured borrowings due by December 31, 2022 consist of Notes issued pursuant to the Notes Program and other unsecured debt of $7,074 and $1,945, respectively. To the extent that Notes issued pursuant to the Notes Program are not reinvested upon maturity, we will be required to fund the maturities, which we anticipate funding through the issuance of new Notes in our Notes Program. Historically, approximately 80% of our Note holders reinvest upon maturity. The 36 month Note in our Notes Program has a mandatory early redemption option, subject to certain conditions. As of December 31, 2021, the 36-month Notes were $376. Our other unsecured debt has historically renewed. For more information on other unsecured borrowings, see Note 7 – Borrowings. If other unsecured borrowings are not renewed in the future, we anticipate funding such maturities through investments in our Notes Program.

Summary

We have the funding available to address the loans we have today, including our unfunded commitments. We anticipate growing our assets through the net sources and uses (12-month liquidity) listed above as well as future capital increases from debt, redeemable preferred equity, and regular equity. Our expectation to grow loan asset balances is subject to changes due to changes in demand, competition, and COVID-19. Although our secured debt is almost entirely listed as currently due because of the underlying collateral being demand notes, the vast majority of our secured debt is either contractually set to automatically renew unless notice is given or, in the case of purchase and sale agreements, has no end date as to when the purchasers will not purchase new loans (although they are never required to purchase additional loans).

Inflation, Interest Rates, and Housing Starts

Since we are in the housing industry, we are affected by factors that impact that industry. Housing starts impact our customers’ ability to sell their homes. Faster sales mean higher effective interest rates for us, as the recognition of fees we charge is spread over a shorter period. Slower sales mean lower effective interest rates for us. Slower sales are likely to increase the default rate we experience.

Housing inflation has a positive impact on our operations. When we lend initially, we are lending a percentage of a home’s expected value, based on historical sales. If those estimates prove to be low (in an inflationary market), the percentage we loaned of the value actually decreases, reducing potential losses on defaulted loans. The opposite is true in a deflationary housing price market. It is our opinion that values are well above average in many of the housing markets in the U.S. today.

General economic inflation has been a factor and seems like it will continue to be a factor in all businesses for now and going forward. This impacts our customers and ourselves. One of our main focuses in 2021 and in 2022 is to increase our margin to counterbalance the cost of inflation to our expenses.

Interest rates have several impacts on our business. First, rates affect housing (starts, home size, etc.). High long-term interest rates may decrease housing starts, having the effects listed above. Higher interest rates will also affect our investors. We believe that there will be a spread between the rate our Notes yield to our investors and the rates the same investors could get on deposits at FDIC insured institutions. We also believe that the spread may need to widen if these rates rise. For instance, if we pay 7% above average CD rates when CDs are paying 1.5%, when CDs are paying 3%, we may need a larger than 7% difference. This may cause our lending rates, which are based on our cost of funds, to be uncompetitive. High interest rates may also increase builder defaults, as interest payments may become a higher portion of operating costs for the builder. Below is a chart showing three-year U.S. treasury rates, which are being used by us here to approximate CD rates. Short term interest rates have risen slightly but are generally low historically.

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Housing prices are also generally correlated with housing starts, so that increases in housing starts usually coincide with increases in housing values, and the reverse is generally true. Below is a graph showing single family housing starts from 2000 through today.

(Source: U.S. Census Bureau)

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To date, changes in housing starts, CD rates, and inflation have not had a material impact on our business. The effect of significant long term interest rate increases may be detrimental to our earnings

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements for a description of new or recent accounting pronouncements.

Subsequent Events

See Note 14 to our consolidated financial statements for subsequent events.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material federal income tax consequences relating to the ownership and disposition of the Notes. The discussion is based upon the current provisions of the Code, regulations issued under the Code and judicial or ruling authority, all of which are subject to change that may be applied retroactively. The discussion assumes that the Notes are held as capital assets and does not discuss the federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold a Note as a position in hedging, straddle, or conversion transactions, or persons that have a functional currency other than the U.S. dollar. If a partnership holds a Note, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. In addition, this discussion does not address holders other than original purchasers. Certain individuals, trusts, and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). In addition to the federal income tax consequences described above, you should also consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. You are urged to consult your own tax advisor to determine the specific federal, state, local, and any other tax consequences applicable to you relating to your ownership and disposition of the Notes.

Interest Income on the Notes

Subject to the discussion below applicable to “non-U.S. holders,” unless the original issue discount or “OID” rules otherwise require, interest paid on the Notes will generally be taxable to you as ordinary income in the year the interest is paid or accrued in accordance with your method of accounting for tax purposes.

OID is a form of interest that generally exists when a debt instrument’s stated redemption price at maturity exceeds its issue price. However, we do not believe that the Notes will give rise to OID since they are generally issued at a price equal to their redemption amount. If OID were to exist, under the OID rules, the excess of total payments on a Note, including interest that is not unconditionally payable at least annually throughout the term of the Note, will be currently deductible by the issuer and currently includible in income by the holder, under the constant yield method. Under the constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods. You should consult with your tax or other professionals regarding the existence and impact, if any, of OID on your investment and taxes. A cash method holder of a Note may be taxed differently than an accrual method holder of a Note.

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Treatment of Dispositions of Notes

Upon the sale, exchange, redemption, retirement, or other taxable disposition of a Note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal your original cost for the Note, increased by any accrued but unpaid interest, including OID, you previously included in income with respect to the Note and reduced by any payments you previously received, other than interest that is unconditionally payable at least annually throughout the term of the Note, with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term or long-term capital gain or loss, depending on whether the Note had been held for more than 12 months or for 12 months or less.

Non-U.S. Holders

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold the Note in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as “portfolio interest” and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a Note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Reporting and Backup Withholding

We will report annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements any information that may be required with respect to interest on the Notes.

Under certain circumstances, as a holder of a Note, you may be subject to “backup withholding.” Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish on IRS Form W-9 or a substitute Form W-9 your Social Security number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-U.S. person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain non-U.S. persons. Backup withholding is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that you furnish certain required information.

This federal tax discussion is included for general information only and may not be applicable depending upon your particular situation. You are urged to consult your own tax advisor with respect to the specific tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

Foreign Account Tax Compliance Withholding

Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), impose a U.S. withholding tax of a 30% on payments of interest on the Notes and, on or after January 1, 2017, the gross proceeds from a sale or other disposition of the Notes paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. An intergovernmental agreement between the U.S. and the applicable foreign country may modify these requirements. Prospective investors should consult their own tax advisors regarding the implications of FATCA with respect to their purchase, ownership, and disposition of the Notes.

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CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations relating to the ownership, holding, and disposition of the Notes by employee benefit plans, IRAs, or other tax-favored benefit accounts that are subject to ERISA, Section 4975 of the Code, or any other federal, state, local, non-U.S., or other laws, rules, or regulations that are similar to ERISA or such provisions of the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan or account (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes by any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which we are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions if neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice for a fee with respect to the assets of any ERISA Plan involved in the acquisition or holding of the Notes and provided further that the ERISA Plan pays no more than adequate consideration in connection with the acquisition and holding of the Notes. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

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Representation

Accordingly, by acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes (and holding or disposing the Notes) on behalf of any Plan or otherwise with “plan assets,” consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding, and disposition of the Notes.

MANAGEMENT

Executive Officers and Board of Managers

Included below is certain information about our managers and executive officers. Pursuant to our limited liability company agreement, as amended, our managers are initially appointed to terms of one year, two years, or three years. Following the expiration of these initial terms, our managers are elected to staggered terms. Mr. Wallach was initially elected to a three-year term that expired in March 2016 and his current three-year term expires in March 2025, Mr. Summers was initially elected to a two-year term that expired in March 2014 and his current three-year term expires in March 2023, Mr. Rauscher was initially elected to a three-year term that expired in March 2018 and his current three-year term expires in March 2024, and Mr. Sheldon was initially elected to a one-year term that expired in March 2020 and his current three-year term expires in March 2025.

Daniel M. Wallach, age 54, is our CEO and a manager. He has been our CEO since our Company was founded and, prior to the addition of two independent managers in March 2012, he was our sole manager. Mr. Wallach has over 25 years of experience in finance and real estate. Prior to his time with us, most recently, from May 2011 to July 2011, Mr. Wallach was an Executive Vice President for ProBuild Holdings, a building material supplier to homebuilders. Before that, from 1985 to 1989, and 1990 to April 2011, Mr. Wallach held various positions with 84 Lumber Company and affiliates, including Chief Financial Officer and Director. 84 Lumber is a building material supplier to homebuilders and was, at that time, one of our affiliates. At 84 Lumber, Mr. Wallach oversaw the company’s financial and accounting function, including all aspects related to financial reporting, debt financing, customer financing, customer credit and management information systems. Mr. Wallach was also intimately involved with the creation of 84 FINANCIAL, L.P., a finance company affiliated with and owned by 84 Lumber, which had investment objectives similar to ours. Mr. Wallach has also held operational and finance positions with a mortgage brokerage firm and a building contractor. He graduated from Washington and Jefferson College in Washington, Pennsylvania with a B.A. in Business Administration.

Barbara L. Harshman, age 47, is our Executive Vice President of Operations, a position to which she was appointed in July 2015. She was hired in August 2012 as Vice President of Operations. Prior to joining the Company, from 2005 to 2012, Ms. Harshman worked in various positions in 84 Lumber Company’s lending operations, including Vice President of Lending. Ms. Harshman also worked as a credit manager for 84 Lumber during 2004 and 2005, where she managed a portfolio of $35,000,000 of unsecured debt owed by builders. Ms. Harshman graduated from Baylor University with a B.A. in Anthropology.

Mark Reynolds, age 49, was appointed Executive Vice President of Sales in April 2021. Mr. Reynolds, has over 19 years of experience in the construction finance industry. He was previously our Regional Sales Manager from May 2016 until April 2021 and was also the National Real Estate Owned (“REO”) Manager from January 2020 until April 2021. Previously, Mr. Reynolds held various positions with 84 Lumber Company, including REO Specialist, where he worked with counsel to negotiate liens, finish building houses, and relieve as much debt as possible while controlling losses (from 2008 through 2014), National Finance Manager, in residential financing (from 2006 through 2008), and Regional Finance Manager, in commercial financing, where he helped finance projects such as hotels, apartments, restaurants, and casinos (from 2000 through 2004). Mr. Reynolds attended Indiana University at South Bend, where he studied Business Management.

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Catherine Loftin, age 44, is our Chief Financial Officer, a position to which she was appointed in April 2021. Ms. Loftin previously served as Acting Chief Financial Officer from July 2019 to April 2021 and as Chief Financial Officer from January 2018 to May 2019 and continued to serve as our employee since May 2019. Ms. Loftin previously served as our Controller from November 2017 until her appointment as Chief Financial Officer. Prior to joining the Company, Ms. Loftin was the Corporate Controller for Lucas Group from November 2017 to June 2018, Division Controller for Pulte Group from July 2014 through November 2017 and Director of Financial Reporting for DS Services Holdings, Inc. from November 2013 to April 2014. Ms. Loftin spent a majority of her career with Simmons Bedding Company as Manager of Financial Reporting from 2006 to 2013. Ms. Loftin started her accounting career with PricewaterhouseCoopers with an internship in 1999 and an associate in 2001. Ms. Loftin received her Bachelors of Business of Administration from the Terry College of Business School at the University of Georgia in 2000, and her Masters of Accounting from Kennesaw State University’s Cole’s College of Business in 2001.

William Myrick, age 61, is our Executive Vice President, a position to which he was appointed on April 20, 2021. Mr. Myrick previously served as Executive Vice President of Sales since March 2018. Mr. Myrick was one of our independent managers from March 2012 to March 2018. He has been involved in lumber and building materials for over 35 years. From July 2012 through December 2017, Mr. Myrick was the CEO of American Builders Supply, a building material supplier to homebuilders, where he was responsible for all aspects of the management of that business. Mr. Myrick was the CEO of American Builder Supply until it was sold in December 2017. From January 2007 to July 2011, he held various executive officer positions with ProBuild Holdings, including, most recently, CEO, and was responsible for all aspects of the management of ProBuild’s business. From 1982 to January 2007, Mr. Myrick was with 84 Lumber Company, where he held positions including, most recently, Chief Operating Officer. Mr. Myrick served as a director of ProBuild from July 2010 to July 2011, and currently serves as a director of American Builders Supply, a position he has held since July 2012. He is a graduate of the Advanced Management Program from Harvard Business School.

Kenneth R. Summers, age 76, is one of our independent managers, a position to which he was elected in March 2012. Mr. Summers retired from United Bank, Inc. of Morgantown, West Virginia in December 2019. Prior to retirement, he had been an Executive Vice President for United Bank since 2001. In that role he was responsible for the expansion and recognition of the bank’s franchise in north central West Virginia. Mr. Summers has over 30 years of experience as a community bank executive. He graduated from the University of Charleston with a B.S. in Accounting and Management.

Eric A. Rauscher, age 57, is one of our independent managers, a position to which he was elected in March 2015. Mr. Rauscher is a licensed insurance sales person and has worked in that industry since 1999. Prior to that, he spent over ten years as a field sales engineer. He graduated from Case Western Reserve University with a B.S. in Electrical Engineering and Applied Physics, with a minor in Economics.

Gregory L. Sheldon, age 64 is one of our independent managers, a position to which he was elected in March 2019. Mr. Sheldon brings 42 years of business experience building global corporations and integrating acquisitions across finance, supply chain, manufacturing, and the corporate functions. From March 2021 through May 2022, Mr. Sheldon served as the Interim CIO for TherapeuticsMD, an innovative pharmaceutical company exclusively committed to advancing women’s health. His previous roles include Global Chief Information Officer for Mylan, Inc., from October 2008 to March 2013, the CIO for Duquesne Light Company from August 2013 to March 2015, and, from October 2018 until December 2019, as the Interim CIO for MiMedx Group, Inc. Since July 2014, Mr. Sheldon has been an owner of two companies which invest in land acquisition, development, and the construction of residential homes: White Column Investments, LLC, where he is the President and Managing Member, and Sheldon Investments, LLC. Since 2017, he has served as a non-compensated advisor to Mark Hoskins, who owns Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, which are companies that design, develop, and build single family homes, and which are also two of our customers. Mr. Sheldon has been the owner of Greg Sheldon and Associates, LLC, a consultant, and strategic advisor to clients in the life sciences, consumer products, technology, and manufacturing industries since April 2015. Mr. Sheldon has held multiple leadership positions with leading, global companies including Kraft General Foods, Georgia-Pacific, and Pfizer Inc., and the start-up of The Georgia Lottery. He graduated from Georgia State University with a Master of Science in Management and from Georgia Institute of Technology with a Bachelor of Science in Industrial Management.

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Committees of the Board of Managers

The board of managers has formed the five committees described below. Each of the committees, with the exception of the loan policy committee, operates pursuant to a written charter adopted by the committee or our board of managers. Each charter sets forth the committee’s specific functions and responsibilities.

Audit Committee

Our board of managers has established an audit committee, which consists of Messrs. Summers, Rauscher, and Sheldon, our independent managers. Mr. Summers is the Chairman of the audit committee. The purpose of the audit committee is to assist the board of managers in fulfilling its oversight responsibilities relating to:

●	the integrity of our financial statements and other financial information to be provided to the members of the Company and others;

●	the Company’s compliance with legal and regulatory requirements;

●	the system of internal controls which management of the Company has established;

●	the qualifications and independence of the Company’s independent auditor;

●	the performance of the Company’s internal audit function and independent auditors; and

●	the Company’s audit and financial reporting processes.

Nominating and Corporate Governance Committee

Our board of managers has established a nominating and corporate governance committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Summers is the Chairman of the nominating and corporate governance committee. The primary responsibilities of the nominating and corporate governance committee include:

●	identifying individuals qualified to serve on the board of managers, consistent with criteria approved by the board in accordance with the Company’s limited liability company agreement;

●	developing and recommending to the board of managers a set of corporate governance policies and principles to be applicable to the Company;

●	overseeing an annual evaluation of the board of managers and each of its committees; and

●	considering and acting upon any conflicts of interest-related matter as required by the Company’s limited liability company agreement or otherwise permitted by the Delaware Limited Liability Company Act where the exercise of independent judgment by any of the Company’s managers (who is not an independent manager) could reasonably be compromised, including approval of any transaction involving the Company’s affiliates.

Compensation Committee

Our board of managers has established a compensation committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Rauscher is the Chairman of the compensation committee. The compensation committee reviews and approves annually the corporate goals and objectives applicable to the compensation of our officer, evaluates at least annually the officer’s performance in light of those goals and objectives, and determines and approves the officer’s compensation level based on these evaluations, subject to the approval of our members holding at least 60% of the votes eligible to be cast by the then-outstanding voting units.

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Loan Policy Committee

Our board of managers has established a loan policy committee, which consists of Messrs. Wallach and Summers. Mr. Wallach is the Chairman of the loan policy committee. The loan policy committee sets standards and procedures for the review and approval of loans made by the Company, and approves significant loans and loans which differ from the standards and procedures it has established.

Technology Committee

Our board of managers has established a technology committee, which consists of Messrs. Sheldon, Wallach, and Rauscher. Mr. Sheldon is the Chairman of the technology committee. The primary purpose of the technology committee is to assist the board of managers in evaluating and overseeing technology matters for the Company.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

No manager or officer shall be liable to us or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, our best interest, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Company shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officer against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

●	Any act or omission or alleged act or omission performed or omitted to be performed on our behalf, or on behalf of any of our members or any direct or indirect subsidiary of the foregoing in connection with our business; or

●	The fact that such person is or was acting in connection with our business as our partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent, any our members, or any of our and any of our members’ respective controlling affiliates, or that such person is or was serving at our request as a partner, member, manager, director, officer, employee or agent of any person including us or any subsidiary of us;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

We shall promptly reimburse (and/or advance to the extent reasonably required) each of the managers and our officer for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse us for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain liability insurance, which insures against liabilities that the managers or our officer may incur in such capacities.

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EXECUTIVE COMPENSATION

Executive Officer Compensation

We currently compensate our executive officers for services rendered to us. This discussion describes our compensation philosophy and policies.

Objectives of Executive Officer Compensation Program

The objectives of our executive compensation program are to attract, retain, and motivate highly talented executives and to align each executive’s incentives with our short-term and long-term objectives, while maintaining a healthy and stable financial position. Specifically, our executive compensation program is designed to accomplish the following goals and objectives:

●	maintain a compensation program that is equitable in our marketplace;

●	provide opportunities that integrate pay with the short-term and long-term performance goals;

●	encourage and reward achievement of strategic objectives, while properly balancing a controlled risk-taking behavior; and

●	maintain an appropriate balance between base salary and short-term and long-term incentive opportunity.

Determining Executive Officer Compensation

The compensation committee of our board of managers is responsible for determining all aspects of our executive compensation program. The determination and assessment of executive compensation are primarily driven by the following three factors: (1) market data based on the compensation levels, programs, and practices of other comparable companies for comparable positions, (2) our financial performance, and (3) executive officer performance. We believe these three factors provide a reasonably measurable assessment of executive performance in light of building value and creating a healthy financial position for us. We rely upon the judgment of the members of the compensation committee and not on rigid formulas or short-term changes in business performance in determining the amount and mix of compensation elements and whether each element provides the appropriate incentive and reward for performance that sustains and enhances our long-term growth.

Executive Officer Compensation Components

Base Salary

We provide each of our paid executive officers with a base salary to compensate such officer for services rendered throughout the year. Salaries are established annually based on the individual’s position, experience, performance, past and potential contribution to us, and level of responsibility, as well as our overall financial performance. No specific weighting is applied to any one factor considered, and the independent managers use their judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy.

Bonus

We pay each of our full-time executive officers a team bonus mostly based on our overall profitability, which rewarded each of them $1,300 in 2021 and $1,200 in 2020. In addition, we rewarded an annual bonus of $1,800 for both 2021 and 2020, which is extended to compensate vacation expenses. Finally, each executive officer is eligible for a portion of net income earned, or profit share.

We pay our EVP of Sales monthly bonus based on a percentage of all new sales and construction loan payoffs.

Membership Interests

As the beneficial owner of 80.7% (as of June 30, 2022) of our outstanding common membership interests, Mr. Wallach’s interests are closely aligned with our success. Our Executive Vice President of Operations owns 2% of our outstanding common membership interests and our Executive Vice President owns 15.3% of our outstanding common membership interests. As we hire additional executive officers, we may use membership interests in some fashion as part of their compensation.

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The following table provides a summary of the compensation received by our named executive officers for the last two completed fiscal years:

Name and Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation (2)		Total
Mr. Wallach	2021	$72,240	$1,300	–	–	–	–	49,460		$123,000
	2020	72,240	1,200	–	–	–	–	–		73,440
Ms. Harshman	2021	112,550	3,100	–	–	–	–	63,639		179,289
	2020	115,817	1,200	–	–	–	–	–		117,017
Mr. Reynolds (3)	2021	90,975	83,515	–	–	–	–	37,523		212,013
	2020	60,000	61,373	–	–	–	–	10,000	(3)	131,373

(1) Amounts in the Bonus column represent amounts earned in the period.

(2) Qualified Retirement Plan Contributions are shown here when funds are earned.

(3) Mr. Reynolds did not serve as an executive officer of the Company in 2020 and was appointed EVP of Sales in April 2021. In addition, Mr. Reynolds received forgiveness for an employee loan for $20,000 and $10,000 in 2021 and 2020, respectively.

Changes for 2022

Mr. Wallach will receive a base salary of $72,240 for 2022. Ms. Harshman, our Executive Vice President of Operations, will receive a base salary of $112,550 for 2022 and an annual bonus of $7,000. Mr. Reynolds, our EVP of Sales, will receive a base salary of $90,975 and will receive a monthly bonus based on a percentage of all new sales and construction loan payoffs. In addition, Mr. Wallach, Ms. Harshman and Mr. Reynolds will receive the team and vacation bonus, which will reward between $0 and $3,600 and $1,800, respectively.

Board of Managers Compensation

The following table provides a summary of the compensation received by our managers for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Daniel M. Wallach	$–	$–	$–	$–	$–	$–	$–

Kenneth R. Summers	33,000	–	–	–	–	–	33,000

Eric A. Rauscher	33,000	–	–	–	–	–	33,000

Gregory L. Sheldon	33,000	–	–	–	–	–	33,000

Total	$99,000	$–	$–	$–	$–	$–	$99,000

We paid each of the independent managers an annual retainer of $25,000. Our independent managers also receive fees of $2,000 for the first day and $1,200 for any additional days for meetings of the board of managers and committees attended in person, all or a portion of which may be allocated as reimbursement of expenses incurred in connection with attendance at meetings. The independent managers do not receive separate reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings. Mr. Wallach receives no compensation for his services as a manager.

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PRINCIPAL SECURITY HOLDERS

The following table sets forth the ownership of certain of our outstanding membership interests as of June 30, 2022:

Title of Class	Name and Address of Owner(1)	Number of Units	Percent of Class	Dollar Value	Percentage of Total Equity
Class A Common Units	Daniel M. Wallach and Joyce S. Wallach	87.54	3.3%	$2,897.03	0.1%
Class A Common Units	2007 Daniel M. Wallach Legacy Trust	2,033.43	77.4%	67,273.35	0.9%
Class A Common Units	Kenneth R. Summers	26.29	1.0%	869.75	-%
Class A Common Units	Eric A. Rauscher	26.29	1.0%	869.75	-%
Class A Common Units	William Myrick	402.87	15.3%	13,327.29	0.2%
Class A Common Units	Barbara Harshman	52.58	2.0%	1,739.54	-%
Subtotal of Common Voting Equity		2,629.00	100.0%	86,976.71	1.2%
Series C Preferred Units	Daniel M. Wallach and Joyce S. Wallach	19.16	36.0%	1,915,516.12	25.9%
Series C Preferred Units	Gregory L. Sheldon and Madeline M. Sheldon	6.70	12.6%	670,213.65	9.0%
Series C Preferred Units	Other Holders of Series C Preferred Units	28.76	51.4%	2,876,488.67	38.8%
Subtotal of Series C Preferred Units		54.62	100.0%	5,462,218.44	73.7%
Series B Preferred Units	Holders of Series B Preferred Units	18.60	100.0%	1,860,000	25.1%
Total Members’ Capital and Redeemable Preferred Equity		2,702.22		$7,409,195.15	100.0%

(1)	The addresses of each Class A Common Unit owner named above are:

The addresses of Daniel and Joyce Wallach, the 2007 Daniel M. Wallach Legacy Trust, William Myrick, and Barbara Harshman are 13241 Bartram Park Blvd., Suite 2401, Jacksonville, FL 32258; Kenneth R. Summers is P.O. Box 995, Morgantown, WV 26507; and Eric A. Rauscher is 2706 South Park Rd., Bethel Park, PA 15102.

The addresses of each Series C Preferred Unit owner named above are:

Daniel and Joyce Wallach, 13241 Bartram Park Blvd., Suite 2401, Jacksonville, FL 32258; and Gregory L. Sheldon and Madeline M. Sheldon, 104 Windsor Ct., Venetia, PA 15367.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates

Lines of Credit Extended by Mr. Wallach and His Affiliates

As previously described, on December 30, 2011, we obtained two demand loans from Daniel M. Wallach (our CEO who is also on our board of managers) and affiliates of Mr. Wallach to finance our operations. These demand loans are collateralized by a lien against all of our assets and are senior in right of payment to the Notes. As of June 30, 2022, Mr. Wallach is also the beneficial owner of 80.7% of our outstanding common membership interests.

The first loan has a maximum principal borrowing amount of $1,250,000 and is payable to Daniel M. Wallach (our CEO and chairman of the board of managers) and Joyce S. Wallach (Mr. Wallach’s wife), as tenants by the entirety (the “Wallach LOC”). The second loan has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). As of June 30, 2022, there were no amounts borrowed against the Wallach LOC, with availability on that line of credit of $1,250,000, and there were no amounts borrowed against the Wallach Trust LOC, with remaining availability on that line of credit of $250,000. Each of the Wallach Affiliate LOCs is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate plus three percent. Pursuant to each promissory note, the lender has the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. As of June 30, 2022 and December 31, 2021, the interest rate was 7.75% and 6.25%, respectively, for both the Wallach LOC and the Wallach Trust LOC.

The original entries into the Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Trust LOC (the “Wallach Affiliate LOCs First Amendments”) which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus three percent. The Wallach Affiliate LOCs First Amendments were approved by a majority of our independent managers. See “Risk Factors — Risks Related to Conflicts of Interest — Our CEO (who is also on our board of managers) and Executive Vice President will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.”

Line of Credit Extended by Mr. Myrick

As previously described, in June 2018, we obtained into a line of credit from our Executive Vice President, William Myrick to finance our operations (the “Myrick LOC”). The Myrick LOC is collateralized by a lien against all of our assets.

The Myrick LOC has a maximum principal borrowing amount of $1,000,000 and is payable to Mr. Myrick. As of June 30, 2022, we had borrowed $344,000 against the Myrick LOC, with availability on that line of credit of $656,000. The Myrick LOC is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate (defined in the promissory note as the daily rate equal to the “Prime Rate” of interest published in The Wall Street Journal from time to time) plus three percent. Pursuant to the promissory note, Mr. Myrick has the option of funding any amount up to the face amount of the note, in Mr. Myrick’s sole and absolute discretion. As of June 30, 2022 and December 31, 2021, the interest rate was 7.75% and 6.25%, respectively, for the Myrick LOC.

The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

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Line of Credit Extended by R. Scott Summers

As previously described, in September 2019, we obtained into a line of credit (the “Summers LOC”) from R. Scott Summers. R. Scott Summers is an investor in our Notes Program and is the son of Kenneth R. Summers, one of our independent managers. The Summers LOC is secured with assignments of certain notes and mortgages.

The Summers LOC has a maximum principal borrowing amount of $2,000,000 and is payable to R. Scott Summers. As of June 30, 2022, we had borrowed $847,000 on the Summers LOC, with availability on that line of credit of $1,153,000. The largest aggregate amount of principal outstanding on the Summers LOC during 2021 was $847,000. The Summers LOC is evidenced by a promissory note and bears a fixed annual interest rate of 9%. The Summers LOC requires monthly payments of interest only during the term of the Summers LOC, with the principal balance due upon termination.

The Summers LOC was approved by a majority of our independent managers not interested in the transaction as they determined the terms of the Summers LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

Investments Pursuant to Public Notes Offerings

The Company has accepted new investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $4,014,000 outstanding at June 30, 2022. For the period ended June 30, 2022 and the year ended December 31, 2021our investments from affiliates which exceed $120,000 through our Notes Program and other unsecured debt are detailed below:

(All dollar [$] amounts shown in table in thousands.)

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the six months ended June 30,
Investor	Shepherd’s Finance	June 30, 2022	December 31, 2021	June 30, 2022	2022	2021
Eric A. Rauscher	Independent Manager	$475	$475	10.0%	$24	$24

Capture HD Inc., Defined Benefit Plan & Trust	Sponsor is Brother of Employee	1,000	1,000	11.0%	55	55

David Wallach Living Trust	Father of Member	238	237	10.6%	13	13

Gregory L. Sheldon	Independent Manager	601	577	9.1%	27	29

Joseph Rauscher	Parent of Independent Manager	209	195	8.2%	9	11

Kenneth Summers	Independent Manager	100	100	4.0%	2	2

Schultz Family Revocable Living Trust	Trustee is Mother-in-Law of Member	169	148	8.4%	7	7

Kimberly Bedford	Employee	235	148	9.8%	12	8

Lamar Sheldon	Parent of Independent Manager	253	253	9.0%	11	11

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Other Notes Investments

The Company has a Senior Subordinated Promissory Note to the father of Mr. Wallach. The annual interest rate on that promissory note as of June 30, 2022 and December 31, 2021 was 8% and 10%, respectively. In addition, the lender may require us to repay $20,000 of principal and all unpaid interest with 10 days’ notice. As of June 30, 2022 and December 31, 2021, the amount outstanding pursuant to the promissory note was $374,000 and $333,000, respectively. The largest aggregate amount of principal outstanding on the promissory note during 2022 and 2021 was $374,000 and $400,000, respectively. Interest expense was $15,000 and $17,000 for the period ended June 30, 2022 and year ended December 31, 2021, respectively.

Common Equity Owned by Independent Managers and Our Executive Officers

Two of our independent managers, Messrs. Summers and Rauscher, each own 1% of our common equity, which they purchased from S.K. Funding, LLC, an affiliate of Seven Kings Holdings, Inc., on March 31, 2017. Our Executive Vice President, William Myrick, owns 15.3% of our common equity, of which he purchased 14.3% of from Daniel and Joyce Wallach on March 1, 2018, and the remaining 1% of which he purchased from Seven Kings Holdings, Inc. Our Executive Vice President of Operations, Barbara L. Harshman, owns 2% of our common equity, 0.5% of which Ms. Harshman purchased from S.K. Funding, LLC on March 31, 2017, 1% of which she purchased from the Wallachs on January 1, 2018, and 0.5% of which she purchased from Catherine Loftin on May 15, 2019.

Hoskins Group’s Series B Preferred Equity

The Series B cumulative preferred membership units (“Series B Preferred Units”) of our membership interests were first issued to the Hoskins Group through a reduction in the amount owed by us on a loan in which a member of the Hoskins Group is the lender. They are redeemable only at the option of the Company or upon a change or control or liquidation. The Series B Preferred Units have a fixed value which is their purchase price, and preferred liquidation and distribution rights. Yearly distributions of 10% of the Series B Preferred Units’ value (providing profits are available) will be made quarterly. The Hoskins Group’s Series B Preferred Units are also used as collateral for that group’s loans to the Company. There is no liquid market for the Series B Preferred Units, so we can give no assurance as to our ability to generate any amount of proceeds from that collateral. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which we lend the Hoskins Group development funds. The Hoskins Group purchased 0.9 and 1.6 Series B Preferred Units in 2021 and 2020, respectively.

Series C Preferred Equity

As of June 30, 2022, Daniel M. Wallach, our Chief Executive Officer and chairman of our board of managers, and his wife, Joyce S. Wallach, own 19.16 of our Series C cumulative preferred interests (“Series C Preferred Units”). As of June 30, 2022, Gregory L. Sheldon, one of our independent managers, and his wife, Madeline M. Sheldon, own 6.70 Series C Preferred Units. On October 13, 2019 and November 11, 2021, we issued one and two Series C Preferred Units, respectively, to Mr. Sheldon for the total purchase price of $100,000 and $200,000, respectively.

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Investors in the Series C cumulative preferred units (“Series C Preferred Units”) may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, as of June 30, 2022, we have issued approximately 6.91 Series C Preferred Units to Daniel M. Wallach, our CEO, for distribution proceeds of approximately $691,000 and we have issued approximately 0.70 Series C Preferred Units to Gregory L. Sheldon for distribution proceeds of approximately $70,000. During 2021, Mr. Sheldon invested an additional $200,000 in Series C Preferred Equity.

The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value (provided profits are available) will be made on a quarterly basis. This rate can increase if any interest rate on our public Notes offering rises above 12%. Dividends can be reinvested monthly into additional Series C Preferred Units. The Series C Preferred Units have the same preferential rights as the Series B Preferred Units as more fully described above.

Sale of Commercial Loans

As of December 31, 2021, the Company serviced two construction loans for William Myrick (the Company’s Executive President) for which it received a 5% loan fee and borrowed $141 against the Myrick LOC to originate and fund construction on the two such loans. During the six months ended June 30, 2022, Mr. Myrick originated one loan for approximately $24 and the Company services the loan and in return received a 5% loan fee. The funding for construction fees and services for both Loans were provided by Mr. Myrick’s LOC. As of June 30, 2022, the Company continued to service both loans.

During December 2021, the Company sold one loan to Gregory Sheldon (one of the Company’s Mangers) for approximately $405,000. As of June 30, 2022, the Company continued to service the loan.

In July 2020, the Company purchased two loans at cost from Daniel M. Wallach (the Company’s Chief Executive Officer and Chairman of the board of managers) for approximately $198,000. Those loans had previously been purchased from the Company by Mr. Wallach. As of June 30, 2022, the Company continued to service both loans.

Affiliate Transaction Policy

Our limited liability company agreement provides that any future transaction involving us and an affiliate must be approved by a majority vote of independent managers not otherwise interested in the transaction upon a determination of such independent managers that the transaction is on terms no less favorable to us than could be obtained from an independent third party. An approval pursuant to this policy shall be set forth in the minutes of the Company and shall include a description of the transaction approved. The responsibility for reviewing and approving affiliate transactions has been delegated to the nominating and corporate governance committee of our board of managers, which is comprised entirely of independent managers.

Pursuant to our limited liability company agreement, we must provide the independent managers with access, at our expense, to our legal counsel or independent legal counsel, as needed.

Board of Managers Independence

We have no securities listed for trading on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, which has requirements that a majority of our board of managers be independent. For purposes of complying with the disclosure requirements of the Securities and Exchange Commission, we have adopted the definition of independence used by the New York Stock Exchange (“NYSE”). Under the NYSE’s definition of independence, Messrs. Summers, Rauscher, and Sheldon each meet the definition of “independent.”

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DESCRIPTION OF NOTES

General

The Notes will be issued under an indenture dated as of [__], 2022 between us and U.S. Bank Trust Company, National Association, as trustee. The indenture will be filed as an exhibit to the registration statement. You can also obtain a copy of the indenture from us. We have summarized material aspects of the indenture below. The summary is not complete, and you should read the indenture for provisions that may be important to you. The capitalized terms used in the summary have the meanings specified in the indenture.

The Notes are our direct obligations but are not secured. The Notes are registered and issued without coupons. We may change the interest rates and the maturities of the Notes as they are offered, provided that no such change shall affect any Note issued prior to the date of change. We may, at our discretion, limit the maximum amount any investor or related investors may maintain in outstanding Notes.

The total aggregate maximum principal amount of the Notes offered under this prospectus is $70,000,000. The maximum investment amount per Note is $1,000,000 or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis. The minimum investment amount is $500; however, from time to time, we may change the minimum investment amount that is required.

Established Features of the Notes

Interest is calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest is earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Any change to your original request may be made to us by contacting us at (302) 752-2688 (30-ASK-ABOUT) or by using our website www.shepherdsfinance.com to find out what you need to do to change your election. The Notes mature one to four years from the date of issuance, as offered by us and selected by you. Principal and unpaid interest will be paid to you upon maturity.

From time to time we will establish varying interest rates and maturities for the Notes. The interest rates offered may vary depending on the maturity of the Notes. Upon purchase of a Note, the then-applicable interest rate for the maturity purchased will be fixed for the term of such Note. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate, subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	5%	10%
24-Month	6%	10%
36-Month	3%	6%
48-Month	8%	12%

The interest rates will vary within the ranges but annual interest rates as of the date of this prospectus are as follows: 6.5% for 12-month Notes; 7% for 24-month Notes; 6% for 36-month Notes; and 8% for 48-month Notes.

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Investments by check will be credited and interest will begin to accrue on the first business day after our bank receives a check in proper form if the check is received prior to 9:00 a.m. Eastern time, and on the second business day following receipt if the check is received after 9:00 a.m. Eastern time. Checks are accepted subject to collection at full face value in U.S. funds.

Investments by ACH debit transfer and Wire will be credited and interest will begin to accrue on the first business day after our bank receives funds.

Notes with the current established features are available until they are superseded by new established features. The current established features are applicable to all Notes sold by us during the period the current established features are in effect. We intend to publish this information on our website at www.shepherdsfinance.com or it may be obtained by calling (302) 752-2688 (30-ASK-ABOUT). We will also file with the SEC a Rule 424(b)(3) prospectus supplement setting forth the established features upon any change in the established features.

Subordination

Our obligation to repay the principal of and make interest payments on the Notes is subordinate in right of payment to all senior debt. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment of principal or interest would be made on the Notes and related party debt which is equal in priority to the Notes.

The term “senior debt” means all of our debt created, incurred, assumed, or guaranteed by us, except debt that by its terms expressly provides that such debt is not senior in right of payment to the Notes. Debt is any indebtedness, contingent or otherwise, in respect of borrowed money, or evidenced by bonds, notes, Notes, or similar instruments or letters of credit and shall include any guarantee of any such indebtedness. Senior debt includes, without limitation, the demand loans from our members and any line of credit we may incur in the future. The Notes are subordinate to all of our senior debt. We may at any time borrow money on a secured or unsecured basis that would have priority over the Notes. The Notes are not senior debt. As of June 30, 2022, the outstanding debt to which the Notes were subordinated was approximately $24,739,000.

Redemption by Us Prior to Maturity

We may redeem any Note, in whole or in part, at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus any unpaid interest thereon to the date of redemption. We will notify Note holders whose Notes are to be redeemed by mail 30 to 60 days prior to the date of redemption. Residents of the Commonwealth of Pennsylvania will be notified by registered mail 30 to 60 days prior to the date of redemption.

Redemption at the Request of the Holder Prior to Maturity

At your written request but subject to the subordination provisions and our consent (which may be withheld in our sole discretion), we will redeem any Note at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest minus a penalty in an amount equal to the interest earned over the last 180 days immediately prior to the redemption date. The penalty will be taken first from any interest accrued but not yet paid on the Note, and to the extent such accrued and unpaid interest does not cover the entire penalty amount, the remainder of the penalty amount shall be reduced from the principal amount of the Note.

Additionally, unless the subordination provisions in the indenture restrict our ability to make the redemption, Note holders may require us to redeem all or a portion of their Note, regardless of amount, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. In the foregoing circumstances, the Note holder will not be subject to a holding period requirement or an interest penalty.

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Redemption upon Your Death

At the written request of the executor of your estate or, if your Note is held jointly with another investor, the surviving joint holder, but subject to the subordination provisions, we will redeem any Note at any time after death for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest, without any penalty. We will seek to honor any such redemption request as soon as reasonably possible based on our cash situation at the time, but generally within two weeks of the request. In order for a Note to be redeemed upon your death, the Note to be redeemed must have been registered in your name since the date of issuance.

Additional Redemption Options for Notes with a 36-Month Maturity

Unless the subordination provisions in the indenture restrict our ability to make the redemption, for Notes with a 36-month maturity only purchased on or after February 4, 2020, the holder of such a Note may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, as follows:

(1)	Upon seven days’ advance notice to us, the holder may require redemption of up to $10,000 of such Note;

(2)	Upon 30 days’ advance notice to us, the holder may require redemption of up to an additional $90,000 of such Note;

(3)	Upon 90 days’ advance notice to us, the holder may require redemption of any remaining amount of such Note requested to be redeemed; and

(4)	Upon one business day’s advance notice to the Company, the holder may require redemption of all or a portion of the Note, regardless of amount, but only if the Holder immediately upon redemption invests the entirety of the proceeds from such redemption in another security then-offered by us, including in a Note issued in this offering; provided, however, a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed.

For purposes of determining the length of time within which we must redeem all or a portion of a Note as described above, the dollar amount of a given redemption request will be added to any amount or amounts of such Note previously requested to be redeemed that were redeemed by us. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption do not apply to redemptions of 36-month Notes as described in this section.

These redemption options are in addition to the redemption options described elsewhere in this prospectus.

No Restrictions on Additional Debt or Business

The indenture does not restrict us from issuing additional securities or incurring additional debt (including senior debt or other secured or unsecured obligations) or the manner in which we conduct our business.

Modification of Indenture

We, together with the trustee, may modify the indenture at any time with the consent of the holders of not less than a majority in principal amount of the Notes that are then outstanding. However, we and the trustee may not modify the indenture without the consent of each holder affected if the modification:

●	reduces the principal or rate of interest, changes the fixed maturity date or time for payment of interest, or waives any payment of interest on any Note;

●	reduces the percentage of Note holders whose consent to a waiver or modification is required;

●	affects the subordination provisions of the indenture in a manner that adversely affects the rights of any holder; or

●	waives any event of default in the payment of principal of, or interest on, any Note.

104

Without action by you, we and the trustee may amend the indenture or enter into supplemental indentures to clarify any ambiguity, defect, or inconsistency in the indenture, to provide for the assumption of the Notes by any successor to us, to make any change to the indenture that does not adversely affect the legal rights of any Note holders, or to comply with the requirements of the Trust Indenture Act of 1939. We will give written notice to you of any amendment to the indenture.

Place, Method, and Time of Payment

We will pay principal and interest on the Notes at our principal executive offices or at such other place as we may designate for that purpose; provided, however, that if we make payments by check, they will be mailed to you at your address appearing in our Note register. Any payment of principal and interest that is due on a non-business day will be payable by us on the next business day immediately following that non-business day.

Events of Default

An event of default is defined in the indenture as follows:

●	a default in payment of principal or interest on the Notes when due or payable if such default has not been cured for 30 days;

●	our becoming subject to events of bankruptcy or insolvency; or

●	our failure to comply with any agreements or covenants in or provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after we have received notice of such failure from the trustee or from the holders of at least 25% in principal amount of the outstanding Notes.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and the accrued interest on all outstanding Notes due and payable. If such a declaration is made, we are required to pay the principal of and interest on all outstanding Notes immediately, so long as the senior debt has not matured by lapse of time, acceleration or otherwise. We are required to file annually with the trustee an officers’ certificate that certifies the absence of defaults under the terms of the indenture.

The indenture provides that the holders of a majority of the aggregate principal amount of the Notes at the time outstanding may, on behalf of all holders, waive any existing event of default or compliance with any provision of the indenture or the Notes, except a default in payment of principal or interest on the Notes. In addition, the trustee may waive an existing event of default or compliance with any provision of the indenture or Notes, except in payments of principal or interest on the Notes, if the trustee in good faith determines that a waiver or consent is in the best interests of the holders of the Notes.

If an event of default occurs and is continuing, the trustee is required to exercise the rights and duties vested in it by, and subject to, the indenture and to use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her affairs. The trustee however, is under no obligation to perform any duty or exercise any right under the indenture at the request, order, or direction of Note holders unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee. The indenture effectively limits the right of an individual Note holder to institute legal proceedings in the event of our default.

105

Satisfaction and Discharge of Indenture

The indenture may be discharged upon the payment of all Notes outstanding thereunder or upon deposit in trust of funds sufficient for such payment and compliance with the formal procedures set forth in the indenture.

Reports

We file annual reports containing audited consolidated financial statements and quarterly reports containing unaudited consolidated financial information for the first three fiscal quarters of each fiscal year with the SEC while the registration statement containing this prospectus is effective and as long thereafter as we are required to do so. Copies of such reports will be sent to any Note holder upon written request.

Service Charges

We reserve the right to assess service charges and fees to issue a replacement interest payment check, and, in the event we permit transfer or assignment in our discretion, to transfer or assign a Note.

Book Entry Record of Your Ownership

The Notes will be issued in uncertificated form. If you purchase a Note, an account showing the principal amount of your Note will be established in your name on our books. Interest accrued on your Note will also be credited to your account. The interest rate on your Note will be determined on the date that your account is established. In determining your interest rate, we will use the rate in effect at the time you: (1) submitted your subscription agreement online; (2) printed the subscription agreement from our website, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement; or (3) signed and mailed a subscription agreement, which we mailed to you, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement. You will not receive any certificate or other instrument evidencing our indebtedness to you. Upon purchase of your Note, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount.

Transfer

You may not transfer any Note until we (as registrar) have received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the indenture. We are not required to transfer any Note for a period beginning 15 days before the date notice is mailed of the redemption or the maturity of such Note and ending on the date of redemption of such Note.

Concerning the Trustee

The indenture contains limitations on the trustee’s right, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property with respect to any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires conflicting interests and if any of the indenture securities are in default, it must eliminate such conflict or resign.

106

PLAN OF DISTRIBUTION

We are offering up to $70,000,000 in aggregate principal amount of the Notes. We offer the Notes directly to the public, without an underwriter or placement agent, and on a continuous basis.

We may market our Notes in many ways, including but not limited to, publishing the established features in a newspaper or through direct mail in states in which we have properly registered the offering or qualified for an exemption from registration. Viewers of print advertising are referred to our website at www.shepherdsfinance.com. The established features are available to investors on our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). If, upon review of our website, a potential investor becomes interested in purchasing the Notes, a prospectus will be sent upon request. We may also make oral solicitations in limited circumstances and use other methods of marketing the offering, all in compliance with applicable laws and regulations, including securities laws. Our employees and independent managers have been instructed not to solicit offers to purchase Notes or provide advice regarding the purchase of the Notes.

Our Executive Vice President of Operations, Barbara Harshman, markets the Notes in reliance on Rule 3a4-1 under the Exchange Act, which permits officers, directors, and employees to participate in the sale of the Notes without registering as a broker-dealer under certain circumstances. Ms. Harshman is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Exchange Act. Ms. Harshman serves as an executive officer and primarily performs substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering. She is familiar with the selling practices permitted to officers relying on Rule 3a4-1. Ms. Harshman has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months, other than on behalf of us in reliance on Rule 3a4-1. Ms. Harshman is not compensated in connection with any participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Notes. Ms. Harshman has been instructed in the limitations of the selling practices allowed under Rule 3a4-1.

The information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should consult with your own investment, tax, or other professional financial advisor. Prospective investors will be required to complete an application prior to investing in the Notes. We reserve the right to reject any investment.

You will not know at the time of investment whether we will be successful in completing the sale of all of the Notes. We reserve the right to withdraw or cancel the offering at any time. In the event of a withdrawal or cancellation, investments received prior to such withdrawal or cancellation will be irrevocable and will be repaid in accordance with the terms of the Notes.

The Notes are not listed on any securities exchange, and there is no established trading market for the Notes. We do not expect any trading market to develop for the Notes.

107

CHARITABLE MATCH PROGRAM

We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.

The charity must be an Internal Revenue Code Section 501(c)(3) qualifying organization. We reserve the right to either not match your contribution, or not make payments on your behalf to certain charities with missions contrary to our corporate philosophy. Upon your initial subscription, if you select one of these charities, and we notify you that we will not match your donation to such an organization or will not make a contribution on your behalf, you have the option of refund of your investment, donating without our matching contribution (assuming we are just not willing to match your donation to that charity), or investing and not donating to the organization.

LEGAL MATTERS

The validity of the Notes being offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2021 and 2020 appearing in this prospectus and registration statement have been audited by Warren Averett, LLC (“Warren Averett”), an independent registered public accounting firm, and are included herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the Notes offered by this prospectus. This prospectus is a part of that registration statement, as amended, and does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the Notes sold in this offering, refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus about the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement.

We file annual, quarterly and special reports and other information with the SEC. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that will be incorporated by reference into this prospectus at the website we maintain at www.shepherdsfinance.com. There is additional information about us at our website, but unless specifically incorporated by reference herein, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements as of and for the years ended December 31, 2021 and 2020:

Report of Independent Registered Public Accounting Firm on Financial Statements (PCAOB ID: 2226)	F-2

Consolidated Balance Sheets as of December 31, 2021 and 2020	F-3

Consolidated Statements of Operations for the Years Ended December 31, 2021 and 2020	F-4

Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2021 and 2020	F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2021 and 2020	F-6

Notes to Consolidated Financial Statements	F-7

Unaudited Interim Condensed Consolidated Financial Statements for the period ended June 30, 2022:

Interim Condensed Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-25

Interim Condensed Consolidated Statements of Operations (Unaudited) for the Three and Six Months Ended June 30, 2022 and 2021	F-26

Interim Condensed Consolidated Statement of Changes in Members’ Capital (Unaudited) for the Six Months Ended June 30, 2022 and 2021 and for the Three Months Ended June 30, 2022 and 2021	F-27

Interim Condensed Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2022 and 2021	F-28

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)	F-29

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and

Members of Shepherd’s Finance, LLC

Jacksonville, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shepherd’s Finance, LLC as of December 31, 2021 and 2020 and the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Shepherd’s Finance, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of Shepherd’s Finance, LLC’s management. Our responsibility is to express an opinion on Shepherd’s Finance, LLC’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Shepherd’s Finance, LLC in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Warren Averett, LLC

We have served as Shepherd’s Finance, LLC’s auditor since 2018.

PCAOB #2226

Birmingham, Alabama

March 10, 2022

F-2

Shepherd’s Finance, LLC

Consolidated Balance Sheets

As of December 31, 2021, and 2020

(in thousands of dollars)	2021	2020

Assets
Cash and cash equivalents	$3,735	$4,749
Accrued interest receivable	598	601
Loans receivable, net	46,943	46,405
Real estate investments	1,651	1,181
Foreclosed assets	2,724	4,449
Premises and equipment	875	903
Other assets	1,089	981
Total assets	$57,615	$59,269
Liabilities and Members’ Capital
Customer interest escrow	$479	$510
Accounts payable and accrued expenses	296	289
Accrued interest payable	2,464	3,158
Notes payable secured, net of deferred financing costs	20,016	22,959
Notes payable unsecured, net of deferred financing costs	27,713	26,978
PPP loan and EIDL advance	-	10
Due to preferred equity members	43	106
Total liabilities	$51,011	$54,010

Commitments and Contingencies (Note 11)

Redeemable Preferred Equity
Series C preferred equity	$5,014	$3,582

Members’ Capital
Series B preferred equity	1,720	1,630
Class A common (deficit) equity	(130)	47
Members’ capital	$1,590	$1,677

Total liabilities, redeemable preferred equity and members’ capital	$57,615	$59,269

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Shepherd’s Finance, LLC

Consolidated Statements of Operations

For the years ended December 31, 2021 and 2020

(in thousands of dollars)	2021	2020

Net Interest Income
Interest and fee income on loans	$7,944	$8,209
Interest expense:
Interest related to secured borrowings	1,973	2,973
Interest related to unsecured borrowings	3,147	3,153
Interest expense	$5,120	$6,126

Net interest income	2,824	2,083

Less: Loan loss provision	588	1,805
Net interest income after loan loss provision	2,236	278

Non-Interest Income
Gain on sale of foreclosed assets	$166	$160
Gain on foreclosure of assets	67	52
Gain on the extinguishment of debt	371	361
Impairment gains on foreclosed assets	-	91
Total non-interest income	$604	$664

Income	2,840	942

Non-Interest Expense
Selling, general and administrative	$1,873	$2,185
Depreciation and amortization	53	85
Loss on the sale of foreclosed assets	92	102
Loss on foreclosure	47	54
Impairment loss on foreclosed assets	10	445
Total non-interest expense	2,075	2,871

Net income (loss)	$765	$(1,929)

Earned distribution to preferred equity holders	701	525

Net income (loss) attributable to common equity holders	$64	$(2,454)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Shepherd’s Finance, LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2021 and 2020

(in thousands of dollars)	2021	2020

Members’ capital, beginning balance	$1,677	$4,188
Net income (loss) less distributions to Series C preferred equity holders of $533 and $372	232	(2,301)
Contributions from Series B preferred equity holders	90	160
Earned distributions to Series B preferred equity holders	(168)	(153)
Distributions to common equity holders	(241)	(217)

Members’ capital, ending balance	$1,590	$1,677

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Shepherd’s Finance, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2021 and 2020

(in thousands of dollars)	2021	2020

Cash flows from operations
Net income (loss)	$765	$(1,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Amortization of deferred financing costs	168	158
Provision for loan losses	588	1,805
Change in loan origination fees, net	99	87
Depreciation and amortization	53	85
Impairment of foreclosed assets, net	10	354
Gain on foreclosed assets	(67)	(52)
Gain on sale of foreclosed assets, net	(166)	(160)
Loss on foreclosed assets	47	54
Loss on sale of foreclosed assets	92	102
Gain on extinguishment of debt	(371)	(361)
Net change in operating assets and liabilities:
Other assets	(133)	(831)
Accrued interest receivable	3	430
Customer interest escrow	(262)	(217)
Accrued interest payable	716	1,422
Accounts payable and accrued expenses	7	(177)

Net cash provided by operating activities	1,549	770

Cash flows from investing activities
Loan originations and principal collections, net	(2,016)	3,814
Investment in foreclosed assets	(818)	(1,410)
Additions for construction in real estate investments	(670)	(41)
Deposits for construction in real estate investments	200	-
Proceeds from sale of foreclosed assets	3,418	3,697

Net cash provided by investing activities	114	6,060

Cash flows from financing activities
Contributions from preferred B equity holders	90	160
Contributions from preferred C equity holders	1,000	300
Distributions to redeemable preferred equity holders	(101)	(49)
Distributions to common equity holders	(241)	(217)
Proceeds from secured note payable	9,319	12,927
Repayments of secured note payable	(12,420)	(18,379)
Proceeds from unsecured notes payable	9,088	10,103
Redemptions/repayments of unsecured notes payable	(9,655)	(9,018)
Proceeds from PPP loan and EIDL advance	361	371
Deferred financing costs paid	(118)	(162)

Net cash used in financing activities	(2,677)	(3,964)

Net change in cash and cash equivalents	(1,014)	2,866

Cash and cash equivalents
Beginning of period	4,749	1,883
End of period	$3,735	$4,749

Supplemental disclosure of cash flow information
Cash paid for interest	$5,814	$5,501

Non-cash investing and financing activities
Earned by Series B preferred equity holders but not distributed to customer interest escrow	$43	$106
Earned by Series B preferred equity holders and distributed to customer interest escrow	$231	$83
Foreclosure of assets transferred from loans receivable, net	$791	$2,118
Earned but not paid distributions of Series C preferred equity holders	$503	$372
Secured and unsecured notes payable transfers	$158	$1,424
Accrued interest payable transferred to unsecured notes payable	$1,410	$797
Construction loans funded through the reduction of Secured LOC from affiliates	$141	$-
Transfer of loan receivables to real estate investments	$-	$1,140
PPP forgiveness in reduction of debt	$371	$361

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-6

Shepherd’s Finance, LLC

Notes to Consolidated Financial Statements

Information presented throughout these notes to the consolidated financial statements is in thousands of dollars.

1. Description of Business

Shepherd’s Finance, LLC and subsidiary (the “Company”, “we”, or “our”) was originally formed as a Pennsylvania limited liability company on May 10, 2007. We are the sole member of one consolidating subsidiary, Shepherd’s Stable Investments, LLC. The Company operates pursuant to its Second Amended and Restated Limited Liability Company Agreement by and among Daniel M. Wallach and the other members of the Company effective as of March 16, 2017, and as subsequently amended.

The Company extends commercial loans to residential homebuilders (in 20 states as of December 31, 2021) to:

●	construct single family homes,

●	develop undeveloped land into residential building lots, and

●	purchase and improve for sale older homes.

2. Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the consolidated accounts of the Company’s subsidiary and reflect all adjustments (all of which are normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position, operating results, and cash flows for the periods. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that market conditions could deteriorate, which could materially affect our consolidated financial position, results of operations and cash flows. Among other effects, such changes could result in the need to increase the amount of our allowance for loan losses and impair our foreclosed assets.

Operating Segments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 280, Segment Reporting, requires that the Company report financial and descriptive information about reportable segments and how these segments were determined. We determine the allocation of resources and performance of business units based on operating income, net income and operating cash flows. Segments are identified and aggregated based on products sold or services provided. Based on these factors, we have determined that the Company’s operations are in one segment, commercial lending.

Revenue Recognition

Interest income generally is recognized on an accrual basis. The accrual of interest is generally discontinued on all loans past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through liquidation of collateral. Interest received on nonaccrual loans is applied against principal. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Our construction loans charge a fee on the amount that we commit to lend, which is amortized over the expected life of each of those loans.

F-7

The Company records revenue when control of the promised services is transferred to the customer, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those products or services. Our performance obligations to customers are primarily satisfied over time as the services are performed and provided to the customer.

Advertising

Advertising costs are expensed as incurred and are included in selling, general and administrative. Advertising expenses were $65 and $85 for the years ended December 31, 2021 and 2020, respectively.

Cash and Cash Equivalents

Management considers highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash account in a deposit account which, at times, may exceed federally insured limits. The Company monitors this bank account and does not expect to incur any losses from such account.

Fair Value Measurements

The Company follows the guidance of FASB ASC 825, Financial Instruments (ASC 825), and FASB ASC 820, Fair Value Measurements (ASC 820). ASC 825 permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Loans Receivable

Loans are stated at the amount of unpaid principal, net of any allowances for loan losses, and adjusted for (1) the net unrecognized portion of direct costs and nonrefundable loan fees associated with lending, and (2) deposits made by the borrowers used as collateral for a loan and due back to the builder at or prior to loan payoff. The net amount of nonrefundable loan origination fees and direct costs associated with the lending process, including commitment fees, is deferred and accreted to interest income over the lives of the loans using a method that approximates the interest method.

A loan is classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal or interest becomes 90 days past due. In addition, a loan may be placed on nonaccrual at any other time management has serious doubts about further collectability of principal or interest according to the contractual terms, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection or well-secured (i.e., the loan has sufficient collateral value). Loans are restored to accrual status when the obligation is brought current or has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impaired loans, or portions thereof, are charged off when deemed uncollectible. Once a loan is 90 days past due, management begins a workout plan with the borrower or commences its foreclosure process on the collateral.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed adequate by management to absorb probable losses inherent in the loan portfolio.

F-8

The Company establishes a collective reserve for all loans which are not more than 60 days past due at the end of each quarter. This collective reserve includes both a quantitative and qualitative analysis. In addition to historical loss information, the analysis incorporates collateral value, decisions made by management and staff, percentage of aging spec loans, policies, procedures, and economic conditions.

The Company individually analyzes for impairment all loans which are more than 60 days past are due at the end of each quarter. We also review for impairment all loans to one borrower with greater than or equal to 10% of our total committed balances. If required, the analysis includes a comparison of estimated collateral value to the principal amount of the loan.

Impaired loans, if the value determined is less than the principal amount due (less any builder deposit), then the difference is included in the allowance for loan loss. As values change, estimated loan losses may be provided for more or less than the previous period, and some loans may not need a loss provision based on payment history. As for homes which are partially complete, the Company will appraise on an as-is and completed basis, and use the appraised value that more closely aligns with our planned method of disposal for the property.

Impaired Loans

A loan is considered to be impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement.

Foreclosed Assets

When a foreclosed asset is acquired in the settlement of a loan, the asset is recorded at the as-is fair value minus expected selling costs establishing a new cost basis. The gain or loss is recorded on our consolidated statement of operations as non-interest income or expense. If the fair value of the asset declines, a write-down is recorded through non-interest expense. While the initial valuation is done on an as-is basis, subsequent values are based on our plan for the asset. Assets which are not going to be improved are still evaluated on an as-is basis. Assets we intend to improve, are improving, or have improved are appraised based on the to-be-completed value, minus reasonable selling costs, and we adjust the portion of the appraised value related to construction improvements for the percentage of the improvements which have not yet been made. Subsequently, if a foreclosed asset has an increase in fair value the increase may be recognized up to the cost basis which was determined at the foreclosure date.

Deferred Financing Costs, Net

Deferred financing costs consist of certain costs associated with financing activities related to the issuance of debt securities (deferred financing costs). These costs consist primarily of professional fees incurred related to the transactions. Deferred financing costs are amortized into interest expense over the life of the related debt. The deferred financing costs are reflected as a reduction in the unsecured notes offering liability.

Income Taxes

The entities included in the consolidated financial statements are organized as pass-through entities under the Internal Revenue Code. As such, taxes are the responsibility of the members. Other significant taxes for which the Company is liable are recorded on an accrual basis.

The Company applies FASB ASC 740, Income Taxes (ASC 740). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions with respect to income tax at the LLC level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the appropriate period. Management concluded that there are no uncertain tax positions that should be recognized in the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations for years prior to 2014.

The Company’s policy is to record interest and penalties related to taxes in interest expense on the consolidated statements of operations. There have been no significant interest or penalties assessed or paid.

Reclassifications

Certain reclassifications have been made to the prior period’s financial statements and disclosures to conform to the current period’s presentation.

F-9

Risks and Uncertainties

The Company is subject to many of the risks common to the commercial lending and real estate industries, such as general economic conditions, decreases in home values, decreases in housing starts, increases in interest rates, and competition from other lenders. At December 31, 2021, our loans were significantly concentrated in a suburb of Pittsburgh, Pennsylvania, so the housing starts and prices in that area are more significant to our business than other areas until and if more loans are created in other markets.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of loans receivable. Our concentration risks for our top three customers listed by geographic real estate market are summarized in the table below:

	December 31, 2021		December 31, 2020
		Percent of		Percent of
	Borrower	Loan	Borrower	Loan
	City	Commitments	City	Commitments

Highest concentration risk	Pittsburgh, PA	26%	Pittsburgh, PA	29%
Second highest concentration risk	Orlando, FL	7%	Orlando, FL	12%
Third highest concentration risk	Spokane, WA	4%	Cape Coral, FL	6%

Recent Accounting Pronouncements

The FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU amends the disclosure requirements of Topic 820, Fair Value Measurement, to remove disclosure of transfers between Level 1 and Level 2 of the fair value hierarchy and to include disclosure of the range and weighted average used in Level 3 fair value measurements, among other amendments. The ASU applies to all entities that are required to provide disclosures about recurring or non-recurring fair value measurements. Amendments should be applied retrospectively to all periods presented, except for certain amendments, which should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. ASU 2018-13 became effective for the Company on January 1, 2020. The adoption of ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

ASU 2016-13, “Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments”. The amendments in ASU 2016-13 introduce a new current expected credit loss (“CECL”) model for certain financial assets, including mortgage loans and reinsurance receivables. The new model will not apply to debt securities classified as available-for-sale. For assets within the scope of the new model, an entity will recognize as an allowance against earnings its estimate of the contractual cash flows not expected to be collected on day one of the asset’s acquisition. The allowance may be reversed through earnings if a security recovers in value. This differs from the current impairment model, which requires recognition of credit losses when they have been incurred and recognizes a security’s subsequent recovery in value in other comprehensive income. ASU 2016-13 also makes targeted changes to the current impairment model for available-for-sale debt securities, which comprise the majority of the Company’s invested assets. Similar to the CECL model, credit loss impairments will be recorded in an allowance against earnings that may be reversed for subsequent recoveries in value. The amendments in ASU 2016-13, along with related amendments in ASU No. 2018-19 - Codification Improvements to Topic 326, Financial Instruments-Credit Losses, are effective for annual and interim periods beginning after December 15, 2019 on a modified retrospective basis. For smaller reporting companies, the effective date for annual and interim periods is January 1, 2023. The Company is reviewing its policies and processes to ensure compliance with the requirements in ASU 2016-13.

F-10

3. Fair Value

Utilizing ASC 820, the Company has established a framework for measuring fair value under U.S. GAAP using a hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Three levels of inputs are used to measure fair value, as follows:

Level 1 –	quoted prices in active markets for identical assets or liabilities;

Level 2 –	quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3 –	unobservable inputs, such as discounted cash flow models or valuations.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Fair Value Measurements of Non-Financial Instruments on a Recurring Basis

The Company has no non-financial instruments measured at fair value on a recurring basis.

Fair Value Measurements of Non-Financial Instruments on a Non-recurring Basis

Certain assets are measured at fair value on a non-recurring basis when there is evidence of impairment. The fair values of impaired loans with specific allocations of the allowance for loan losses are generally based on recent real estate appraisals of the collateral less estimated cost to sell. Declines in the fair values of other real estate owned subsequent to their initial acquisitions are also based on recent real estate appraisals less selling costs.

Impaired Loans

The appraisals used to establish the value of impaired loans are based on similar properties at similar times; however due to the differences in time and properties, the impaired loans are classified as Level 3. There were 23 and 29 impaired loan assets as of December 31, 2021 and December 31, 2020, respectively.

Foreclosed Assets

Foreclosed assets (upon initial recognition or subsequent impairment) are measured at fair value on a non-recurring basis.

Foreclosed assets, upon initial recognition, are measured and reported at fair value less cost to sell. Each reporting period, the Company remeasures the fair value of its significant foreclosed assets. Fair value is based upon independent market prices, appraised values of the foreclosed assets or management’s estimates of value, which the Company classifies as a Level 3 evaluation.

The following tables present the balances of non-financial instruments measured at fair value on a non-recurring basis as of December 31, 2021 and 2020:

			Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2021		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$2,724	$2,724	$–	$–	$2,724
Impaired loans due to COVID-19, net	5,129	5,129	–	–	5,129
Other impaired loans, net	2,572	2,572	–	–	2,572
Total	$10,425	$10,425	$–	$–	$10,425

F-11

			Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2020		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$4,449	$4,449	$–	$–	$4,449
Impaired loans due to COVID-19, net	9,054	9,054	–	–	9,054
Other impaired loans, net	1,064	1,064	–	–	1,064
Total	$14,567	$14,567	$–	$–	$14,567

Fair Value of Financial Instruments

ASC 825 requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and Cash Equivalents

The carrying amount approximates fair value because of the short maturity of these instruments.

Loans Receivable and Commitments to Extend Credit

For variable rate loans that reprice frequently with no significant change in credit risk, estimated fair values of collateral are based on carrying values at both December 31, 2021 and 2020. Because the loans are demand loan and therefore have no known time horizon, there is no significant impact from fluctuating interest rates. For unfunded commitments to extend credit, because there would be no adjustment between fair value and carrying amount for the amount if actually loaned, there is no adjustment to the amount before it is loaned. The amount for commitments to extend credit is not listed in the tables below because there is no difference between carrying value and fair value, and the amount is not recorded on the consolidated balance sheets as a liability.

Interest Receivable

Interest receivable from our customers is due approximately 15 days after it is billed; therefore, the carrying amount approximates fair value for the years ended December 31, 2021 and 2020.

Customer Interest Escrow

The customer interest escrow does not yield interest to the customer, but the fair value approximates the carrying value at both December 31, 2021 and 2020 because: 1) the customer loans are demand loans, 2) it is not possible to estimate how long the escrow will be in place, and 3) the interest rate which could be used to discount this amount is negligible.

Borrowings under Credit Facilities

The fair value of the Company’s borrowings under credit facilities is estimated based on the expected cash flows discounted using the current rates offered to the Company for debt of the same remaining maturities. As all of the borrowings under credit facilities or the Notes are either payable on demand or at similar rates to what the Company can borrow funds for today, the fair value of the borrowings is determined to approximate carrying value at both December 31, 2021 and 2020. The interest on our Notes offering is paid to our Note holders either monthly or at the end of their investment, compounded on a monthly basis. For the same reasons as the determination for the principal balances on the Notes, the fair value approximates the carrying value for the interest as well.

F-12

The table below is a summary of fair value estimates for financial instruments:

	December 31, 2021		December 31, 2020
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets
Cash and cash equivalents	$3,735	$3,735	$4,749	$4,749
Loans receivable, net	46,943	46,943	46,405	46,405
Accrued interest on loans	598	598	601	601
Financial Liabilities
Customer interest escrow	479	479	510	510
Notes payable secured, net	20,016	20,016	22,959	22,959
Notes payable unsecured, net	27,713	27,713	26,978	26,978
Accrued interest payable	2,464	2,464	3,158	3,158

4. Real Estate Investment Assets

During June 2020, the Company acquired two lots from a borrower in exchange for the transfer of loans secured by those lots. The Company extinguished the principal balance for the loans on the lots in the amount of $640 and in addition, paid a $500 management fee for the development of homes on certain of the Company’s lots that were previously carried as loan receivables. The management fee was paid through reducing the principal balance on a current loan receivable with the borrower.

The following table is a roll forward of real estate investment assets:

	December 31, 2021	December 31, 2020

Beginning balance	$1,181	$–
Transfers from loans	–	1,140
Deposits from real estate investments	(200)	–
Additions for construction/development	670	41
Ending balance	$1,651	$1,181

5. Financing Receivables

Financing receivables are comprised of the following as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Loans receivable, gross	$50,763	$50,449
Less: Deferred loan fees	(1,143)	(1,092)
Less: Deposits	(934)	(1,337)
Plus: Deferred origination costs	305	353
Less: Allowance for loan losses	(2,048)	(1,968)

Loans receivable, net	$46,943	$46,405

The allowance for loan losses at December 31, 2021 was $2,048 which primarily consisted of $163 for loans without specific reserves, $342 for loans with specific reserves, $60 for special mention loans and $1,483 for specific reserves due to the impact of COVID-19. During the year ended December 31, 2021, we incurred $509 in direct charge offs.

The allowance for loan losses at December 31, 2020 was $1,968, of which $151 is related to loans without specific reserves. The Company recorded specific reserves for loans impaired due to impacts from COVID-19 of $1,532, special mention loans of $120 and impaired loans not due to impacts from COVID-19 of $165. During the year ended December 31, 2020, we incurred $72 in direct charge offs.

F-13

Commercial Construction and Development Loans

Construction Loan Portfolio Summary

As of December 31, 2021, we have 66 borrowers, all of whom borrow money for the purpose of building new homes. The loans typically involve funding of the lot and a portion of construction costs, for a total of between 50% and 70% of the completed value of the new home. As the home is built during the course of the loan, the loan balance increases. The loans carry an interest rate of 3% above our cost of funds. In addition, we charge a 5% loan fee. The cost of funds was 10.91% as of December 31, 2021 and the interest rate charged to most customers was 13.91%. The loans are demand loans. Most have a deposit from the builder during construction to help offset the risk of partially built homes, and some have an interest escrow to offset payment of monthly interest risk.

The following is a summary of the loan portfolio to builders for home construction loans as of December 31, 2021 and 2020:

Year	Number of States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
2021	20	66	224	$98,935	$66,008	$43,106	67	%(3)	5%
2020	21	67	213	$86,268	$61,714	$42,219	72%		5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of December 31, 2021 and 2020:

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount(3)	Gross Amount Outstanding	Loan to Value Ratio(2)		Interest Spread
2021	6	12	15	$12,464	$9,095	$7,657	61	%(4)	varies
2020	5	8	9	$11,628	$10,815	$8,230	71%		7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid. A portion of this collateral is $1,720 and $1,630 as of December 31, 2021 and 2020, respectively, of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity might be difficult to sell, which may impact our ability to recover the loan balance. In addition, a portion of the collateral value is estimated based on the selling prices anticipated for the homes.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	The commitment amount does not include letters of credit and cash bonds.

(4)	Represents the weighted average loan to value ratio of the loans.

Credit Quality Information

The following table presents credit-related information at the “class” level in accordance with FASB ASC 310-10-50, Disclosures about the Credit Quality of Finance Receivables and the Allowance for Credit Losses. A class is generally a disaggregation of a portfolio segment. In determining the classes, the Company considered the finance receivable characteristics and methods it applies in monitoring and assessing credit risk and performance.

F-14

The following table summarizes finance receivables by the risk ratings that regulatory agencies utilize to classify credit exposure and which are consistent with indicators the Company monitors. Risk ratings are reviewed on a regular basis and are adjusted as necessary for updated information affecting the borrowers’ ability to fulfill their obligations.

The definitions of these ratings are as follows:

●	Pass – finance receivables in this category do not meet the criteria for classification in one of the categories below.

●	Special mention – a special mention asset exhibits potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may, at some future date, result in the deterioration of the repayment prospects.

●	Classified – a classified asset ranges from: 1) assets that are inadequately protected by the current sound worth and paying capacity of the borrower, and are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected to 2) assets with weaknesses that make collection or liquidation in full unlikely on the basis of current facts, conditions, and values. Assets in this classification can be accruing or on non-accrual depending on the evaluation of these factors.

Finance Receivables – By risk rating:

	December 31, 2021	December 31, 2020

Pass	$38,893	$35,544
Special mention	2,344	3,089
Classified – accruing	–	–
Classified – nonaccrual	9,526	11,816

Total	$50,763	$50,449

Finance Receivables – Method of impairment calculation:

	December 31, 2021	December 31, 2020

Performing loans evaluated individually	$16,495	$16,412
Performing loans evaluated collectively	24,742	22,221
Non-performing loans without a specific reserve	596	1,518
Non-performing loans with a specific reserve	8,930	10,298

Total evaluated collectively for loan losses	$50,763	$50,449

At December 31, 2021 and 2020, there were no loans acquired with deteriorated credit quality.

The following is a summary of our impaired non-accrual commercial construction loans as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Unpaid principal balance (contractual obligation from customer)	$10,035	$11,888
Charge-offs and payments applied	(509)	(72)
Gross value before related allowance	9,526	11,816
Related allowance	(1,825)	(1,698)
Value after allowance	$7,701	$10,118

F-15

6. Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Beginning balance	$4,449	$4,916
Additions from loans	791	2,118
Additions for construction/development	818	1,410
Sale proceeds	(3,418)	(3,697)
Loss on foreclosure	(47)	(54)
Loss on sale of foreclosed assets	(92)	(102)
Gain on foreclosure	67	52
Gain on sale of foreclosed assets	166	160
Impairment loss on foreclosed assets	(10)	(290)
Impairment loss on foreclosed assets due to COVID-19	-	(64)
Ending balance	$2,724	$4,449

7. Borrowings

The following table displays our borrowings and a ranking of priority:

	Priority Rank	December 31, 2021	December 31, 2020
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$19,165	$22,968
Secured line of credit from affiliates	2	859	-
Unsecured line of credit (senior)	3	1,250	500
EIDL advance	3	-	10
Other unsecured debt (senior subordinated)	4	1,053	1,800
Unsecured Notes through our public offering, gross	5	20,636	21,482
Other unsecured debt (subordinated)	5	4,693	2,747
Other unsecured debt (junior subordinated)	6	447	864

Total		$48,103	$50,371

The following table shows the maturity of outstanding debt as of December 31, 2021:

Year Maturing	Total Amount Maturing	Public Offering	Other Unsecured	Secured Borrowings
2022	$28,238	$7,074	$1,945	$19,219
2023	5,060	3,475	1,514	71
2024	8,716	5,002	3,587	127
2025	5,565	5,085	398	82
2026 and thereafter	524	-	-	524
Total	$48,103	$20,636	$7,444	$20,023

Secured Borrowings

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 75% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower (interest rates were between 6% and 11% for both 2021 and 2020). The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

F-16

In March 2018, we entered into the Seventh Amendment (the “Seventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Seventh Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

The timing of the Company’s principal and interest payments to S.K. Funding under the Seventh Amendment, and S.K. Funding’s obligation to fund the Pennsylvania Loans, vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $1,000, S.K. Funding must fund the amount between $1,000 and less than or equal to $4,500.
●	If the total principal amount is less than $4,500, then the Company will also repay S.K. Funding’s principal as principal payments are received on the Pennsylvania Loans from the underlying borrowers in the amount by which the total principal amount is less than $4,500 until S.K. Funding’s principal has been repaid in full.
●	The interest rate accruing to S.K. Funding under the Seventh Amendment is 10.5% calculated on a 365/366-day basis.

The Seventh Amendment had a term of 24 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least six months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In April 2021, we entered into the Eleventh Amendment (the “Eleventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Eleventh Amendment was to allow a principal increase to $2,000 from the original $1,000 in the Tenth Amendment dated January 2019. In addition, if the collateral value drops then an unsecured portion or $400 may be used until the collateral is increased back to $2,000.

The Eleventh Amendment has a term of 12 months and will automatically renew for an additional six-month term unless either party gives written notice of its intent not to renew at least five months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered into the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 6.25% as of December 31, 2021 and 2020. As of December 31, 2021, and 2020, the amount outstanding pursuant to the Wallach LOC was $0. The maximum amount outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

During June 2018, we also entered into the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 6.25% as of December 31, 2021 and 2020. There were no amounts borrowed against the Wallach Trust LOC as of December 31, 2021 and 2020. The maximum amount outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President (“EVP”), William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all of our assets;
●	Cost of funds to us of prime rate plus 3%; and
●	Due upon demand.

As of December 31, 2021 and 2020, the amount outstanding pursuant to the Myrick LOC was $859 and $0, respectively. For the years ended December 31, 2021 and 2020, interest expense was $6 and $19, respectively.

Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman. Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2022, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

As of December 31, 2021 and 2020, the amount outstanding pursuant to the Shuman LOC was $125 and $1,325, respectively. Interest expense was $77 and $135 for the years ended December 31, 2021 and 2020, respectively.

During December 2021, the full Swanson LOC was assigned to Judith Swanson, a trustee of the 2021 Income Trust.

F-17

Line of Credit with Swanson

During December 2018, we entered into a Master Loan Modification Agreement (the “Swanson Modification Agreement”) with Paul Swanson which modified the line of credit agreement between us and Mr. Swanson dated October 23, 2017. Pursuant to the Swanson Modification Agreement, Mr. Swanson provides us with a revolving line of credit (the “Swanson LOC”) with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 6%; and
●	Due in July 2022, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

The Swanson LOC was fully borrowed as of December 31, 2021 and 2020. Interest expense was $619 and $709 for the years ended December 31, 2021 and 2020, respectively.

During December 2021, the full Swanson LOC was assigned to Judith Swanson, as trustee of a trust.

New Lines of Credit

During 2020 and 2019, we entered into five line of credit agreements (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $6,063;
●	Secured with assignments of certain notes and mortgages; and
●	Terms generally allow the lenders to give one month notice after which the principal balance of a New LOC Agreement will reduce to a zero over the next six months.

The total balance of the New LOC Agreements was $2,909 and $4,159 as of December 31, 2021 and 2020, respectively. Interest expense was $262 and $341 for the year ended December 31, 2021 and 2020, respectively.

Mortgage Payable

During January 2018, we entered into a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate at 5.07% per annum based on a year of 360 days; and
●	Due in January 2033.

The principal amount of the Company’s commercial mortgage was $604 and $619 as of December 31, 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, interest expense was $32 and $33, respectively.

Community Loan

During June 2020, we entered into a business loan agreement with Community Bank (“Community Loan”) with the following terms:

●	Principal not to exceed $362;
●	First principal payment due July 2023;
●	Secured by certain of our foreclosed assets;
●	Interest rate at 3.8% per annum based on a year of 360 days; and
●	Due in July 2025.

The principal amount for the Community Loan was $217 and $362 as of December 31, 2021 and 2020, respectively. Interest expense for the years ended December 31, 2021 and 2020 was $11 and $8, respectively.

F-18

Secured Deferred Financing Costs

The Company had secured deferred financing costs of $7 and $8 as of December 31, 2021 and 2020, respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets are summarized below:

	December 31, 2021		December 31, 2020
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$4,847	$2,969	$7,981	$5,919
S.K. Funding	8,084	5,500	4,551	3,898

Lender
Shuman	566	125	1,916	1,325
Jeff Eppinger	3,328	1,500	2,206	1,500
Hardy Enterprises, Inc.	-	-	1,590	1,000
Gary Zentner	-	-	424	250
R. Scott Summers	1,475	847	1,259	847
John C. Solomon	1,139	563	743	563
Swanson	9,803	6,841	9,381	6,685

Total	$29,242	$18,345	$30,051	$21,987

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program at December 31, 2021 and 2020 was 9.28% and 10.38%, respectively, not including the amortization of deferred financing costs. There are limited rights of early redemption. We generally offer four durations at any given time, ranging from 12 to 48 months. The following table shows the roll forward of our Notes Program:

	December 31, 2021	December 31, 2020

Gross notes outstanding, beginning of period	$21,482	$20,308
Notes issued	7,876	7,691
Note repayments / redemptions	(8,722)	(6,517)

Gross Notes outstanding, end of period	20,636	21,482

Less deferred financing costs, net	(367)	(416)

Notes outstanding, net	$20,269	$21,066

The following is a roll forward of deferred financing costs:

	December 31, 2021	December 31, 2020

Deferred financing costs, beginning balance	$942	$786
Additions	119	156
Deferred financing costs, ending balance	$1,061	$942
Less accumulated amortization	(694)	(526)
Deferred financing costs, net	$367	$416

F-19

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2021	December 31, 2020

Accumulated amortization, beginning balance	$526	$370
Additions	168	165
Disposals	-	(9)
Accumulated amortization, ending balance	$694	$526

Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	December 31, 2021	December 31, 2020
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Swanson	July 2022	6.0%	159	315
Unsecured Line of Credit from Builder Finance, Inc.	January 2023	10.0%	750	-
Subordinated Promissory Note	December 2021	10.5%	-	146
Subordinated Promissory Note	April 2024	10.0%	100	100
Subordinated Promissory Note	April 2021	10.0%	-	174
Subordinated Promissory Note	August 2022	11.0%	200	200
Subordinated Promissory Note	March 2023	11.0%	-	169
Subordinated Promissory Note	February 2023	10.0%	600	-
Subordinated Promissory Note	June 2023	10.0%	400	-
Subordinated Promissory Note	February 2021	11.0%	-	600
Subordinated Promissory Note	Demand	5.0%	-	-
Subordinated Promissory Note	December 2022	5.0%	3	3
Subordinated Promissory Note	December 2023	11.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	20	20
Subordinated Promissory Note	January 2025	10.0%	15	-
Subordinated Promissory Note	November 2021	9.5%	-	200
Subordinated Promissory Note	November 2023	9.5%	200	-
Subordinated Promissory Note	October 2024	10.0%	700	700
Subordinated Promissory Note	December 2024	10%	100	100
Subordinated Promissory Note	April 2025	10.0%	202	-
Subordinated Promissory Note	July 2023	8.0%	100	-
Subordinated Promissory Note	July 2024	5.0%	1,500	-
Subordinated Promissory Note	September 2023	7.0%	94	-
Subordinated Promissory Note	October 2023	7.0%	100	-
Subordinated Promissory Note	December 2025	8.0%	180	-
Senior Subordinated Promissory Note	March 2022(3)	10.0%	334	352
Senior Subordinated Promissory Note	March 2022(4)	1.0%	-	728
Junior Subordinated Promissory Note	March 2022(4)	22.5%	-	417
Senior Subordinated Promissory Note	October 2024(5)	1.0%	720	720
Junior Subordinated Promissory Note	October 2024(5)	20.0%	447	447
			$7,444	$5,911

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2)	Due six months after lender gives notice.

(3)	Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4)	These notes were issued to the same holder and, when calculated together, yield a blended rate of 11% per annum.

(5)	These notes were issued to the same holder and, when calculated together, yield a blended rate of 10% per annum.

F-20

During February 2021, we borrowed approximately $361 pursuant to the Paycheck Protection Program (“PPP”), created under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act. The PPP is intended to provide loans to qualified businesses to cover payroll and certain other identified costs. Funds from the loan may only be used for certain purposes, including payroll, benefits, rent, and utilities. All or a portion of the loan may be forgivable, as provided by the terms of the PPP.

In August 2021, the full principal amount of the PPP loan or $361 and the accrued interest were forgiven by the U.S. Small Business Administration.

During April 2020, the Company received a grant under the Economic Injury Disaster Loan Emergency Advance (the “EIDL Advance”) of $10 which was used for payroll and other certain operating expenses.

In February 2021, the full EIDL Advance of $10 and accrued interest were forgiven by the U.S. Small Business Administration.

In May 2020, we borrowed approximately $361 pursuant to the PPP which was used for payroll and other certain operating expenses.

In November 2020, the full principal amount of the PPP loan or $361 and the accrued interest were forgiven by the U.S. Small Business Administration.

8. Redeemable Preferred Equity

Series C cumulative preferred units (“Series C Preferred Units”) are redeemable by the Company at any time, upon a change of control or liquidation, or by the investor any time after 6 years from the initial date of purchase. The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value (provided profits are available) will be made on a quarterly basis. This rate may increase if any interest rate on our public Notes offering rises above 12%. Dividends may be reinvested monthly into additional Series C Preferred Units. The Series C Preferred Units have the same preferential rights as the Series B Preferred Units as more fully described in the following note.

Roll forward of redeemable preferred equity:

	December 31, 2021	December 31, 2020

Beginning balance	$3,582	$2,959
Additions from new investment	1,000	300
Distributions	(101)	(49)
Additions from reinvestment	533	372

Ending balance	$5,014	$3,582

The following table shows the earliest redemption options for investors in Series C Preferred Units as of December 31, 2021:

Year Maturing	Total Amount Redeemable

2024	$3,244
2025	402
2026	309
2027	1,059

Total	$5,014

F-21

9. Members’ Capital

There are currently two classes of equity units outstanding that the Company classifies as Members’ Capital: Class A common units (“Class A Common Units”) and Series B cumulative preferred units (“Series B Preferred Units”).

As of December 31, 2021, the Class A Common Units are held by eight members, all of whom have no personal liability. All Class A common members have voting rights in proportion to their capital account. There were 2,629 Class A Common Units outstanding at both December 31, 2021 and 2020.

The Series B Preferred Units were issued to the Hoskins Group through a reduction in a loan issued by the Hoskins Group to the Company. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units for $10 at each closing of a lot to a third party in the Hamlets and Tuscany subdivision. As of December 31, 2021, and 2020, the Hoskins Group owns a total of 17.2 and 16.3 Series B Preferred Units, respectively, which were issued for a total of $1,720 and $1,630, respectively.

Both the Series B Preferred Units and the Series C Preferred Units have the same basic preferential status as compared to the Class A Common Units, and are pari passu with each other. Both Preferred Unit types include a liquidation preference and a dividend preference, as well as a 12-month recovery period for a shortfall in earnings.

There are two additional authorized unit classes: Class A preferred units and Class B profit units. Once Class B profit units are issued, the existing Class A common units will become Class A preferred units. Class A Preferred units will receive preferred treatment in terms of distributions and liquidation proceeds.

10. Related Party Transactions

The Company has two loan agreements with Daniel M. Wallach, our CEO, and his wife, pursuant to which they provide the Company with the Wallach LOC and the Wallach Trust LOC. The agreements lay out the terms under which those members can lend money to us, providing that we desire the funds and the members wish to lend. The interest rate on both the Wallach LOC and the Wallach Trust LOC generally equals prime plus 3%, as more fully described in Note 7.

The Company has a loan agreement with William Myrick, our EVP (the “Myrick LOC Agreement”), pursuant to which Mr. Myrick provides us with the Myrick LOC. The Myrick LOC Agreement lays out the terms under which Mr. Myrick can lend money to us, providing that we desire the funds and Mr. Myrick wish to lend. The rate on the Myrick LOC generally equals prime plus 3%, as more fully described in Note 7.

Two of our managers each own 1% of our Class A common units. Barbara L. Harshman, our EVP of Operations, owns 2% of our Class A common units. Mr. Myrick owns 15.3% of our Class A common units.

Mr. Wallach and his wife’s parents own 18.05 and 1.45 of our Series C Preferred Units, respectively. One of our managers, Gregory L. Sheldon, owns 6.31 of our Series C Preferred Units.

The Company has a Senior Subordinated Promissory Note with the parents of Mr. Wallach for $333. The interest rate on the promissory note is 10% and the lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice, as more fully described in Note 7.

A son of one of our Managers is a minor participant in the Shuman LOC, which is more fully described in Note 7. In addition, Mr. Summers’ son is a lender to the Company pursuant to a New LOC Agreement, with principal not to exceed $2,000.

In September 2018, the Company sold three loans to Mr. Wallach at their gross loans receivable balance of $281, and as such, no gain or loss was recognized on the sale. Cash received was $104 and the remaining purchase price was funded through a $177 reduction in the principal balance of the line of credit extended by Mr. Wallach to the Company. The Company continued to service these loans.

F-22

In June 2019, two of the loans owned by Mr. Wallach paid off for approximately $375. Additionally, during June 2019, Mr. Wallach purchased two additional loans for approximately $286. During December 2019, Mr. Wallach sold one of his loans to Mr. Myrick for approximately $254.

In July 2020, the Company purchased two loans at cost from Mr. Wallach for approximately $198. As of December 31, 2021, no loans serviced by the Company were owned by Mr. Wallach.

In September 2018, we sold two loans to Mr. Myrick at their gross loan’s receivable balance of $394 and as such, no gain or loss was recognized on the sale. Cash received was $94 and the remaining purchase price was funded through a $300 reduction in the principal balance of the line of credit extended by Mr. Myrick to the Company.

In addition, during 2019 Mr. Myrick purchased two loans from the Company for approximately $456. In December 2019, Mr. Myrick purchased one loan from Mr. Wallach for approximately $254. During 2020 and 2019, one and four of Mr. Myrick’s loans paid off for approximately $245 and $765, respectively.

During 2021, Mr. Myrick purchased two loans for approximately $141 and both loans were serviced by the company as of December 31, 2021.

During 2021, one of our managers purchased one loan from the Company for $405 and the loan was serviced by the company as of December 31, 2021.

The Hoskins Group has a preferred equity interest in the Company. In addition, the Company has issued Series B Preferred Units to the Hoskins Group, as more fully described in Note 9 – Members’ Capital.

The Company has accepted investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $3,989 outstanding at December 31, 2021. For the years ended December 31, 2021 and 2020 our investments from affiliates which exceed $120 through our Notes Program and other unsecured debt are detailed below:

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the year ended
	Shepherd’s	December 31,		December 31,	December 31,
Investor	Finance	2021	2020	2021	2021	2020
Eric A. Rauscher	Independent Manager	$475	$475	10.00%	$36	$47

Capture HD Inc., Defined Benefit Plan & Trust	Sponsor is Brother of Employee	1,000	1,000	11.00%	149	142

David Wallach Living Trust	Father of Member	571	577	10.23%	58	60

Gregory L. Sheldon	Independent Manager	577	1,053	10.22%	59	112

Joseph Rauscher	Parent of Independent Manager	195	195	11.00%	21	14

Kenneth Summers	Independent Manager	100	189	4.00%	1	20

Schultz Family Revocable Living Trust	Trustee is Mother-in-Law of Member	148	132	9.88%	15	14

Kimberly Bedford	Employee	148	160	10.88%	16	16

Lamar Sheldon	Parent of Independent Manager	253	217	9.03%	23	21

F-23

11. Commitments and Contingencies

In the normal course of business there may be outstanding commitments to extend credit that are not included in the consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon and some of the funding may come from the earlier repayment of the same loan (in the case of revolving lines), the total commitment amounts do not necessarily represent future cash requirements. The financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the consolidated financial statements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. Unfunded commitments to extend credit, which have similar collateral, credit risk and market risk to our outstanding loans, were $22,902 and $19,495 at December 31, 2021 and 2020, respectively.

12. Selected Quarterly Condensed Consolidated Financial Data (Unaudited)

Summarized unaudited quarterly condensed consolidated financial data for the quarters of 2021 and 2020 are as follows:

	Quarter 4	Quarter 3	Quarter 2	Quarter 1	Quarter 4	Quarter 3	Quarter 2(1)	Quarter 1
	2021	2021	2021	2021	2020	2020	2020	2020

Net interest income (loss)	$958	$830	$625	$411	$932	$389	$(228)	$990
Loan loss provision	246	83	45	214	140	70	1,560	35
Net interest income (loss) after loan loss provision	712	747	580	197	792	319	(1,788)	955
Gain on sale of foreclosed assets	1	64	13	88	22	135	3	–
Gain on foreclosure of assets	67	–	–	–	52	–	–	–
Impairment gains on foreclosed assets	–	–	–	–	(4)	95	–	–
Gain on extinguishment of debt	–	361	–	10	361	–	–	–
SG&A expense	415	483	438	537	648	367	462	708
Depreciation and amortization	12	12	13	16	22	21	21	21
Loss on sale of foreclosed assets	23	–	51	18	16	51	–	35
Loss on foreclosure of assets	47	–	–	–	52	2	–	–
Impairment loss on foreclosed assets	–	–	–	10	241	4	91	109
Net income (loss)	$283	$677	$91	$(286)	$244	$104	$(2,359)	$82

(1)	During the quarter ended June 30, 2020, net interest income after loan loss provision was reduced due to COVID-19 by $1,492. In addition, the Company wrote off $469 of interest income directly related to COVID-19. During the quarter ended June 30, 2020, impairment loss on foreclosed assets of $91 was due to the impact of COVID-19.

13. Non-Interest Expense Detail

The following table displays our selling, general and administrative expenses for the years ended December 31, 2021 and 2020:

	2021	2020
Selling, general and administrative expenses
Legal and accounting	$166	$224
Salaries and related expenses	819	975
Board related expenses	99	99
Advertising	65	85
Rent and utilities	53	52
Loan and foreclosed asset expenses	348	498
Travel	154	140
Other	169	112
Total SG&A	$1,873	$2,185

14. Subsequent Events

Management of the Company has evaluated subsequent events through March 10, 2022, the date these consolidated financial statements were issued.

F-24

Shepherd’s Finance, LLC

Interim Condensed Consolidated Balance Sheets

(in thousands of dollars)	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and cash equivalents	$1,126	$3,735
Accrued interest receivable	571	598
Loans receivable, net	54,085	46,943
Real estate investments	1,608	1,651
Foreclosed assets, net	865	2,724
Premises and equipment	863	875
Other assets	1,259	1,089
Total assets	$60,377	$57,615
Liabilities and Members’ Capital
Customer interest escrow	$1,059	$479
Accounts payable and accrued expenses	392	296
Accrued interest payable	2,781	2,464
Notes payable secured, net of deferred financing costs	22,388	20,016
Notes payable unsecured, net of deferred financing costs	26,302	27,713
Due to preferred equity member	46	43
Total liabilities	$52,968	$51,011

Commitments and Contingencies (Note 10)

Redeemable Preferred Equity
Series C preferred equity	$5,462	$5,014

Members’ Capital
Series B preferred equity	1,860	1,720
Class A common equity	87	(130)
Members’ capital	$1,947	$1,590

Total liabilities, redeemable preferred equity and members’ capital	$60,377	$57,615

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-25

Shepherd’s Finance, LLC

Interim Condensed Consolidated Statements of Operations - Unaudited

For the Three and Six Months ended June 30, 2022 and 2021

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands of dollars)	2022	2021	2022	2021
Interest Income
Interest and fee income on loans	$2,516	$1,944	$4,877	$3,722
Interest expense:
Interest related to secured borrowings	526	518	1,043	1,075
Interest related to unsecured borrowings	723	801	1,455	1,611
Interest expense	1,249	1,319	2,498	2,686

Net interest income	1,267	625	2,379	1,036

Less: Loan loss provision	134	45	208	259

Net interest income after loan loss provision	1,133	580	2,171	777

Non-Interest Income
Gain on extinguishment of debt	-	-	-	10
Gain on sale of foreclosed assets	101	13	101	101

Total non-interest income	101	13	101	111

Income	1,234	593	2,272	888

Non-Interest Expense
Selling, general and administrative	713	438	1,410	975
Depreciation and amortization	12	13	24	29
Loss on sale of foreclosed assets	-	51	-	69
Impairment loss on foreclosed assets	-	-	-	10
Total non-interest expense	725	502	1,434	1,083

Net Income (Loss)	$509	$91	$838	$(195)

Earned distribution to preferred equity holders	204	135	399	250

Net income (loss) attributable to common equity holders	$305	$(44)	$439	$(445)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-26

Shepherd’s Finance, LLC

Interim Condensed Consolidated Statements of Changes in Members’ Capital – Unaudited

For the Six and Three Months Ended June 30, 2022 and 2021

For the Six Months Ended June 30, 2022 and 2021

(in thousands of dollars)	2022	2021

Members’ capital, beginning balance, December 31	$1,590	$1,677
Net income (loss) less distributions to Series C preferred equity holders of $308 and $250	530	(445)
Contributions from Series B preferred equity holders	140	60
Earned distributions to Series B preferred equity holders	(90)	-
Distributions to common equity holders	(223)	-

Members’ capital, ending balance, June 30	$1,947	$1,292

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

For the Three Months Ended June 30, 2022 and 2021

(in thousands of dollars)	2022	2021

Members’ capital, beginning balance, March 31	$1,741	$1,286
Net loss less distributions to Series C preferred equity holders of $158 and $135	351	(44)
Contributions from Series B preferred equity holders	30	50
Earned distributions to Series B preferred equity holders	(46)	-
Distributions to common equity holders	(129)	-
Members’ capital, ending balance, June 30	$1,947	$1,292

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-27

Shepherd’s Finance, LLC

Interim Condensed Consolidated Statements of Cash Flows - Unaudited

For the Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,
(in thousands of dollars)	2022	2021

Cash flows from operations
Net income (loss)	$838	$(195)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Amortization of deferred financing costs	122	80
Provision for loan losses	208	259
Change in loan origination fees, net	448	488
Gain on sale of foreclosed assets	(101)	(101)
Loss on sale of foreclosed assets	-	69
Impairment and loss on foreclosed assets	-	10
Depreciation and amortization	24	29
Gain on extinguishment of debt	-	(10)
Net change in operating assets and liabilities:
Other assets	(181)	(80)
Accrued interest receivable	27	230
Customer interest escrow	493	(89)
Accrued interest payable	668	544
Accounts payable and accrued expenses	96	152

Net cash provided by operating activities	2,642	1,386

Cash flows from investing activities
Loan originations and principal collections, net	(6,781)	(149)
Investment in foreclosed assets	(153)	(439)
Additions for construction in real estate investments	(1,159)	(59)
Deposits for construction in real estate investments	185	-
Proceeds from the sale of real estate investments	1,017	-
Proceeds from the sale of foreclosed assets	1,096	2,119

Net cash (used in) provided by investing activities	(5,795)	1,472

Cash flows from financing activities
Contributions from preferred B equity holders	140	60
Contributions from preferred C equity holders	200	800
Distributions to preferred equity holders	(61)	(41)
Distributions to common equity holders	(223)	-
Proceeds from secured notes payable	6,493	5,018
Repayments of secured notes payable	(4,280)	(7,183)
Proceeds from unsecured notes payable	2,253	5,398
Redemptions/repayments of unsecured notes payable	(3,840)	(5,830)
Proceeds from PPP Loan and EIDL Advance	-	361
Deferred financing costs paid	(138)	(72)

Net cash provided by (used in) financing activities	544	(1,489)

Net (decrease) increase in cash and cash equivalents	(2,609)	1,369
Cash and cash equivalents
Beginning of period	3,735	4,749
End of period	$1,126	$6,118

Supplemental disclosure of cash flow information
Cash paid for interest	$2,181	$3,117

Non-cash investing and financing activities
Earned by Series B preferred equity holders but not distributed to customer interest escrow	$46	$-
Earned by Series B preferred equity holders and distributed to customer interest escrow	$87	$106
Earned but not paid distributions of Series C preferred equity holders	$248	$250
Secured transferred to unsecured notes payable	$159	$315
Foreclosure of assets transferred from loans receivable, net	$-	$274
Foreclosure of assets transferred to loans receivable, net	$1,017	$-
Accrued interest payable transferred to unsecured notes payable	$351	$975
EIDL advance forgiveness in reduction of debt	$-	$10

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-28

Shepherd’s Finance, LLC

Notes to Interim Condensed Consolidated Financial Statements (unaudited)

Information presented throughout these notes to the interim condensed consolidated financial statements (unaudited) is in thousands of dollars.

1. Description of Business and Basis of Presentation

Description of Business

Shepherd’s Finance, LLC and subsidiary (the “Company”) was originally formed as a Pennsylvania limited liability company on May 10, 2007. The Company is the sole member of a consolidating subsidiary, Shepherd’s Stable Investments, LLC. The Company operates pursuant to its Second Amended and Restated Limited Liability Company Agreement, as amended, by and among Daniel M. Wallach and the other members of the Company effective as of March 16, 2017, and as subsequently amended.

The Company extends commercial loans to residential homebuilders (in 21 states as of June 30, 2022) to:

●	construct single family homes,
●	develop undeveloped land into residential building lots, and
●	purchase older homes and then rehabilitate the home for sale.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements for the period ended June 30, 2022 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. The accompanying condensed consolidated balance sheet as of December 31, 2021 has been derived from audited consolidated financial statements. While certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), management believes that the disclosures herein are adequate to make the unaudited interim condensed consolidated information presented not misleading. In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments necessary for a fair presentation of the consolidated financial position, results of operations, and cash flows for the periods presented. Such adjustments are of a normal, recurring nature. The consolidated results of operations for any interim period are not necessarily indicative of results expected for the fiscal year ending December 31, 2022. These unaudited interim condensed consolidated financial statements should be read in conjunction with the 2021 consolidated financial statements and notes thereto (the “2021 Financial Statements”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”). The accounting policies followed by the Company are set forth in Note 2 – Summary of Significant Accounting Policies in the 2021 Financial Statements.

Accounting Standards to be Adopted

Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments.” The amendments in ASU 2016-13 introduce a new current expected credit loss (“CECL”) model for certain financial assets, including mortgage loans and reinsurance receivables. The new model will not apply to debt securities classified as available-for-sale. For assets within the scope of the new model, an entity will recognize as an allowance against earnings its estimate of the contractual cash flows not expected to be collected on day one of the asset’s acquisition. The allowance may be reversed through earnings if a security recovers in value. This differs from the current impairment model, which requires recognition of credit losses when they have been incurred and recognizes a security’s subsequent recovery in value in other comprehensive income. ASU 2016-13 also makes targeted changes to the current impairment model for available-for-sale debt securities, which comprise the majority of the Company’s invested assets. Similar to the CECL model, credit loss impairments will be recorded in an allowance against earnings that may be reversed for subsequent recoveries in value. The amendments in ASU 2016-13, along with related amendments in ASU 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses,” are effective for annual and interim periods beginning after December 15, 2019 on a modified retrospective basis. For smaller reporting companies, the effective date for annual and interim periods is January 1, 2023. The Company is reviewing its policies and processes to ensure compliance with the requirements in ASU 2016-13.

F-29

Reclassifications

Certain reclassifications have been made to the prior period’s financial statements and disclosures to conform to the current period’s presentation.

2. Fair Value

The Company had no financial instruments measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021.

The following tables present the balances of non-financial instruments measured at fair value on a non-recurring basis as of June 30, 2022 and December 31, 2021.

	June 30, 2022		Quoted Prices in Active Markets for Identical	Significant Other Observable	Significant Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$865	$865	$–	$–	$865
Impaired loans due to COVID-19, net	3,135	3,135	–	–	3,135
Other impaired loans, net	1,731	1,731	–	–	1,731
Total	$5,731	$5,731	$–	$–	$5,731

	December 31, 2021		Quoted Prices in Active Markets for Identical	Significant Other Observable	Significant Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$2,724	$2,724	$–	$–	$2,724
Impaired loans due to COVID-19, net	5,129	5,129	–	–	5,129
Other impaired loans, net	2,572	2,572	–	–	2,572
Total	$10,425	$10,425	$–	$–	$10,425

The table below is a summary of fair value estimates for financial instruments:

	June 30, 2022		December 31, 2021
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets
Cash and cash equivalents	$1,126	$1,126	$3,735	$3,735
Loan receivable, net	54,085	54,085	46,943	46,943
Accrued interest on loans	571	571	598	598
Financial Liabilities
Customer interest escrow	1,059	1,059	479	479
Notes payable secured, net	22,388	22,388	20,016	20,016
Notes payable unsecured, net	26,302	26,302	27,713	27,713
Accrued interest payable	2,781	2,781	2,464	2,464

F-30

3. Financing Receivables

Financing receivables are comprised of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Loans receivable, gross	$58,348	$50,763
Less: Deferred loan fees	(1,609)	(1,143)
Less: Deposits	(909)	(934)
Plus: Deferred origination costs	323	305
Less: Allowance for loan losses	(2,068)	(2,048)

Loans receivable, net	$54,085	$46,943

The allowance for loan losses at June 30, 2022 was $2,068 which primarily consisted of $232 for loans without specific reserves, $216 for loans with specific reserves and $1,620 for loans with specific reserves due to the impact of COVID-19.

As of December 31, 2021 the allowance for loan losses was $2,048 which primarily consisted of $163 for loans without specific reserves, $342 for loans with specific reserves, $60 for special mention loans and $1,483 for loans with specific reserves due to the impact of COVID-19.

During the six months ended June 30, 2022 and year ended December 31, 2021, we incurred $188 and $509 in direct charge offs, respectively.

Commercial Construction and Development Loans

Construction Loan Portfolio Summary

As of June 30, 2022, the Company’s portfolio consisted of 226 commercial construction and 20 development loans with 60 borrowers in 21 states.

The following is a summary of the loan portfolio to builders for home construction loans as of June 30, 2022 and December 31, 2021:

Year	Number of States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)(3)	Loan Fee
2022	21	60	226	$112,949	$75,278	$49,410	67%	5%
2021	20	66	224	$98,935	$66,008	$43,106	67%	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

F-31

Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of June 30, 2022 and December 31, 2021:

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)(4)	Interest Spread
2022	9	14	20	$19,703	$11,641	$8,938	45%	Varies
2021	6	12	15	$12,464	$9,095	$7,657	61%	varies

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid. As of June 30, 2022 and December 31, 2021, a portion of this collateral is $1,860 and $1,720, respectively, of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity might be difficult to sell, which may impact our ability to recover the loan balance. In addition, a portion of the collateral value is estimated based on the selling prices anticipated for the homes.

(2)	The commitment amount does not include letters of credit and cash bonds.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

Credit Quality Information

The following tables present credit-related information at the “class” level in accordance with FASB Accounting Standard Codification 310-10-50, “Disclosures about the Credit Quality of Finance Receivables and the Allowance for Credit Losses.” See our 2021 Form 10-K, as filed with the SEC, for more information.

Gross finance receivables – By risk rating:

	June 30, 2022	December 31, 2021

Pass	$50,904	$38,893
Special mention	743	2,344
Classified – accruing	–	–
Classified – nonaccrual	6,701	9,526

Total	$58,348	$50,763

Finance Receivables – Method of impairment calculation:

	June 30, 2022	December 31, 2021

Performing loans evaluated individually	$18,605	$16,495
Performing loans evaluated collectively	33,042	24,742
Non-performing loans without a specific reserve	796	596
Non-performing loans with a specific reserve	5,905	8,930

Total evaluated collectively for loan losses	$58,348	$50,763

As June 30, 2022 and December 31, 2021, there were no loans acquired with deteriorated credit quality.

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Impaired Loans

The following is a summary of our impaired non-accrual commercial construction loans as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021

Unpaid principal balance (contractual obligation from customer)	$6,889	$10,035
Charge-offs and payments applied	(188)	(509)
Gross value before related allowance	6,701	9,526
Related allowance	(1,835)	(1,825)
Value after allowance	$4,866	$7,701

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of loans receivable. Our concentration risks for our top three customers listed by geographic real estate market are summarized in the table below:

	June 30, 2022		December 31, 2021
		Percent of		Percent of
	Borrower	Loan	Borrower	Loan
	City	Commitments	City	Commitments

Highest concentration risk	Pittsburgh, PA	30%	Pittsburgh, PA	26%
Second highest concentration risk	Cape Coral, FL	8%	Orlando, FL	7%
Third highest concentration risk	Orlando, FL	5%	Spokane, WA	4%

4. Real Estate Investment Assets

The following table is a roll forward of real estate investment assets:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Beginning balance	$1,651	$1,181	$1,181
Deposits from real estate investments	(185)	(200)	–
Proceeds from the sale of real estate investments	(1,017)	–	–
Additions for construction/development	1,159	670	59
Ending balance	$1,608	$1,651	$1,240

F-33

5. Foreclosed Assets

The following table is a roll forward of foreclosed assets:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Beginning balance	$2,724	$4,449	$4,449
Transfers (to) from loan receivables, net	(1,017)	791	274
Additions for construction/development	153	818	439
Sale proceeds	(1,096)	(3,418)	(2,119)
Loss on foreclosure	-	(47)	-
Loss on sale of foreclosed assets	-	(92)	(69)
Gain on foreclosure	-	67	-
Gain on sale of foreclosed assets	101	166	101
Impairment loss on foreclosed assets	-	(10)	(10)
Ending balance	$865	$2,724	$3,065

6. Borrowings

The following table displays our borrowings and a ranking of priority:

	Priority Rank	June 30, 2022	December 31, 2021
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$22,051	$19,165
Secured lines of credit from affiliates	2	344	859
Unsecured line of credit (senior)	3	1,250	1,250
Other unsecured debt (senior subordinated)	4	1,094	1,053
Unsecured Notes through our public offering, gross	5	20,349	20,636
Other unsecured debt (subordinated)	5	3,545	4,693
Other unsecured debt (junior subordinated)	6	447	447

Total		$49,080	$48,103

The following table shows the maturity of outstanding debt as of June 30, 2022:

Year Maturing	Total Amount Maturing	Public Offering	Other Unsecured	Secured Borrowings
2022	$25,564	$3,269	$703	$21,592
2023	7,433	5,098	2,264	71
2024	8,822	6,108	2,587	127
2025	5,588	5,117	398	73
2026 and thereafter	1,673	757	384	532
Total	$49,080	$20,349	$6,336	$22,395

Secured Borrowings

Lines of Credit

As of June 30, 2022 and December 31, 2021, the Company had $344 and $859 borrowed against its lines of credit from affiliates, respectively, which have a total limit of $2,500.

None of our lines of credit have given us notice of nonrenewal during the second quarter or first six months of 2022, and the lines will continue to automatically renew unless notice of nonrenewal is given by a lender.

F-34

Secured Deferred Financing Costs

The Company had secured deferred financing costs of $7 and $8 as of June 30, 2022 and December 31, 2021, respectively.

Borrowings secured by loan assets are summarized below:

	June 30, 2022		December 31, 2021
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$6,771	$4,905	$4,847	$2,969
S.K. Funding	10,873	6,300	8,084	5,500

Lender
Shuman	527	125	566	125
Jeff Eppinger	3,586	1,500	3,328	1,500
R. Scott Summers	1,606	847	1,475	847
John C. Solomon	993	563	1,139	563
Judith Y. Swanson	11,009	7,000	9,803	6,841

Total	$35,365	$21,240	$29,242	$18,345

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program at June 30, 2022 and December 31, 2021 was 8.90% and 9.28%, respectively, not including the amortization of deferred financing costs. We generally offer four durations at any given time, ranging from 12 to 48 months from the date of issuance. There are limited rights of early redemption. Our 36-month Note has a mandatory early redemption option, subject to certain conditions. The following table shows the roll forward of our Notes Program:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Gross Notes outstanding, beginning of period	$20,636	$21,482	$21,482
Notes issued	1,303	7,876	6,330
Note repayments / redemptions	(1,590)	(8,722)	(6,213)

Gross Notes outstanding, end of period	$20,349	$20,636	$21,599

Less deferred financing costs, net	(383)	(367)	(407)

Notes outstanding, net	$19,966	$20,269	$21,192

F-35

The following is a roll forward of deferred financing costs:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Deferred financing costs, beginning balance	$1,061	$942	$942
Additions	138	119	71
Deferred financing costs, ending balance	1,199	1,061	1,013
Less accumulated amortization	(816)	(694)	(606)
Deferred financing costs, net	$383	$367	$407

The following is a roll forward of the accumulated amortization of deferred financing costs:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Accumulated amortization, beginning balance	$694	$526	$526
Additions	122	168	80
Accumulated amortization, ending balance	$816	$694	$606

Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	June 30, 2022	December 31, 2021
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Swanson	July 2022	10.0%	-	159
Unsecured Line of Credit from Builder Finance, Inc.	January 2023	10.0%	750	750
Subordinated Promissory Note	April 2024	10.0%	100	100
Subordinated Promissory Note	August 2022	11.0%	200	200
Subordinated Promissory Note	February 2023	10.0%	600	600
Subordinated Promissory Note	June 2023	10.0%	400	400
Subordinated Promissory Note	March 2024	9.75%	500	-
Subordinated Promissory Note	December 2022	5.0%	3	3
Subordinated Promissory Note	December 2023	11.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	20	20
Subordinated Promissory Note	January 2025	10.0%	15	15
Subordinated Promissory Note	January 2026	8.0%	10	-
Subordinated Promissory Note	November 2023	9.5%	200	200
Subordinated Promissory Note	October 2024	10.0%	700	700
Subordinated Promissory Note	December 2024	10.0%	100	100
Subordinated Promissory Note	April 2025	10.0%	202	202
Subordinated Promissory Note	July 2023	8.0%	100	100
Subordinated Promissory Note	July 2024	5.0%	-	1,500
Subordinated Promissory Note	September 2023	7.0%	94	94
Subordinated Promissory Note	October 2023	7.0%	100	100
Subordinated Promissory Note	December 2025	8.0%	180	180
Senior Subordinated Promissory Note	March 2026(3)	10.0%	-	334
Senior Subordinated Promissory Note	March 2026(3)	8.0%	375	-
Senior Subordinated Promissory Note	October 2024(4)	1.0%	720	720
Junior Subordinated Promissory Note	October 2024(4)	20.0%	447	447
			$6,336	$7,444

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2)	Due six months after lender gives notice.

(3)	Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4)	These notes were issued to the same holder and, when calculated together, yield a blended return of 10% per annum.

F-36

7. Redeemable Preferred Equity

The following is a roll forward of our Series C cumulative preferred equity (“Series C Preferred Units”):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021

Beginning balance	$5,014	$3,582	$3,582
Additions from new investment	200	1,000	800
Distributions	(61)	(101)	(41)
Additions from reinvestments	309	533	250

Ending balance	$5,462	$5,014	$4,591

The following table shows the earliest redemption options for investors in our Series C Preferred Units as of June 30, 2022:

Year Maturing	Total Amount Redeemable
2024	$3,418
2025	427
2026	309
2027	1,105
2028	203
Total	$5,462

8. Members’ Capital

There are currently two classes of equity units outstanding that the Company classifies as Members’ Capital: Class A common units (“Class A Common Units”) and Series B cumulative preferred units (“Series B Preferred Units”). As of June 30, 2022, the Class A Common Units are held by eight members, all of whom have no personal liability. All Class A common members have voting rights in proportion to their capital account. There were 2,629 Class A Common Units outstanding as of June 30, 2022 and December 31, 2021.

The Series B Preferred Units were issued to the Hoskins Group through a reduction in a loan issued by the Hoskins Group to the Company. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units for $10 at each closing of a lot to a third party in the land securing certain development loans. As of June 30, 2022, the Hoskins Group owned a total of 18.6 Series B Preferred Units, which were issued for a total of $1,860.

9. Related Party Transactions

As of June 30, 2022, the Company had $1,250, $250, and $656 available to borrow against the line of credit from Daniel M. Wallach (our Chief Executive Officer and chairman of the board of managers) and his wife, the line of credit from the 2007 Daniel M. Wallach Legacy Trust, and the line of credit from William Myrick (our Executive Vice President), respectively. A more detailed description is included in Note 7 to the 2021 Financial Statements. These borrowings are included in notes payable secured, net of deferred financing costs on the interim condensed consolidated balance sheet.

During the six months ended June 30, 2022, Mr. Myrick originated one loan for approximately $24 and the Company services the loan and in return received a 5% loan fee. In addition, $653 was borrowed against the Myrick LOC to fund construction on the three loans originated by Mr. Myrick. During the quarter ended June 30, 2022, an additional $138 was added to the Myrick LOC.

As of December 31, 2021, the Company serviced two loans originated by Mr. Myrick for which it received a 5% loan fee and borrowed $141 against the Myrick LOC to originate and fund construction on the two such loans.

10. Commitments and Contingencies

Unfunded commitments to extend credit, which have similar collateral, credit risk, and market risk to our outstanding loans, were $25,869 and $22,902 at June 30, 2022 and December 31, 2021, respectively.

F-37

11. Selected Quarterly Condensed Consolidated Financial Data (Unaudited)

Summarized unaudited quarterly condensed consolidated financial data for the quarters of 2022 and 2021 are as follows:

	Quarter 2	Quarter 1	Quarter 4	Quarter 3	Quarter 2	Quarter 1
	2022	2022	2021	2021	2021	2021

Net interest income	$1,267	$1,112	$958	$830	$625	$411
Loan loss provision	134	74	246	83	45	214
Net interest income after loan loss provision	1,133	1,038	712	747	580	197
Gain on sale of foreclosed assets	101	–	1	64	13	88
Gain on foreclosure of assets	–	–	67	–	–	–
Gain on extinguishment of debt	–	–	–	361	–	10
SG&A expense	713	697	415	483	438	537
Depreciation and amortization	12	12	12	12	13	16
Loss on sale of foreclosed assets	–	–	23	–	51	18
Loss on foreclosure of assets	–	–	47	–	–	–
Impairment loss on foreclosed assets	–	–	–	–	–	10
Net income (loss)	$509	$329	$283	$677	$91	$(286)

12. Non-Interest Expense Detail

The following table displays our selling, general and administrative (“SG&A”) expenses:

	For the Six Months Ended June 30,
	2022	2021
Selling, general and administrative expenses
Legal and accounting	$153	$126
Salaries and related expenses	789	328
Board related expenses	50	50
Advertising	62	61
Rent and utilities	43	22
Loan and foreclosed asset expenses	142	237
Travel	78	60
Other	93	91
Total SG&A	$1,410	$975

13. Subsequent Events

Management of the Company has evaluated subsequent events through August 15, 2022, the date these interim condensed consolidated financial statements were issued.

F-38

$70,000,000 in Fixed Rate Subordinated Notes

PROSPECTUS

[__], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$4,172
Legal Fees and Expenses	550,000
Accounting Fees and Expenses	25,500
Printing and Engraving Expenses	6,700
Blue Sky Fees and Expenses	60,000
Trustee Fees	56,000
Total*	$702,372

* Assumes the maximum offering amount is raised.

Item 14. Indemnification of Directors and Officers.

None of the Registrant’s managers nor its officers shall be liable to the Registrant or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Registrant, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Registrant shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officers against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Registrant, any of its members or any direct or indirect subsidiary of the foregoing in connection with the business of the Registrant; or

(ii) The fact that such person is or was acting in connection with the business of the Registrant as a partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent of the Registrant, any of its members, or any of their respective controlling affiliates, or that such person is or was serving at the request of the Registrant as a partner, member, manager, director, officer, employee or agent of any person including the Registrant or any subsidiary of the Registrant;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

II-1

The Registrant shall promptly reimburse (and/or advance to the extent reasonably required) each of its managers and its officers for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse the Registrant for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant may maintain liability insurance, which insures against liabilities that its managers or its officers may incur in such capacities.

Item 15. Recent Sales of Unregistered Securities.

Issuances of Series B Cumulative Redeemable Preferred Units

As of June 30, 2022, the Hoskins Group (consisting of Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins) owns a total of 18.6 Series B cumulative preferred units (“Series B Preferred Units”), which the Registrant issued for a total of $1,860,000. Of that total, 1.4, 0.9, 1.6, and 1.5 Series B Preferred Units were issued to the Hoskins Group during 2022, 2021, 2020, and 2019, respectively, pursuant to an agreement whereby the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which the Registrant lends the Hoskins Group development funds.

The proceeds received from the sale of the Series B Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series B Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series B Preferred Units.

Issuances of Series C Cumulative Redeemable Preferred Units

The Registrant initially issued Series C cumulative preferred units (“Series C Preferred Units”) in 2017 to various investors. Investors in the Series C Preferred Units may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, the Registrant issued a total of 1.727 additional Series C Preferred Units from March 31, 2017 to June 30, 2018 for a total purchase price of $172,700. On July 31, 2018, the Registrant redeemed all of the then-outstanding Series C Preferred Units.

On June 7, 2019, the Registrant sold two of its Series C Preferred Units to two joint investors for the total price of $200,000.

On October 13, 2019, the Registrant sold one of its Series C Preferred Units to Gregory L. Sheldon, one of the Registrant’s independent managers, and his wife, Madeline M. Sheldon, for the total price of $100,000.

On December 7, 2020, the Registrant sold three of its Series C Preferred Units to an investor for the total price of $300,000.

On February 10, 2021, the Registrant sold three of its Series C Preferred Units to two joint investors for the total price of $300,000.

II-2

On April 1, 2021, the Registrant sold five of its Series C Preferred Units to two joint investors for the total price of $500,000.

On November 11, 2021, the Registrant sold two of its Series C Preferred Units to Gregory L. Sheldon, one of the Registrant’s independent managers, and his wife, Madeline M. Sheldon, for the total price of $200,000.

On May 11, 2022, the Registrant sold two of its Series C Preferred Units to an investor for the total price of $200,000.

Investors in the Series C Preferred Units have also received additional Series C Preferred Units as a result of their participation in the Series C Reinvestment Program during the preceding three years. Pursuant to the Series C Reinvestment Program, the Registrant has issued approximately 7.04 Series C Preferred Units for distribution proceeds of approximately $704,000 during such period.

The proceeds received from the sale of the Series C Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series C Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series C Preferred Units.

Subordinated Promissory Note of October 7, 2019

On October 7, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $98,736. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on April 7, 2021.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of October 7, 2019

On October 7, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $75,504. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on April 7, 2021.

II-3

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of November 4, 2019

On November 4, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $500,000. This Subordinated Promissory Note bears interest at the rate of 6.5% per annum, based upon actual days outstanding and a 365/366 day year and matured on April 1, 2020.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of November 15, 2019

On November 15, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on November 15, 2020.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of November 15, 2019

On November 15, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $400,000. This Senior Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on November 15, 2020.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of December 2, 2019

On December 2, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $3,000. This Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Subordinated Promissory Note of December 10, 2019

On December 10, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $20,000. This Subordinated Promissory Note bears interest at the rate of 11.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Notes of December 23, 2019

On December 23, 2019, the Registrant issued three Subordinated Promissory Notes in the total principal amount of $600,000. These Senior Subordinated Promissory Notes bear interest at the rate of 11% per annum, based upon actual days outstanding and a 365/366 day year and matured on February 23, 2021.

The proceeds received from the Subordinated Promissory Notes were used for the funding of construction loans. The transactions described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the purchasers represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investments.

Subordinated Promissory Note of December 25, 2019

On December 25, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $146,232. This Subordinated Promissory Note bears interest at the rate of 10.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of February 5, 2020

On February 5, 2020, the Registrant issued a Subordinated Promissory Note in the principal amount of $20,000. This Subordinated Promissory Note bears interest at the rate of 11% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Subordinated Promissory Note of April 20, 2020

On April 20, 2020, the Registrant issued a Subordinated Promissory Note in the principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Junior Subordinated Promissory Note of October 5, 2020

On October 5, 2020, the Registrant issued a Junior Subordinated Promissory Note in the principal amount of $447,346. This Junior Subordinated Promissory Note bears interest at the rate of 20% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Junior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Senior Subordinated Promissory Note of October 5, 2020

On October 5, 2020, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $719,607. This Senior Subordinated Promissory Note bears interest at the rate of 1% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of October 21, 2020

On October 21, 2020, the Registrant issued a Subordinated Promissory Note in the principal amount of $700,000. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Subordinated Promissory Note of November 7, 2020

On November 7, 2020, the Registrant issued a Subordinated Promissory Note in the principal amount of $200,580. This Subordinated Promissory Note bears interest at the rate of 9.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of December 7, 2020

On December 7, 2020, the Registrant issued a Subordinated Promissory Note in the principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of January 13, 2021

On January 13, 2021, the Registrant issued a Subordinated Promissory Note in the principal amount of $15,000. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Notes of February 24, 2021

On February 24, 2021, the Registrant issued three Subordinated Promissory Notes in the total principal amount of $600,000. These Subordinated Promissory Notes bear interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Notes were used for the funding of construction loans. The transactions described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investments.

II-7

Subordinated Promissory Note of April 8, 2021

On April 8, 2021, the Registrant issued a Subordinated Promissory Note in the principal amount of $114,660. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of April 8, 2021

On April 8, 2021, the Registrant issued a Subordinated Promissory Note in the principal amount of $87,681. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Notes of June 24, 2021

On June 24, 2021, the Registrant issued two Subordinated Promissory Notes in the total principal amount of $400,000. These Subordinated Promissory Notes bear interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Notes were used for the funding of construction loans. The transactions described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investments.

II-8

Subordinated Promissory Note of July 1, 2021

On July 1, 2021, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,500,000. This Subordinated Promissory Note bears interest at the rate of 5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of July 20, 2021

On July 20, 2021, the Registrant issued a Subordinated Promissory Note in the total principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 8% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of September 16, 2021

On September 16, 2021, the Registrant issued a Subordinated Promissory Note in the total principal amount of $93,869. This Subordinated Promissory Note bears interest at the rate of 7% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of October 26, 2021

On October 26, 2021, the Registrant issued a Subordinated Promissory Note in the total principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 7% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Subordinated Promissory Note of December 26, 2021

On December 26, 2021, the Registrant issued a Subordinated Promissory Note in the total principal amount of $180,293. This Subordinated Promissory Note bears interest at the rate of 8% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of January 12, 2022

On January 12, 2022, the Registrant issued a Subordinated Promissory Note in the total principal amount of $10,000. This Subordinated Promissory Note bears interest at the rate of 8% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Notes of March 1, 2022

On March 1, 2022, the Registrant issued five Subordinated Promissory Notes in the total principal amount of $500,000. These Subordinated Promissory Notes bear interest at the rate of 9.75% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Notes were used for the funding of construction loans. The transactions described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investments.

Senior Subordinated Promissory Notes of March 31, 2022

On March 31, 2022, the Registrant issued one Senior Subordinated Promissory Notes in the total principal amount of $374,400. The Senior Subordinated Promissory Note bears interest at the rate of 8.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note was used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, were made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investments.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Name of Exhibit
3.1	Certificate of Conversion, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

3.2	Certificate of Formation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

3.3	Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 13, 2017, Commission File No. 333-203707

3.4	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q, filed May 9, 2019, Commission File No. 333-203707

3.5	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 31, 2020, Commission File No. 333-224557

4.1*	Form of Indenture Agreement (including Form of Note)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) as to the legality of securities

10.1	Amended, Restated and Consolidated Credit Agreement dated January 27, 2022 by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark L. Hoskins, incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2021, filed on March 10, 2022, Commission File No. 333-224557

10.2	Open-End Mortgage dated December 30, 2011 between Benjamin Marcus Homes, L.L.C. and Shepherd’s Finance, LLC, related to the Hamlets of Springdale, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.3	Open-End Mortgage dated December 30, 2011 between Investor’s Mark Acquisitions, LLC and Shepherd’s Finance, LLC, related to the Tuscany Subdivision, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.4	Commercial Guaranty dated December 30, 2011 by Mark L. Hoskins, Investor’s Mark Acquisitions, LLC, and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.5	Amended and Restated Commercial Pledge Agreement dated December 30, 2011 by Investor’s Mark Acquisitions, LLC and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.6	Assignment, Assumption, Amendment, and Restatement of Mortgage dated December 30, 2011 between 84 Financial L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.7	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to 2007 Daniel M. Wallach Legacy Trust, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.8	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.9	Commercial Pledge Agreement dated December 30, 2011 by Shepherd’s Finance, LLC in favor of 2007 Daniel M. Wallach Legacy Trust and Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.10	Subordination of Mortgage dated September 27, 2013 between Benjamin Marcus Homes, L.L.C., Shepherd’s Finance, LLC, and United Bank, Inc., incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, Commission File No. 333-181360

10.11	Series B Cumulative Redeemable Preferred Unit Purchase Agreement dated December 31, 2014 between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2015, Commission File No. 333-181360

10.12	Loan Purchase and Sale Agreement dated as of April 28, 2015 between Shepherd’s Finance, LLC and Seven Kings Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2015, Commission File No. 333-181360

10.13	First Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, Inc., dated November 19, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2015, Commission File No. 333-203707

10.14	Series B Cumulative Preferred Unit Purchase Agreement by and between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, dated December 28, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 31, 2015, Commission File No. 333-203707

10.15	Second Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of February 19, 2016, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on February 25, 2016, Commission File No. 333-203707

10.16	Assignment of Mortgage from Shepherd’s Finance, LLC to S.K. Funding, LLC, dated June 30, 2016, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on July 7, 2016, Commission File No. 333-203707

10.17	Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707

II-11

Exhibit No.	Name of Exhibit

10.18	Confirmation Agreement between Shepherd’s Finance, LLC, 1st Financial Bank USA, and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707

10.19	Sixth Amendment to the Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of July 24, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2017, Commission File No. 333-203707

10.20	Line of Credit Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707

10.21	Collateral Assignment of Notes and Documents from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707

10.22	Master Loan Modification Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of April 11, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707

10.23	Secured Promissory Note from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017 and April 12, 2018, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707

10.24	First Amendment to Promissory Note by and among Shepherd’s Finance, LLC and Daniel M. Wallach and Joyce S. Wallach, dated June 14, 2018, incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2018, filed on August 9, 2018, Commission File No. 333-203707

10.25	First Amendment to Promissory Note by and among Shepherd’s Finance, LLC and 2007 Daniel M. Wallach Legacy Trust, dated June 14, 2018, incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2018, filed on August 9, 2018, Commission File No. 333-203707

10.26	Loan Modification Agreement by and between Shepherd’s Finance, LLC and Paul Swanson, dated as of December 27, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 2, 2019, Commission File No. 333-203707

10.27	Loan Agreement by and between Shepherd’s Finance, LLC and LCA Bank Corporation, dated May 5, 2020, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2020, filed on May 11, 2020, Commission File No. 333-224557

10.28	Note from Shepherd’s Finance, LLC in favor of LCA Bank Corporation, dated May 5, 2020, incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2020, filed on May 11, 2020, Commission File No. 333-224557

10.29	Loan Agreement dated February 5, 2021 by and between the Registrant and LCA Bank Corporation, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 11, 2021, Commission File No. 333-224557

10.30	Promissory Note dated February 5, 2021 from the Company in favor of LCA Bank Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 11, 2021, Commission File No. 333-224557

21.1	Subsidiaries of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2021, filed on March 10, 2022, Commission File No. 333-224557

23.1*	Consent of Warren Averett, LLC

23.3*	Consent of Nelson Mullins (included in Exhibit 5.1)

24.1	Power of Attorney from Kenneth R. Summers, Eric A. Rauscher, and Greg Sheldon to Daniel M. Wallach, dated March 21, 2022, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, filed on March 22, 2022, Commission File No. 333-263759

25.1*	Statement of Eligibility of Trustee

107*	Filing Fees Exhibit

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** Pursuant to Regulation 406T of Regulation S-T, these Interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, and are otherwise not subject to liability.

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(b) Financial Statements: The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm on Financial Statements

(2) Consolidated Balance Sheets as of December 31, 2021 and 2020

(3) Consolidated Statements of Operations for the Years Ended December 31, 2021 and 2020

(4) Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2021 and 2020

(5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2021 and 2020

(6) Notes to Consolidated Financial Statements

Unaudited Financial Statements

(1) Interim Condensed Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021

(2) Interim Condensed Consolidated Statements of Operations (Unaudited) for the Three and Six Months Ended June 30, 2022 and 2021

(3) Interim Condensed Consolidated Statement of Changes in Members’ Capital (Unaudited) for the Six Months Ended June 30, 2022 and 2021 and for the Three Months Ended June 30, 2022 and 2021

(4) Interim Condensed Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2022 and 2021

(5) Notes to Interim Consolidated Financial Statements (Unaudited)

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 12, 2022.

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Wallach	Chief Executive Officer and Manager	September 12, 2022
Daniel M. Wallach	(Principal Executive Officer)

/s/ Catherine Loftin	Chief Financial Officer	September 12, 2022
Catherine Loftin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth R. Summers*	Manager	September 12, 2022
Kenneth R. Summers

/s/ Eric A. Rauscher*	Manager	September 12, 2022
Eric A. Rauscher

/s/ Gregory L. Sheldon*	Manager	September 12, 2022
Gregory L. Sheldon

*By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Attorney-in-Fact, pursuant to Power of Attorney dated March 21, 2022.

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